                                                                    EXHIBIT 99.1

                   [MARSHALL & ILSLEY CORPORATION LETTERHEAD]

                                                               December 30, 1993

Dear Shareholder:

     There will be a special meeting of the shareholders of Marshall & Ilsley Corporation to be held at the M&I Marshall & Ilsley Bank, 770 North Water Street, Milwaukee, Wisconsin at 10:00 a.m., local time, on Tuesday, February 15, 1994.

     The purpose of the meeting is to vote on proposals related to the merger of Valley Bancorporation with and into Marshall & Ilsley Corporation. Shareholders will be asked to vote on three items: (1) to approve the Agreement and Plan of Merger and related transactions, (2) to approve an amendment to the Articles of Incorporation to increase the size of the Board of Directors and to increase the number of authorized shares of Marshall & Ilsley Corporation common stock, and
(3) to approve the Marshall & Ilsley Corporation 1993 Executive Stock Option
Plan.

     The Agreement and Plan of Merger provides for the conversion of each outstanding share of Valley Bancorporation common stock into 1.72 shares of Marshall & Ilsley Corporation common stock. The proposed merger requires regulatory approvals and the approval of the Agreement and Plan of Merger by the holders of a majority of the outstanding shares of common stock of Marshall & Ilsley Corporation and of Valley Bancorporation. The proposed amendment to the Articles of Incorporation requires the approval of the holders of two-thirds of the outstanding shares of common stock of Marshall & Ilsley Corporation, and the proposal to approve the 1993 Executive Stock Option Plan requires the approval of the holders of a majority of the shares present, or represented, and entitled to vote on the proposal. Valley Bancorporation shareholders will consider approval of the Agreement and Plan of Merger at their separate meeting also to be held on February 15, 1994.

     The Board of Directors of Marshall & Ilsley Corporation believes that the merger is in the best interests of Marshall & Ilsley Corporation and its shareholders and unanimously recommends that you vote FOR the approval of the Agreement and Plan of Merger and the transactions contemplated thereby, the amendment to the Articles of Incorporation, and the 1993 Executive Stock Option Plan. The enclosed Joint Proxy Statement-Prospectus explains in detail the proposed merger, the amendment to the Articles of Incorporation, and the 1993 Executive Stock Option Plan. Please carefully review and consider all of this information.

     It is especially important that your shares be represented and voted at the meeting. Although you may currently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you attend the meeting, you may still vote in person even if you previously returned your proxy card.

                                          Sincerely yours,

                                          J. B. Wigdale
                                          Chairman of the Board and
                                          Chief Executive Officer

                         MARSHALL & ILSLEY CORPORATION
                             770 NORTH WATER STREET
                           MILWAUKEE, WISCONSIN 53202

                           -------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               February 15, 1994

To the Shareholders of Marshall & Ilsley Corporation:

     Notice is hereby given that a Special Meeting of Shareholders of Marshall & Ilsley Corporation ("M&I") will be held at the M&I Marshall & Ilsley Bank, 770 North Water Street, on Tuesday, February 15, 1994 at 10:00 a.m., local time, for the following purposes:

          (1) To consider and act upon a proposal to approve the Agreement and Plan of Merger dated as of September 19, 1993 between M&I and Valley Bancorporation ("Valley"), a copy of which is attached as Appendix A to the accompanying Joint Proxy Statement-Prospectus, providing for the merger of Valley with and into M&I;

          (2) To consider and act upon a proposal to amend M&I's Restated Articles of Incorporation, as amended, which proposed amendment is attached as Appendix C to the accompanying Joint Proxy Statement-Prospectus, in order to (i) increase the authorized Common Stock of M&I from 80,000,000 shares to 160,000,000 shares, (ii) remove the limitation that the Board of Directors shall not be less than 8 nor more than 15 directors and replace it with a provision which provides that the Board of Directors shall not be less than 3 directors, and (iii) remove the limitation that only two newly created directorships may be filled by the directors in any period between annual meetings of shareholders;

          (3) To consider and act upon a proposal to approve the Marshall & Ilsley Corporation 1993 Executive Stock Option Plan, a copy of which is attached as Appendix F to the accompanying Joint Proxy
     Statement-Prospectus; and

          (4) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 20, 1993 will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE IS NECESSARY TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION. THEREFORE, SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          By Order of the Board of Directors,

                                          M.A. Hatfield, Secretary

December 30, 1993

                         MARSHALL & ILSLEY CORPORATION
                                      AND
                             VALLEY BANCORPORATION
                             JOINT PROXY STATEMENT

                         ------------------------------

                         MARSHALL & ILSLEY CORPORATION

                                   PROSPECTUS

     This Joint Proxy Statement-Prospectus is being furnished to the shareholders of Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), in connection with the solicitation of proxies by the Board of Directors of M&I for use at the Special Meeting of shareholders of M&I to be held on February 15, 1994, including any adjournment or postponement thereof (the "M&I Special Meeting"). This Joint Proxy Statement-Prospectus is first being mailed to M&I shareholders on or about December 30, 1993.

     This Joint Proxy Statement-Prospectus is also being furnished to the shareholders of Valley Bancorporation, a Wisconsin corporation ("Valley"), in connection with the solicitation of proxies by the Board of Directors of Valley for use at the Special Meeting of shareholders of Valley to be held on February 15, 1994, including any adjournment or postponement thereof (the "Valley Special Meeting"). This Joint Proxy Statement-Prospectus is first being mailed to Valley shareholders on or about December 30, 1993.

     At the M&I Special Meeting and the Valley Special Meeting (together, the "Special Meetings"), shareholders of M&I and Valley, respectively, will vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 19, 1993, between M&I and Valley (the "Merger Agreement"), pursuant to which, among other things, Valley would be merged with and into M&I (the "Merger"). In addition, at the M&I Special Meeting, shareholders of M&I will vote upon proposals to amend M&I's Restated Articles of Incorporation, as amended (the "M&I Articles"), and to approve the Marshall & Ilsley Corporation 1993 Executive Stock Option Plan ("1993 Stock Option Plan").

     This Joint Proxy Statement-Prospectus also constitutes the Prospectus of M&I with respect to up to 37,188,021 shares of M&I common stock, $1.00 par value (the "M&I Common Stock"), to be issued in the Merger. Upon consummation of the Merger, each then outstanding share of Valley common stock, $.50 par value (the "Valley Common Stock"), including rights appertaining thereto, will be converted into 1.72 shares of M&I Common Stock, except as described herein.

     M&I Common Stock is quoted under the symbol "MRIS" on the National Association of Securities Dealers Automated Quotations-National Market System ("NASDAQ/NMS").

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

THE SHARES OF M&I COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS
  ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
    OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                         ------------------------------

    THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS DECEMBER 30, 1993.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
AVAILABLE INFORMATION.................................................................     1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................     1
SUMMARY...............................................................................     3
  The Companies.......................................................................     3
  The Special Meetings................................................................     3
  The Merger..........................................................................     4
  Recommendations of the Boards of Directors and Reasons for the Merger...............     4
  Opinion of Financial Advisors.......................................................     5
  Conditions; Termination; Amendment..................................................     5
  Regulatory Approvals................................................................     6
  Accounting Treatment................................................................     6
  Certain Federal Income Tax Consequences.............................................     6
  Interests of Certain Persons in the Merger..........................................     7
  Stock Option Agreement..............................................................     7
  No Appraisal or Dissenters' Rights..................................................     8
  Comparative Stock Prices............................................................     8
  Selected Historical and Pro Forma Financial Data....................................     8
  Comparative Per Share Data (Unaudited)..............................................    12
THE SPECIAL MEETINGS..................................................................    13
  General.............................................................................    13
  Proposals to be Considered..........................................................    13
  Record Dates and Voting Rights......................................................    13
  Voting; Revocation of Proxies.......................................................    14
  Solicitation of Proxies.............................................................    15
THE MERGER............................................................................    15
  General.............................................................................    15
  Background of the Merger............................................................    15
  Reasons for the Merger and Recommendations of Boards of Directors...................    17
  Opinions of Financial Advisors......................................................    20
  Merger Consideration................................................................    30
  Effective Time......................................................................    30
  Conversion of Shares; Exchange of Certificates; No Fractional Shares................    30
  Representations and Warranties......................................................    32
  Conditions to the Merger............................................................    33
  Termination; Amendment and Waiver...................................................    34
  Conduct of Business Pending Merger..................................................    35
  No Solicitation of Transactions.....................................................    37
  Stock Option Agreement..............................................................    37
  Management and Operations After the Merger..........................................    39
  Interests of Certain Persons in the Merger..........................................    40
  Effect on Employee Benefits and Stock Options.......................................    41
  Accounting Treatment................................................................    41
  Certain Federal Income Tax Consequences.............................................    42
  Resale of M&I Common Stock by Affiliates............................................    42
  No Appraisal or Dissenters' Rights..................................................    43
CERTAIN RELATED TRANSACTIONS..........................................................    43
  Valley Rights Agreement Amendment...................................................    43
  Employment Agreements and Related Matters...........................................    43

                                                                                         PAGE
                                                                                         ----
CERTAIN REGULATORY CONSIDERATIONS.....................................................    46
  Federal Reserve Board Approval......................................................    46
  OTS Approval........................................................................    47
PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.....................................    47
AMENDMENT TO M&I ARTICLES OF INCORPORATION............................................    55
DESCRIPTION OF M&I CAPITAL STOCK......................................................    56
  In General..........................................................................    56
  M&I Common Stock....................................................................    56
  M&I Preferred Stock.................................................................    57
  M&I Series A Preferred Stock........................................................    57
  Certain Provisions of the Wisconsin Business Corporation Law........................    58
COMPARISON OF SHAREHOLDER RIGHTS......................................................    59
  Authorized Capital Stock............................................................    59
  Required Vote.......................................................................    59
  Size and Classification of Board of Directors.......................................    60
  Removal of Directors For "Cause"....................................................    60
  Newly Created Directorships and Vacancies on the Board of Directors.................    60
  Advance Notice of Proposals to be Brought at the Annual Meeting.....................    61
  Advance Notice of Nominations of Directors..........................................    61
  Certain Business Combinations.......................................................    61
  Shareholder Rights Plan.............................................................    62
  Anti-Takeover Effect of Certain Provisions..........................................    62
1993 EXECUTIVE STOCK OPTION PLAN......................................................    64
  General.............................................................................    64
  M&I Common Stock Subject to the 1993 Stock Option Plan..............................    64
  Administration......................................................................    64
  Eligibility.........................................................................    65
  Options to be Granted Under the 1993 Stock Option Plan..............................    65
  General Conditions; Termination of Employment.......................................    66
  Terms and Conditions of Non-Qualified Stock Options.................................    67
  Terms and Conditions of Incentive Stock Options.....................................    67
  Adjustment in Event of Capital Changes..............................................    67
  Duration and Amendment of the 1993 Stock Option Plan................................    68
  Accounting Treatment of Options.....................................................    68
  Tax Status of Options...............................................................    68
CERTAIN INFORMATION CONCERNING M&I AND VALLEY.........................................    69
EXPERTS...............................................................................    70
LEGAL OPINIONS........................................................................    70
SHAREHOLDER PROPOSALS.................................................................    71
APPENDIX A -- Agreement and Plan of Merger............................................   A-1
APPENDIX B -- Stock Option Agreement..................................................   B-1
APPENDIX C -- Proposed Amendment to Marshall & Ilsley Corporation Restated Articles
                    of Incorporation..................................................   C-1
APPENDIX D -- Opinion of Salomon Brothers Inc.........................................   D-1
APPENDIX E -- Opinion of Keefe, Bruyette & Woods, Inc.................................   E-1
APPENDIX F -- Marshall & Ilsley Corporation 1993 Executive Stock Option Plan..........   F-1

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY M&I OR VALLEY. THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     Each of M&I and Valley is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621, and copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     M&I has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission covering the shares of M&I Common Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof. Statements contained in this Joint Proxy Statement-Prospectus or in any document incorporated by reference herein as to the contents of any contract or other document are not necessarily complete and, in each instance where such contract or document is an exhibit to the Registration Statement or an incorporated document, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement or such incorporated document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by M&I (File No. 0-1220) with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement-Prospectus:

          (1) M&I's Annual Report on Form 10-K for the year ended December 31, 1992.

          (2) M&I's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1993.

          (3) M&I's Report on Form 10-C dated May 28, 1993.

          (4) M&I's Current Report on Form 8-K dated September 19, 1993 (as amended by M&I's Current Report on Form 8-K/A dated September 19, 1993).

          (5) The description of the M&I Common Stock contained in M&I's registration statement filed pursuant to Section 12(g) of the Exchange Act, any amendment or report filed for the purpose of updating such description, and as amended by the description of the M&I Common Stock contained herein. See "DESCRIPTION OF M&I CAPITAL STOCK."

     The following documents filed by Valley (File No. 0-2453) with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement-Prospectus:

          (1) Valley's Annual Report on Form 10-K for the year ended December 31, 1992 (as amended by Amendment No. 1 thereto on Form 10-K/A dated June 23, 1993).

          (2) Valley's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1993.

          (3) Valley's Report on Form 10-C dated August 27, 1993.

          (4) Valley's Current Report on Form 8-K dated September 19, 1993.

     All documents filed by M&I and Valley pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement-Prospectus and prior to the dates of the respective Special Meetings shall be deemed to be incorporated by reference into this Joint Proxy Statement-Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Joint Proxy Statement-Prospectus shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

     THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON. WITH RESPECT TO M&I'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO SECRETARY, MARSHALL & ILSLEY CORPORATION, 770 NORTH WATER STREET, MILWAUKEE, WISCONSIN 53202 (TELEPHONE: (414) 765-7801). WITH RESPECT TO VALLEY'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO SECRETARY, VALLEY BANCORPORATION, 100 W. LAWRENCE STREET, APPLETON, WISCONSIN 54911 (TELEPHONE: (414) 738-3836). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETINGS, ANY SUCH REQUEST SHOULD BE MADE BY FEBRUARY 8, 1994.

     All information contained in this Joint Proxy Statement-Prospectus relating to M&I has been supplied by M&I and all information relating to Valley has been supplied by Valley.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in the Joint Proxy Statement-Prospectus. This Summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement-Prospectus, the attached appendices and the documents incorporated herein. Unless otherwise indicated herein, M&I historical per share data has been retroactively restated for the 3 for 1 stock split effected in the form of a 200% stock dividend which was distributed to shareholders on May 28, 1993 and Valley historical per share data has been retroactively restated for the 3 for 2 stock split effected in the form of a 50% stock dividend which was distributed to shareholders on August 27, 1993. Shareholders are urged to read carefully this Joint Proxy Statement-Prospectus and the attached appendices in their entirety.

THE COMPANIES

     M&I. M&I is a Wisconsin corporation incorporated in 1959 and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). M&I's principal assets are the stock of its subsidiaries. M&I presently owns substantially all of the capital stock of 38 banks with a total of 131 offices in Wisconsin and 12 offices in Arizona. M&I also owns a number of companies engaged in businesses which are closely related to banking, including the businesses of data processing, investment management, trust services, mortgage banking, equipment leasing, venture capital and financial advisory services, brokerage services, and insurance agency. As a bank holding company, M&I provides financial and managerial assistance and services to its subsidiaries. At September 30, 1993, M&I had consolidated total assets of approximately $7.9 billion, consolidated total deposits of approximately $6.0 billion, and consolidated shareholders' equity of approximately $778 million. M&I's principal executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202, and its telephone number is (414) 765-7801.

     Valley. Valley is a Wisconsin corporation incorporated in 1962 and a registered bank holding company under the BHCA and registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"). Valley's principal assets are the stock of its subsidiaries. Valley presently owns substantially all of the capital stock of 15 banks and 2 savings associations with a total of 160 offices in Wisconsin. Valley also owns several companies engaged in businesses which are closely related to banking, including the businesses of trust and fiduciary services, credit card products and processing, brokerage services and insurance agency services. Valley provides financial and managerial assistance and services to its subsidiaries. At September 30, 1993, Valley had consolidated total assets of approximately $4.4 billion, consolidated total deposits of approximately $3.7 billion, and consolidated shareholders' equity of approximately $350 million. Valley's principal executive offices are located at 100 West Lawrence Street, Appleton, Wisconsin 54911, and its telephone number is (414) 738-3830.

THE SPECIAL MEETINGS

     M&I Special Meeting. The M&I Special Meeting will be held on Tuesday, February 15, 1994, at 10:00 a.m., local time, at the M&I Marshall & Ilsley Bank, 770 North Water Street, Milwaukee, Wisconsin. At the M&I Special Meeting, shareholders of M&I will be asked to consider and vote upon proposals (a) to approve the Merger Agreement, (b) to approve an amendment to the M&I Articles in order to (i) increase the authorized Common Stock of M&I from 80,000,000 shares to 160,000,000 shares, (ii) remove the limitation that the Board of Directors shall not be less than 8 nor more than 15 directors and replace it with a provision which provides that the Board of Directors shall not be less than 3 directors, and (iii) remove the limitation that only two newly created directorships may be filled by the directors in any period between annual meetings of shareholders (the "M&I Articles Amendment"), and (c) to approve the 1993 Stock Option Plan. Holders of M&I Common Stock at the close of business on December 20, 1993 (the "M&I Record Date") will be entitled to notice of and to vote at the M&I Special Meeting. Each share of M&I Common Stock is entitled to one vote on each proposal presented. As of the M&I Record Date, there were 60,828,773 outstanding shares of M&I Common Stock, of which 2,087,623 shares or approximately 3.4% were held by M&I directors, executive officers and their affiliates. As of the M&I Record Date, subsidiaries of M&I, acting as fiduciaries, custodians or agents, had sole or shared voting power over 6,211,068 shares or approximately 10.2% of the outstanding M&I Common Stock and Valley Trust Company, a subsidiary of Valley, had sole or shared voting power over 58,580 shares or less than 1% of the outstanding M&I Common Stock. The affirmative vote of two-thirds of the outstanding shares of M&I Common Stock as of the M&I Record Date is required to approve the M&I Articles Amendment, and the affirmative vote of a majority of the outstanding shares of M&I Common Stock is required to approve the Merger Agreement. Approval of the 1993 Stock Option Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote on the proposal to approve the 1993 Stock Option Plan at the M&I Special Meeting. Approval of the M&I Articles Amendment by holders of M&I Common Stock is required for consummation of the Merger. Approval of the Merger Agreement by holders of M&I Common Stock is not required for approval of the M&I Articles Amendment or the 1993 Stock Option Plan. Approval of the 1993 Stock Option Plan is not required for approval of the M&I Articles Amendment or consummation of the Merger. See "THE SPECIAL MEETINGS."

     Valley Special Meeting. The Valley Special Meeting will be held on Tuesday, February 15, 1994, at 10:00 a.m., local time, at the Paper Valley Hotel and Conference Center, 333 West College Avenue, Appleton, Wisconsin. At the Valley Special Meeting, shareholders of Valley will be asked to consider and vote upon a proposal to approve the Merger Agreement. Holders of Valley Common Stock at the close of business on December 20, 1993 (the "Valley Record Date") will be entitled to notice of and to vote at the Valley Special Meeting. Each share of Valley Common Stock is entitled to one vote. As of the Valley Record Date, there were 20,721,290 outstanding shares of Valley Common Stock, of which 1,477,272 shares or approximately 7.1% were held by Valley directors, executive officers and their affiliates. As of the Valley Record Date, Valley Trust Company, a subsidiary of Valley, acted in a fiduciary capacity with respect to 3,843,246 shares or approximately 18.5% of the outstanding Valley Common Stock and M&I and subsidiaries of M&I, acting as fiduciaries, custodians or agents, had sole or shared voting power over 115,821 shares or less than 1% of the outstanding Valley Common Stock. The affirmative vote of a majority of the outstanding shares of Valley Common Stock as of the Valley Record Date is required to approve the Merger Agreement. See "THE SPECIAL MEETINGS."

THE MERGER

     M&I and Valley have entered into the Merger Agreement which provides, after satisfaction or waiver of all conditions described therein, for the Merger of Valley with and into M&I, with M&I being the surviving corporation in the Merger. The Merger will become effective upon the filing of Articles of Merger with the Wisconsin Secretary of State (the "Effective Time"), which is expected to occur as promptly as practicable following shareholder and regulatory approvals and the satisfaction or waiver of other conditions contained in the Merger Agreement. At the Effective Time, each outstanding share of Valley Common Stock (except for shares owned by M&I for its own account or shares held in the treasury of Valley), including rights appertaining thereto, will be converted into the right to receive 1.72 shares of M&I Common Stock (the "Exchange Ratio"). No fractional shares of M&I Common Stock will be issued to any Valley shareholders. In lieu of fractional shares of M&I Common Stock, former holders of Valley Common Stock will receive a cash payment for any fractional share interest upon surrender of their certificates representing Valley Common Stock in connection with the Merger. See "THE MERGER."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER

     M&I. The Board of Directors of M&I has unanimously approved the Merger Agreement and the M&I Articles Amendment. The Board of Directors of M&I also unanimously approved (with 2 directors absent) the 1993 Stock Option Plan. The M&I Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, M&I, its shareholders and other constituencies. ACCORDINGLY, THE M&I BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF M&I VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE M&I ARTICLES AMENDMENT, AND RECOMMENDS THAT SHAREHOLDERS OF M&I VOTE FOR APPROVAL OF THE 1993 STOCK OPTION PLAN. See "THE MERGER -- Reasons for the Merger and Recommendations of Boards of Directors -- M&I."

     M&I Reasons. M&I believes a merger with Valley will create a combined company having a significant market share in its home state of Wisconsin. The Merger also allows M&I to enter and expand its operations in the fastest growing markets of the state and to enhance efficiencies through the consolidation of duplicate operations. M&I believes that Valley represents a unique partner for M&I's expansion as the markets served by Valley and its product offerings provide an excellent complement to M&I. See "THE MERGER -- Reasons for the Merger and Recommendations of Boards of Directors -- M&I."

     Valley. The Board of Directors of Valley has unanimously approved the Merger Agreement. The Valley Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, Valley and its shareholders. ACCORDINGLY, THE VALLEY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF VALLEY VOTE FOR APPROVAL OF THE MERGER AGREEMENT. See "THE MERGER -- Reasons for the Merger and Recommendations of Boards of Directors -- Valley."

     Valley Reasons. The Valley Board of Directors determined that the Merger is preferable to the other alternatives which might be available to Valley, such as remaining independent and growing internally and through future acquisitions, or engaging in a transaction with another party. It made this determination because it believes that the Merger will unite two healthy institutions with complementary business strengths and operating philosophies, thereby creating a combined institution with greater size, flexibility, diversity of services, efficiencies, capital strength and profitability potential than either institution possesses on a stand-alone basis or than Valley might be able to achieve through such other alternatives. The Valley Board of Directors believes that the Merger will permit the combined institution to compete effectively in the rapidly changing marketplace for banking and financial services and to take advantage of opportunities for growth and diversification that would not be available to Valley on its own. See "THE MERGER -- Reasons for the Merger and Recommendations of Boards of Directors -- Valley."

     See "THE MERGER -- Interests of Certain Persons in the Merger" for information regarding interests of certain officers and directors of Valley in the Merger.

OPINION OF FINANCIAL ADVISORS

     Opinion of M&I Financial Advisor. Salomon Brothers Inc ("Salomon Brothers") delivered to the M&I Board of Directors its oral opinion, as of September 17, 1993, and its written opinion, as of the date of this Joint Proxy Statement-Prospectus, that the Exchange Ratio is fair to the M&I shareholders from a financial point of view. The opinion of Salomon Brothers sets forth the assumptions made, the matters considered and the scope of review undertaken in rendering such opinion. The full text of the opinion of Salomon Brothers is set forth in Appendix D to this Joint Proxy Statement-Prospectus, which shareholders of M&I are urged to read in its entirety. See "THE MERGER -- Opinions of Financial Advisors -- M&I."

     Opinion of Valley Financial Advisor. Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette") delivered to the Valley Board of Directors its oral opinion, as of September 19, 1993, and its written opinion, as of the date of this Joint Proxy Statement-Prospectus, that the Exchange Ratio is fair to the Valley shareholders from a financial point of view. The opinion of Keefe Bruyette sets forth the assumptions made, the matters considered and the scope of review undertaken in rendering such opinion. The full text of the opinion of Keefe Bruyette is set forth in Appendix E to this Joint Proxy Statement-Prospectus, which shareholders of Valley are urged to read in its entirety. See "THE MERGER -- Opinions of Financial Advisors -- Valley."

CONDITIONS; TERMINATION; AMENDMENT

     Consummation of the Merger is subject to various conditions, including (a) approval of the Merger Agreement by the M&I shareholders and by the Valley shareholders, (b) approval of the M&I Articles Amendment by the M&I shareholders, (c) receipt of regulatory approvals absent any conditions not reasonably satisfactory to M&I and Valley, (d) receipt of an opinion of counsel with respect to certain Federal income tax consequences of the Merger and (e) receipt of an opinion of independent accountants to M&I and Valley that the Merger qualifies for "pooling-of-interests" accounting treatment. See "THE MERGER -- Conditions to the Merger."

     The Merger Agreement may be terminated notwithstanding shareholder approval if certain specified events occur. For example, either M&I or Valley may terminate the Merger Agreement if the Merger has not been consummated by September 19, 1994, unless the Merger has not been consummated as a result of certain governmental proceedings or litigation related to the Merger, in which case either M&I or Valley may terminate the Merger Agreement if the Merger has not been consummated by December 31, 1994. In addition, Valley may terminate the Merger Agreement during the 10-day period commencing on the date the Board of Governors of the Federal Reserve (the "Federal Reserve Board") issues an order approving the consummation of the Merger (the "Federal Reserve Board Approval Date"), if (a) the average of the daily closing prices of a share of M&I Common Stock as reported on the NASDAQ/NMS during the period of 10 trading days ending at the close of the third trading day immediately preceding the Federal Reserve Board Approval Date (the "M&I Average Price") is less than $18, and (b) the M&I Average Price has declined from the closing price of M&I Common Stock on September 17, 1993 by more than 15% relative to the decline in the market prices of a selected group of bank stocks during the same period. See "THE MERGER -- Termination; Amendment and Waiver."

     The Merger Agreement may be amended by the mutual consent of M&I and Valley at any time prior to the Effective Time provided that, after approval of the Merger Agreement by shareholders of Valley, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Valley Common Stock would be converted. See "THE MERGER -- Termination; Amendment and Waiver."

REGULATORY APPROVALS

     The Merger is subject to prior approval by the Federal Reserve Board and the Office of Thrift Supervision (the "OTS"). M&I submitted applications seeking approval of the Merger with the Federal Reserve Board and the OTS in December 1993. Certain aspects of the Merger will require notification to, or approvals from, certain other federal and state regulatory authorities. Based on the treatment of prior mergers and acquisitions involving other parties, M&I anticipates that certain divestitures may be required by the Federal Reserve Board or the Department of Justice as a condition to regulatory approval of the Merger, and M&I has filed applications with the Federal Reserve Board proposing divestiture of certain bank branches. At the present time, M&I management has preliminarily identified branches in the State of Wisconsin with total deposits of approximately $324 million as candidates for divestiture. There can be no assurance, however, as to the amount of divestitures that will ultimately be required in connection with the regulatory approval of the Merger. The impact of these divestitures has not been quantified; however, it is anticipated that the impact will not be material to the results of operations or financial condition of the combined entity. The Federal Reserve Board has in the past generally required that any divestitures be made prior to the consummation of the merger with respect to which approval is sought. The Boards of Directors of M&I and Valley are soliciting shareholder approval at this time to be in a position to consummate the Merger as soon as practicable following the receipt of required regulatory approvals and the satisfaction of any conditions contained therein. There can be no assurances that the regulatory authorities will approve the Merger, or if approved, as to the date of such approvals. There can also be no assurances that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of the Merger. There can be no assurance that the Department of Justice will not challenge the Merger, or as to the result of any such challenge, if made. See "CERTAIN REGULATORY CONSIDERATIONS."

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon receipt by M&I and Valley of an opinion from Arthur Andersen & Co. to the effect that the Merger qualifies for pooling-of-interests accounting treatment. See "THE MERGER -- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). M&I and Valley have received an opinion from Godfrey & Kahn,

S.C. to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, based on customary assumptions and representations, and consummation of the Merger is conditioned on such opinion not having been withdrawn or modified in any material respect. Based in part on such assumptions and representations, Godfrey & Kahn, S.C., is of the opinion that under currently applicable law: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (b) no gain or loss will be recognized by the shareholders of Valley upon their receipt of M&I Common Stock on conversion of their Valley Common Stock in the Merger, except for cash received in lieu of fractional shares, (c) the tax basis of the shares of M&I Common Stock received by shareholders of Valley will be the same as the tax basis of their converted Valley Common Stock, reduced by any amount allocable to any fractional share interest for which cash is received, and (d) the holding period of the shares of M&I Common Stock received by Valley shareholders in the Merger will include the holding period of the shares of Valley Common Stock received in the Merger, provided the shares of Valley Common Stock are held as a capital asset at the Effective Time. Valley shareholders should consult their personal tax advisors as to the tax consequences of the Merger under federal, state, local or other applicable laws. See "THE MERGER -- Certain Federal Income Tax Consequences."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain officers and directors of Valley may be deemed to have interests in the Merger, as a result of provisions in the Merger Agreement relating to indemnification of directors and officers of Valley by M&I, new employment agreements for certain officers of Valley with M&I at the Effective Time which include provisions for the grant of options to acquire M&I Common Stock, the express assumption of Valley's obligations under current employment agreements with respect to a "change of control transaction" (which will include an election by the individual to treat the Merger as a "change of control transaction"), and the continuance of certain other employee benefits. The new employment agreements all have two year terms and provide, among other things, for (i) annual salaries as follows: Mr. Mark L. Miller -- $180,000, Mr. Gary A. Lichtenberg -- $175,000, Mr. Charles H. Sauter -- $160,000 and Mr. Sal A. Troia
- -- $135,000; (ii) minimum annual bonuses as follows: Mr. Miller -- $50,000, Mr. Lichtenberg -- $50,000, Mr. Sauter -- $45,000 and Mr. Troia -- $35,000; and
(iii) options to purchase M&I Common Stock as follows: Mr. Miller -- 20,000 shares, Mr. Lichtenberg -- 40,000 shares, Mr. Sauter -- 40,000 shares and Mr. Troia -- 20,000 shares. Under the terms of the Merger Agreement, Mr. Peter M. Platten, III, could have also received an employment agreement with M&I, but Mr. Platten has declined to accept such an employment agreement so as to be employed by M&I following the Merger on the same basis as other M&I senior executive officers who have change of control agreements but do not have employment agreements. Mr. Platten will be compensated on the same basis as M&I's president and will receive an option to purchase 100,000 shares of M&I Common Stock. In addition, it is anticipated that Mr. Platten will enter into a "change of control" employment agreement similar to those which current M&I executives have entered into. These five officers and certain other Valley executives will also receive benefits under existing employment agreements with Valley. M&I has also agreed to provide Mr. Gus A. Zuehlke, Valley's Chairman, with a $100,000 annual consulting fee. See "THE MERGER -- Interests of Certain Persons in the Merger" and "CERTAIN RELATED TRANSACTIONS -- Employment Agreements and Related Matters." The Merger Agreement provides that Messrs. Platten, Boldt and Zuehlke, currently Valley directors, and one additional member of Valley's Board of Directors to be determined by agreement of Valley and M&I who has not yet been selected, will be appointed to M&I's Board of Directors at the Effective Time. The Merger
Agreement also provides that Mr. Platten (President and Chief Executive Officer of Valley) will be appointed Vice Chairman of the Board of M&I at the Effective Time and that each of Messrs. Lichtenberg (Senior Vice President, Chief
Financial Officer and Secretary of Valley), Sauter (Senior Vice President and Chief Administrative Officer of Valley), Miller (Senior Vice President/Financial Services of Valley) and Troia (President of Valley's bank support services subsidiary) will be appointed a Senior Vice President of M&I at the Effective Time. See "THE MERGER -- Management and Operations After the Merger."

STOCK OPTION AGREEMENT

     As a condition for M&I to enter into the Merger Agreement, M&I and Valley entered into a Stock Option Agreement (the "Option Agreement"), dated as of September 19, 1993, pursuant to which Valley granted an option (the "Option") to M&I to purchase up to 4,045,795 shares of Valley Common Stock (subject to adjustment for certain dilutive events), but in no event in excess of 19.9% of the issued and outstanding shares of Valley Common Stock, at an exercise price of $35.75 per share (the closing price of Valley Common Stock on the NASDAQ/NMS on the last trading date preceding execution and delivery of the Merger Agreement and the Option Agreement). A copy of the Option Agreement is attached as Appendix B to this Joint Proxy Statement-Prospectus. The Option is only exercisable upon the occurrence of certain triggering and exercise events generally relating to competing transactions for control of Valley. None of such events has occurred as of the date of this Joint Proxy Statement-Prospectus. In lieu of exercising the Option, M&I can require Valley to make a cash payment in an amount equal to the excess of the value of the highest competing transaction, or, if greater, the highest bid price for Valley Common Stock during the 30-day period preceding the cash election, over the Option exercise price. The Option also grants M&I certain registration rights with respect to, and grants Valley a right of first refusal with respect to, any Valley Common Stock acquired upon exercise of the Option. The Option Agreement may discourage competing offers to the Merger and is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. See "THE MERGER -- Stock Option Agreement."

NO APPRAISAL OR DISSENTERS' RIGHTS

     Under the Wisconsin Business Corporation Law (the "WBCL"), subject to certain exceptions inapplicable to the Merger, holders of shares of a Wisconsin corporation quoted on the NASDAQ/NMS on the record date fixed to determine shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on a merger are not entitled to appraisal or dissenters' rights. Since both the M&I Common Stock and the Valley Common Stock were quoted on the NASDAQ/NMS as of the M&I Record Date and Valley Record Date, respectively, holders of both M&I Common Stock and Valley Common Stock have no appraisal or dissenters' rights with respect to the Merger. See "THE MERGER -- No Appraisal or Dissenters' Rights."

COMPARATIVE STOCK PRICES

     M&I Common Stock and Valley Common Stock are quoted on the NASDAQ/NMS, under the symbols MRIS and VYBN, respectively. The following table sets forth the closing sale price per share of M&I Common Stock and Valley Common Stock on September 15, 1993, the last trading day preceding the public announcement by Valley that it was considering a possible business combination with another party, on September 17, 1993, the last trading day preceding the public announcement of the execution of the Merger Agreement, and on December 28, 1993.

                                                                     HISTORICAL           VALLEY
                                                                  -----------------     EQUIVALENT
                                                                   M&I      VALLEY     PER SHARE(1)
                                                                  ------    -------    ------------
September 15, 1993.............................................   $24.25    $ 32.75       $41.71
September 17, 1993.............................................   $23.00    $ 35.75       $39.56
December 28, 1993..............................................   $24.00    $ 39.25       $41.28

- -------------------------
(1) Represents the closing price of M&I Common Stock on the date presented multiplied by the Exchange Ratio of 1.72.

     Shareholders are urged to obtain current market quotations for shares of M&I Common Stock and Valley Common Stock. No assurance can be given as to the market price of M&I Common Stock at the Effective Time of the Merger or thereafter.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables set forth (i) selected consolidated historical financial data for the periods and as of the dates indicated for M&I and its consolidated subsidiaries and for Valley and its consolidated subsidiaries and
(ii) unaudited pro forma combined selected financial data for the periods and as of the dates indicated, giving effect to the Merger accounted for as a pooling-of-interests. The consummation of the Merger is dependent upon obtaining regulatory approvals, which may necessitate divestitures of certain bank branches.

The ultimate composition of the divestitures has not been finalized, and accordingly, no adjustment for divestitures has been included in the pro forma financial data. Therefore, the final pro forma combined amounts may differ from those set forth below. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of M&I and Valley included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and the unaudited pro forma combined financial statements and accompanying discussion and notes set forth under "PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS." The Pro Forma Selected Combined Financial Data is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of the combined company or of the financial position or the results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the periods presented.

                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                               YEARS ENDED DECEMBER 31,
                                   ------------------------    ------------------------------------------------------------------
                                      1993          1992          1992          1991          1990          1989          1988
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                        (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
M&I
SUMMARIZED INCOME STATEMENT DATA:
  Net interest income............  $  231,391    $  228,508    $  307,805    $  288,968    $  275,393    $  253,543    $  231,923
  Provision for loan losses......       6,674        10,885        15,151        20,555        39,775        12,344         8,355
  Other income...................     218,503       191,813       265,876       227,580       191,526       170,749       151,883
  Other expense..................     297,069       281,040       384,073       349,511       322,889       288,764       267,031
  Operating income(4)............      93,922        85,298       116,622        99,347        71,334        85,448        76,684
PER SHARE DATA(1):
  Primary operating income(4)....  $     1.39    $     1.27    $     1.73    $     1.50    $     1.08    $     1.28    $     1.16
  Fully diluted operating
    income(4)....................        1.30          1.19          1.62          1.40          1.03          1.21          1.10
  Book value.....................       11.98         11.11         11.47         10.31          9.28          8.59          7.64
  Dividends paid.................        0.40          0.36          0.48          0.43          0.39          0.35          0.31
AVERAGE BALANCE SHEET DATA:
  Assets.........................  $7,666,680    $7,405,015    $7,482,175    $7,289,543    $7,139,967    $6,770,734    $6,399,091
  Earning assets.................   6,955,729     6,746,168     6,812,012     6,628,573     6,448,340     6,082,877     5,740,036
  Deposits.......................   5,945,281     5,888,661     5,939,541     5,775,640     5,549,576     5,152,612     4,984,956
  Short-term borrowings..........     579,515       429,686       439,935       498,845       648,541       746,967       630,166
  Long-term borrowings...........     195,374       217,219       212,657       211,310       192,126       188,348       179,677
  Shareholders' equity...........     783,788       702,783       714,352       638,098       587,508       533,531       474,646
SELECTED FINANCIAL RATIOS:
  Return on average assets.......        1.64%         1.41%         1.46%         1.36%         1.00%         1.26%         1.20%
  Return on average equity.......       16.02         14.81         15.29         15.57         12.14         16.02         16.16
  Allowance for loan losses to
    total loans..................        1.76          1.70          1.76          1.55          1.44          1.24          1.32
  Nonperforming loans to loans
    outstanding(2)...............        0.75          0.86          0.82          1.21          1.15          1.03          1.26
  Allowance for loan losses to
    nonperforming loans(2).......         236           197           213           128           125           121           105
  Tier 1 risked-based capital
    ratio........................       12.90         13.17         13.34         11.95         10.59            --            --
  Total risked-based capital
    ratio........................       16.53         15.35         15.31         14.77         13.82            --            --
  Tier 1 leverage ratio..........        9.87          9.61          9.67          8.79          7.95            --            --

            (See Notes Following Selected Pro Forma Financial Data)

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                           YEARS ENDED DECEMBER 31,
                                 ----------------------    -------------------------------------------------------------
                                   1993         1992         1992         1991         1990         1989         1988
                                 ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                 (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
VALLEY
SUMMARIZED INCOME STATEMENT DATA:
  Net interest income..........  $ 130,288    $ 122,244    $ 166,540    $ 141,605    $ 127,068    $ 114,668    $ 106,376
  Provision for loan losses....      6,478        6,461        8,395        8,369        7,864        6,796        5,226
  Other income.................     48,844       43,394       59,292       48,018       40,143       35,466       32,358
  Other expense................    122,315      117,920      160,102      140,999      120,410      105,382       98,365
  Net income...................     33,959       28,735       39,779       30,666       29,028       29,686       26,510
PER SHARE DATA(1):
  Net income...................  $    1.68    $    1.51    $    2.07    $    1.67    $    1.61    $    1.67    $    1.51
  Book value...................      17.23        15.91        16.24        14.69        13.95        13.12        12.18
  Dividends paid...............       0.69         0.64         0.85         0.80         0.75         0.69         0.59
AVERAGE BALANCE SHEET DATA:
  Assets.......................  $4,317,170   $4,007,418   $4,079,790   $3,750,237   $3,286,307   $2,974,979   $2,770,416
  Earning assets...............  3,994,951    3,683,679    3,755,068    3,433,816    2,990,782    2,711,206    2,512,063
  Deposits.....................  3,733,207    3,450,410    3,520,197    3,257,255    2,858,678    2,571,286    2,402,719
  Short-term borrowings........    112,381      131,178      120,349      106,076       84,369       98,086       75,757
  Long-term borrowings.........     66,642       72,802       71,676       79,414       44,619       37,084       46,142
  Shareholders' equity.........    339,323      289,590      298,062      262,567      244,773      225,245      204,988
SELECTED FINANCIAL RATIOS:
  Return on average assets.....       1.05%        0.96%        0.98%        0.82%        0.88%        1.00%        0.96%
  Return on average equity.....      13.34        13.23        13.35        11.68        11.86        13.18        12.93
  Allowance for loan losses to
    total loans................       1.28         1.27         1.26         1.20         1.10         1.11         1.10
  Nonperforming loans to loans
    outstanding(2).............       0.74         0.94         0.86         1.47         1.13         1.24         1.33
  Allowance for loan losses to
    nonperforming loans(2).....        172          136          146           81           97           90           82
  Tier 1 risked-based capital
    ratio......................      10.01         9.33         9.44         8.33         8.37           --           --
  Total risked-based capital
    ratio......................      11.26        10.69        10.76         9.67         9.72           --           --
  Tier 1 leverage ratio........       7.35         6.69         6.71         5.87         6.25         6.55         6.27

            (See Notes Following Selected Pro Forma Financial Data)

                               NINE MONTHS ENDED
                                 SEPTEMBER 30,                              YEARS ENDED DECEMBER 31,
                            ------------------------    ----------------------------------------------------------------
                               1993          1992          1992          1991          1990         1989         1988
                            ----------    ----------    ----------    ----------    ----------    ---------    ---------
                            (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
PRO FORMA COMBINED
SUMMARIZED INCOME STATEMENT DATA:
  Net interest income.....  $  361,679    $  350,752    $  474,345    $  430,573    $  402,461    $ 368,211    $ 338,299
  Provision for loan
    losses................      13,151        17,346        23,546        28,924        47,639       19,140       13,581
  Other income............     267,347       235,207       325,168       275,598       231,669      206,215      184,241
  Other expense...........     419,385       398,960       544,175       490,509       443,299      394,146      365,396
  Operating income(4).....     127,881       114,033       156,401       130,013       100,362      115,134      103,194
PER SHARE DATA:
  Primary operating
    income(4).............  $     1.24    $     1.13    $     1.55    $     1.33    $     1.03    $    1.17    $    1.07
  Fully diluted operating
    income(4).............        1.19          1.09          1.48          1.27          1.00         1.13         1.03
  Book value(3)...........       10.81         10.47         10.77          9.74          8.90         8.28         7.46
  Dividends paid..........        0.40          0.36          0.48          0.43          0.39         0.35         0.31
AVERAGE BALANCE SHEET
  DATA:
  Assets..................  $11,983,850   $11,412,433   $11,561,965   $11,039,780   $10,426,274   $9,745,713   $9,169,507
  Earning assets..........  10,950,480    10,429,847    10,567,080    10,062,389     9,439,122    8,794,083    8,252,099
  Deposits................   9,678,488     9,339,071     9,459,738     9,032,895     8,408,254    7,723,898    7,387,675
  Short-term borrowings...     691,896       561,404       560,284       604,921       732,910      845,053      705,923
  Long-term borrowings....     262,016       290,021       284,333       290,724       236,745      225,432      225,819
  Shareholders' equity....   1,123,111       992,373     1,012,414       900,665       832,281      758,776      679,634
SELECTED FINANCIAL RATIOS:
  Return on average
    assets................        1.43%         1.25%         1.29%         1.18%         0.96%        1.18%        1.13%
  Return on average
    equity................       15.22         14.35         14.72         14.44         12.06        15.17        15.18
  Allowance for loan
    losses to total
    loans.................        1.58          1.53          1.56          1.42          1.33         1.20         1.25
  Nonperforming loans to
    loans outstanding.....        0.74          0.89          0.83          1.30          1.14         1.09         1.28
  Allowance for loan
    losses to
    nonperforming loans...         212           172           187           109           116          110           98
  Tier 1 risked-based
    capital ratio.........       11.89         11.80         11.95         10.73          9.87           --           --
  Total risked-based
    capital ratio.........       14.68         13.68         13.69         13.06         12.49           --           --
  Tier 1 leverage ratio...        8.97          8.51          8.60          7.78          7.40           --           --

- ---------------

(1) M&I's per share data has been retroactively restated for a 3 for 1 stock split in the form of a 200% stock dividend distributed to shareholders in May, 1993. Valley's per share data has also been retroactively restated for a 3 for 2 stock split in the form of a 50% stock dividend distributed to shareholders in August, 1993.

(2) Nonperforming loans include nonaccrual loans, restructured loans and loans 90 days or more past due and still accruing interest.

(3) Pro forma book value per share amounts include the effects of an estimated one-time restructuring charge of approximately $80 million, $48 million net of tax effect. Since the estimated charge is nonrecurring, it has not been reflected in the pro forma combined earnings and net income per share amounts.

(4) Operating income and related earnings per share are before cumulative effects of changes in accounting principles for the nine months ended September 30, 1992 and the year ended December 31, 1992. See Note 6 under "PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

COMPARATIVE PER SHARE DATA (UNAUDITED)

     The following table sets forth for the M&I Common Stock and the Valley Common Stock certain unaudited (i) historical per share financial information and (ii) pro forma combined and pro forma equivalent per share financial information for the periods and as of the dates indicated, giving effect to the Merger accounted for as a pooling-of-interests. The consummation of the Merger is dependent upon obtaining regulatory approvals, which may necessitate divestitures of certain bank branches. The ultimate composition of the divestitures has not been finalized, and accordingly, no adjustment for divestitures has been included in the pro forma financial data. Therefore, the final pro forma combined amounts may differ from those set forth below. It is anticipated that the divestitures would not be material and, therefore, would not preclude the Merger from being accounted for as a pooling of interests. M&I historical per share amounts have been retroactively restated for the 3 for 1 stock split effected in the form of a 200% stock dividend which was distributed to shareholders on May 28, 1993. Valley historical per share amounts have been retroactively restated for the 3 for 2 stock split effected in the form of a 50% stock dividend which was distributed to shareholders on August 27, 1993. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of M&I and Valley included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and the unaudited pro forma combined financial statements and accompanying discussion and notes set forth under "PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS." The pro forma combined financial information is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of the combined company or of the financial position or the results of operations of the combined company that would have actually occurred had the Merger been in effect as of the dates or for the periods presented.

                                                            HISTORICAL          M&I          VALLEY
                                                         ----------------    PRO FORMA      PRO FORMA
                                                          M&I      VALLEY    COMBINED     EQUIVALENT(2)
                                                         ------    ------    ---------    -------------
Operating Income(1)
  Nine months ended September 30, 1993................   $ 1.30    $ 1.68     $  1.19        $  2.05
  Year ended December 31,
     1992.............................................   $ 1.62    $ 2.07     $  1.55        $  2.67
     1991.............................................     1.40      1.67        1.27           2.18
     1990.............................................     1.03      1.61        1.00           1.72
Cash Dividends
  Nine months ended September 30, 1993................   $  .40    $  .69     $   .40        $   .69
  Year ended December 31,
     1992.............................................   $  .48    $  .85     $   .48        $   .83
     1991.............................................      .43       .80         .43            .74
     1990.............................................      .39       .75         .39            .67
Book Value per Common Share
  As of September 30, 1993............................   $11.98    $17.23     $ 10.81        $ 18.59
  As of December 31, 1992.............................    11.47     16.24       10.77          18.52

- -------------------------
(1) M&I historical and pro forma combined earnings per share are on a fully diluted basis. Valley historical earnings per share do not include the dilutive effect of stock options outstanding. Operating income per share for M&I and M&I Pro Forma Combined for the year ended December 31, 1992 is before the cumulative effects of changes in accounting principles. See Notes 3 and 6 under "PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

(2) The Valley pro forma equivalent represents the M&I pro forma combined amount multiplied by the Exchange Ratio of 1.72.

                              THE SPECIAL MEETINGS

GENERAL

     This Joint Proxy Statement-Prospectus is being furnished to shareholders of M&I and Valley in connection with the solicitation of proxies by the Boards of Directors of such companies for use at their respective Special Meetings, including any adjournments or postponements thereof. The M&I Special Meeting will be held on Tuesday, February 15, 1994 at 10:00 a.m., local time, at the M&I Marshall & Ilsley Bank, 770 North Water Street, Milwaukee, Wisconsin. The Valley Special Meeting will be held on Tuesday, February 15, 1994 at 10:00 a.m., local time, at the Paper Valley Hotel and Conference Center, 333 West College Avenue, Appleton, Wisconsin.

PROPOSALS TO BE CONSIDERED

     M&I. The M&I Special Meeting will be held to (i) consider and vote upon a proposal to approve the Merger Agreement, (ii) consider and vote upon a proposal to approve the M&I Articles Amendment, (iii) consider and vote upon a proposal to approve the 1993 Stock Option Plan, and (iv) transact such other business as may properly come before the M&I Special Meeting.

     Valley. The Valley Special Meeting will be held to consider and vote upon a proposal to approve the Merger Agreement and to transact such other business as may properly come before the Valley Special Meeting.

RECORD DATES AND VOTING RIGHTS

     M&I. Holders of M&I Common Stock at the close of business on the M&I Record Date (December 20, 1993) will be entitled to notice of and to vote at the M&I Special Meeting. Each share of M&I Common Stock is entitled to one vote on each proposal presented. As of the M&I Record Date, there were 60,828,773 outstanding shares of M&I Common Stock, of which 2,087,623 shares or approximately 3.4% were held by M&I directors, executive officers and their affiliates. Directors and executive officers of M&I have indicated that they intend to vote their shares to approve the Merger Agreement, the M&I Articles Amendment, and the 1993 Stock Option Plan. As of the M&I Record Date, subsidiaries of M&I, acting as fiduciaries, custodians or agents, had sole or shared voting power over 6,211,068 shares or 10.2% of the outstanding M&I Common Stock and Valley Trust Company, a subsidiary of Valley, had sole or shared voting power over 58,580 shares or less than 1% of the outstanding M&I Common Stock. Such shares held by M&I and Valley subsidiaries will be voted in accordance with the governing instruments or agreements and applicable law and regulations.

     Shares of M&I Common Stock constituting, as of the M&I Record Date, a majority of the outstanding shares of M&I Common Stock must be represented in person or by proxy at the M&I Special Meeting for a quorum to be present. The affirmative vote of a majority of the outstanding shares of M&I Common Stock as of the M&I Record Date is required to approve the Merger Agreement. The affirmative vote of two-thirds of the outstanding shares of M&I Common Stock as of the M&I Record Date is required to approve the M&I Articles Amendment. The affirmative vote of a majority of the shares present, or represented, and entitled to vote on the proposal to approve the 1993 Stock Option Plan is required to approve the 1993 Stock Option Plan. Approval of the M&I Articles Amendment by holders of M&I Common Stock is required for consummation of the Merger. Approval of the Merger Agreement by holders of M&I Common Stock is not required for approval of the M&I Articles Amendment or the 1993 Stock Option Plan. Approval of the 1993 Stock Option Plan is not required for approval of the M&I Articles Amendment or consummation of the Merger. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. With respect to the proposals to approve the Merger Agreement and the M&I Articles Amendment, abstentions and broker non-votes will have the effect of votes against such proposals. With respect to the proposal to approve the 1993 Stock Option Plan, abstentions will have the effect of votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the proposal in determining whether a majority of the shares present, or represented, and entitled to vote on the proposal have voted to approve the 1993 Stock Option Plan.

     Valley. Holders of Valley Common Stock at the close of business on the Valley Record Date (December 20, 1993) will be entitled to notice of and to vote at the Valley Special Meeting. Each share of Valley Common Stock is entitled to one vote on each proposal presented. As of the Valley Record Date, there were 20,721,290 outstanding shares of Valley Common Stock, of which 1,477,272 shares or approximately 7.1% were held by Valley directors, executive officers and their affiliates. Directors and executive officers of Valley have indicated that they intend to vote their shares in favor of the Merger Agreement. As of the Valley Record Date, Valley Trust Company, a subsidiary of Valley, acted in a fiduciary capacity with respect to 3,843,246 shares or approximately 18.5% of the outstanding Valley Common Stock and M&I and subsidiaries of M&I, acting as fiduciaries, custodians or agents, had sole or shared voting power over 115,821 shares or less than 1% of the outstanding Valley Common Stock. Such shares held by Valley and M&I subsidiaries will be voted in accordance with the governing instruments or agreements and applicable laws and regulations.

     Shares of Valley Common Stock representing, as of the Valley Record Date, a majority of the outstanding shares of Valley Common Stock must be represented in person or by proxy at the Valley Special Meeting for a quorum to be present. The affirmative vote of a majority of the outstanding shares of Valley Common Stock as of the Valley Record Date is required to approve the Merger Agreement. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum, but have the same effect as a vote against the proposal to approve the Merger Agreement.

VOTING; REVOCATION OF PROXIES

     M&I. Shares of M&I Common Stock represented by a proxy properly signed and received at or prior to the M&I Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. M&I has instituted a Dividend Reinvestment and Cash Investment Plan (the "Reinvestment Plan") administered by The First National Bank of Boston, as Trustee. Shares held in the account of a participant in the Reinvestment Plan will be included on the proxy for those shares registered in such participant's name and will be voted as indicated thereon. Any proxy may be revoked by the person giving it at any time prior to the voting of the proxy by giving written notice to the Secretary of M&I, by properly executing and submitting a later-dated proxy, or by attending the meeting and voting in person. If a proxy is signed and returned without indicating any voting instructions, such proxy will be voted FOR the proposal to approve the Merger Agreement, FOR the proposal to approve the M&I Articles Amendment, and FOR the proposal to approve the 1993 Stock Option Plan.

     The M&I Board of Directors is not aware of any business to be acted upon at the M&I Special Meeting other than as described herein. If, however, other matters are properly brought before the M&I Special Meeting, the persons appointed as proxies will have discretion to vote thereon in accordance with their best judgment.

     Valley. Shares of Valley Common Stock represented by a proxy properly signed and received at or prior to the Valley Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Shares held in the account of a participant in Valley's Automatic Dividend Reinvestment Plan will be included on the proxy for those shares registered in such participant's name and will be voted as indicated thereon. Any proxy may be revoked by the person giving it at any time prior to the voting of the proxy by giving written notice to the Secretary of Valley, by properly executing and submitting a later-dated proxy, or by attending the meeting and voting in person. If a proxy is signed and returned without indicating any voting instructions, such proxy will be voted FOR the proposal to approve the Merger Agreement.

     The Valley Board of Directors is not aware of any business to be acted upon at the Valley Special Meeting other than as described herein. If, however, other matters are properly brought before the Valley Special Meeting, the persons appointed as proxies will have discretion to vote thereon in accordance with their best judgment.

SOLICITATION OF PROXIES

     The enclosed proxy is being solicited by the Board of Directors of either M&I or Valley for use in connection with the M&I Special Meeting or Valley Special Meeting, as the case may be. M&I and Valley will each bear its own expenses in connection with the Special Meetings, except that each company agreed to pay one half of the cost incurred in connection with the printing and filing of this Joint Proxy Statement-Prospectus and all Commission and other regulatory filing fees in connection therewith and with the Merger. In addition to solicitation of proxies by mail, directors, officers and employees of M&I and Valley may make solicitation of proxies for their respective Special Meetings either personally or by telephone, telegram or other forms of communication. Such directors, officers and employees will receive no special compensation for any solicitation.

     In addition, M&I and Valley have each retained Georgeson & Co. to assist in the solicitation of proxies for a fee of $10,000 and $6,000, respectively, plus expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their customary charges and expenses.

     VALLEY SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

     The following section of this Joint Proxy Statement-Prospectus describes certain aspects of the Merger. This section does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Option Agreement, copies of which are attached as Appendices A and B, respectively, to this Joint Proxy Statement-Prospectus.

GENERAL

     M&I and Valley have entered into the Merger Agreement which provides, after satisfaction or waiver of all conditions described therein, for the Merger of Valley with and into M&I. The Merger will become effective at the Effective Time, which will occur as promptly as practicable following shareholder and regulatory approvals and the satisfaction or waiver of other conditions contained in the Merger Agreement. At the Effective Time, each outstanding share of Valley Common Stock (except for shares owned by M&I for its own account or shares held in the treasury of Valley), including rights appertaining thereto, will be converted into 1.72 shares (referred to herein as the Exchange Ratio) of M&I Common Stock. No fractional shares of M&I Common Stock will be issued to any Valley shareholder. In lieu of fractional shares of M&I Common Stock, former holders of Valley Common Stock will receive a cash payment upon surrender of their certificates representing Valley Common Stock in connection with the Merger.

BACKGROUND OF THE MERGER

     In the Spring of 1993, J.B. Wigdale, Chairman of the Board and Chief Executive Officer of M&I, contacted Peter M. Platten, III, President and Chief Executive Officer of Valley, to ask Mr. Platten to consider whether Valley might be interested in a possible business combination of the two companies. Following authorization on June 3, 1993 by the Executive Committee of Valley's Board of Directors, Mr. Platten and Mr. Wigdale proceeded with informal, conceptual discussions concerning a possible combination. Mr. Platten also had private meetings with senior management of certain out-of-state bank holding companies having a Wisconsin presence to understand their methods of operating in Wisconsin in order to assist Valley in assessing its long-term strategic business plan. The objective of those meetings was not to entertain discussions regarding possible business combinations between Valley and any of those bank holding companies.

     Messrs. Platten and Wigdale and other executive officers of the two companies began to meet in late June 1993 to discuss further the feasibility of a business combination of Valley and M&I. Based on those meetings, Messrs. Platten and Wigdale concluded that their respective institutions shared similar operating philosophies and that the strengths of each institution would complement the other in an impressive strategic fit.

     Beginning in mid-August 1993, senior executives of both companies engaged in discussions to explore in more detail a possible business combination, including strategies for integrating their respective operations, and the potential benefits of such a transaction to the shareholders and other constituents of their respective institutions. On September 1, 1993 senior executives of Valley and M&I met in Fond du Lac, Wisconsin to discuss financial, managerial and integration issues. M&I and Valley entered into customary reciprocal confidentiality agreements dated September 2, 1993. During the next several days the parties and their legal advisors discussed a proposed structure of a transaction whereby Valley would merge into M&I, conducted initial due diligence, and evaluated various financial issues which would impact the transaction. Over the period from September 9, 1993 through September 12, 1993, senior executives of Valley and M&I conducted negotiations with respect to the exchange ratio based on the costs and benefits each side perceived from the proposed transaction. On September 12, 1993, Mr. Platten and Mr. Wigdale tentatively decided to use an exchange ratio of 1.72 shares of M&I Common Stock for each share of Valley Common Stock as a working assumption, subject to negotiation of a definitive exchange ratio and other material terms of the transaction. Negotiations on the proposed transaction continued during the week of September 12, 1993.

     In light of escalating price activity and significantly increased volume in trading of Valley Common Stock on the NASDAQ/NMS, the National Association of Securities Dealers, after consulting with representatives of Valley, halted trading in Valley Common Stock late in the afternoon of September 16, 1993. Valley issued a press release at that time stating that it was engaged in discussions which could result in a significant business combination transaction.

     Following the issuance of its press release, Valley received unsolicited expressions of interest from four other bank holding companies. Each of these companies was contacted briefly on September 17, 1993 to ascertain the nature, seriousness and financial parameters of their interest. Three of the four responded with certain proposed terms of a possible business combination with Valley. The three companies that responded with such preliminary proposed terms provided an expected range of value that they anticipated they would be able to provide to Valley shareholders in a merger transaction, all of which the Valley Board considered in connection with its assessment of the M&I proposal and as a part of its decision to recommend the M&I proposal, as discussed below. See "-- Opinion of Financial Advisors -- Valley." None of these three proposals stated specific exchange ratios regarding the number of shares proposed to be exchanged for each share of Valley Common Stock. Each of these preliminary proposals was tentative, subject to various conditions, including due diligence and the negotiation of a definitive agreement, and, to varying degrees, were incomplete with respect to various material terms, as contrasted with the M&I proposal which established a specific exchange ratio, had been the subject of extensive negotiations and was in the form of a proposed definitive agreement containing all of the terms and conditions of the proposed transaction.

     On September 17, 1993 and, in the case of Valley, again on September 19, 1993, the Boards of Directors of M&I and Valley separately met to consider the Merger Agreement, the Option Agreement and the related transactions and, in the case of Valley, Amendment No. 1 (the "Valley Rights Agreement Amendment") to the Rights Agreement (the "Valley Rights Agreement"), dated as of October 21, 1988, between Valley and the First National Bank of Boston, as Rights Agent, and, in the case of Valley, the unsolicited expressions of interest received following its September 16, 1993 press release. At those meetings, members of M&I's and Valley's senior management, together with their respective legal and financial advisors, reviewed with the M&I Board of Directors and the Valley Board of Directors, respectively, among other things, the background of the proposed transaction, the potential benefits of the transaction, including the strategic rationale for the combination, financial and valuation analyses and the terms and conditions of the proposed agreements. See "-- Reasons for the Merger and Recommendations of the Boards of Directors," and "-- Opinions of Financial Advisors."

     At its meeting on September 17, 1993, the Board of Directors of M&I unanimously approved the Merger Agreement, the Option Agreement and the related transactions.

     The Valley Board met on September 17, 1993 to consider the proposed M&I transaction together with the advice of its legal counsel, financial advisor and independent public accountants and to assess the long-term strategic business plan of Valley as it related to the interests of Valley's shareholders, employees, depositors, customers and the communities which Valley serves. As a result of its discussions, the Valley Board requested that its financial advisor, Keefe Bruyette, attempt an analysis of the unsolicited expressions of interest for the Board to consider at its next meeting, recognizing the limited time and information available for such analysis (see "-- Opinions of Financial Advisors
- -- Valley"), and the Valley Board directed Valley's senior executive officers to further negotiate with M&I regarding certain provisions of the Merger Agreement, and the Option Agreement, including the exercise price and the triggering events for exercise of the Option. Negotiations continued among senior executive officers of M&I and Valley and their respective financial and legal advisors until the early afternoon of September 19, 1993.

     At its September 19, 1993 meeting, the Valley Board further discussed the proposed M&I transaction and reviewed with Valley's senior management and Keefe Bruyette the aforementioned unsolicited expressions of interest. Because of the Board's assessment of the long-term benefits presented by the proposed business combination with M&I, including the complementary business strengths and strategic fit of the two institutions, the opportunity for increased efficiencies from a combination within Valley's Wisconsin market, and because the combined company would be well positioned to grow through possible future acquisitions or expansions while at the same time not being so large as to reduce its attractiveness as a possible acquisition candidate, the Valley Board concluded that the unsolicited expressions of interest were unlikely to result in a superior proposal for Valley. Moreover, Valley's Board noted the preliminary and contingent nature of these expressions of interest as compared to the detailed, negotiated definitive Merger Agreement representing the terms of the proposed transaction with M&I. Valley's Board was also concerned that, were management to pursue discussions with other parties, M&I might withdraw or materially modify its proposal. At that meeting, the Valley Board unanimously approved the Merger Agreement, the Option Agreement and the related transactions, and the Valley Rights Agreement Amendment. The Merger Agreement and the Option Agreement were executed by both parties shortly thereafter.

     M&I management's proposal with respect to the range of potential exchange ratios was based on M&I's assessment of (i) the value of Valley, including Valley's historical earning and operating performance, M&I's projections of Valley's future earning potential, and M&I's assessment of the intrinsic value of Valley's franchise, and (ii) various external market criteria, including price/earnings and price/book value multiples which M&I believed to be typical for a transaction such as the Merger. M&I then proposed such range of exchange ratios to Valley, and Valley and M&I negotiated such range with such negotiations finally resulting in the Exchange Ratio. M&I consulted with Salomon Brothers during this process, but Salomon Brothers did not participate in negotiations with respect to the Exchange Ratio.

REASONS FOR THE MERGER AND RECOMMENDATIONS OF BOARDS OF DIRECTORS

     M&I. The Board of Directors of M&I believes that the terms of the Merger are fair to, and in the best interests of, M&I, and its shareholders. The Board of Directors of M&I also believes that the Merger is in the best interests of M&I's employees, suppliers and customers and the communities in which M&I operates. Accordingly, the Board of Directors of M&I unanimously recommends that the shareholders of M&I vote FOR approval of the Merger Agreement.

     In reaching its conclusion, the M&I Board of Directors considered, among other things, (a) information concerning the financial performance and condition, business operations, capital levels, asset quality, loan portfolio and prospects of Valley and information concerning the two companies on a combined basis; (b) the structure of the transaction; (c) the terms of the Merger Agreement, the Option Agreement and other documents to be executed in connection with the Merger; (d) the presentation and recommendation made by the management of M&I; (e) the opinion of Salomon Brothers that the Exchange Ratio is fair to the M&I shareholders from a financial point of view and the presentation by Salomon Brothers of the analyses performed by it in connection with its opinion; and (f) the terms of other recent comparable combinations of bank holding companies.

     The M&I Board's consideration of the foregoing factors included the following:

     - M&I believes a merger with Valley will create a combined company having a significant market share in its home state of Wisconsin. The Merger also allows M&I to enter and expand its operations in the fastest growing markets of the state and to enhance efficiencies through the consolidation of duplicate operations. M&I believes that Valley represents a unique partner for M&I's expansion as the markets served by Valley and its product offerings provide an excellent complement to M&I.

     - M&I has traditionally focused its operations in Wisconsin. Based on June 30, 1992 bank and savings association deposit data, M&I had approximately 10.2% of the market share1 in Wisconsin (ranking second) and Valley had approximately 6.8% (ranking fourth). On a pro forma basis, at June 30, 1992, the combined entity would have had approximately 17% of the deposits in Wisconsin, making it the largest financial institution in Wisconsin based on deposits in the state. In addition, as of June 30, 1992, the combined entity would be in the top three in market share in eight of the 10 largest markets in Wisconsin.

     - Based on 1990 census information, the Madison, Green Bay and Appleton metropolitan areas are the fastest growing major population centers in Wisconsin. M&I has had minimal market penetration in Appleton and Green Bay, and ranked fourth in market share in Madison. Valley, on the other hand, ranked first in market share in Appleton, and third in Green Bay and Madison. On a combined basis, M&I would rank first in market share in Appleton and Madison, and second in Green Bay. M&I believes that the combined market share in these fast growing areas will provide M&I with a significant competitive advantage in Wisconsin.

     - Since there are geographical and functional overlaps between the banking and non-banking operations of M&I and Valley, M&I believes significant efficiencies can be obtained by the Merger through, among other things, the consolidation of duplicative administrative functions and facilities. M&I also anticipates that there will be significant conversion and processing efficiencies because Valley currently uses M&I Data Services systems. M&I estimates expense savings from consolidation at approximately $36 million per year beginning in 1995. However, there can be no assurance that such cost efficiencies will be realized.

     - M&I also believes that the merger with Valley allows M&I to accelerate its growth in Wisconsin without compromising its high asset quality standards and strong capital position. In this regard, M&I believes Valley's asset quality and capital position make it the most attractive entity to merge with M&I in Wisconsin.

     The M&I Board's primary analyses of and conclusions with respect to the foregoing factors were (i) that the Merger would create a combined company having significant market share in Wisconsin which would improve the competitive position of the combined company, (ii) that the Merger would give M&I significant market share in the Madison, Green Bay and Appleton metropolitan areas which are the fastest growing regions of Wisconsin, (iii) that there would be significant cost savings from the consolidation of duplicate operations which would benefit the combined company, and (iv) that Valley would be an attractive merger partner because of its high asset quality and strong capital position.

     Valley. The Board of Directors of Valley has determined that the terms of the Merger are fair to, and in the best interests of, Valley and its shareholders. Accordingly, the Board of Directors of Valley unanimously approved the Merger Agreement and recommends that the shareholders of Valley vote FOR approval of the Merger Agreement.

     In reaching its determination, the Valley Board of Directors consulted with legal counsel with respect to the legal duties of the Board of Directors, regulatory matters, tax matters and the Merger Agreement, Option Agreement and issues related thereto. The Valley Board of Directors also consulted with Keefe Bruyette, Valley's financial advisor, with respect to the financial aspects and fairness of the financial terms of the transaction, and with Arthur Andersen & Co., Valley's independent accountants, with respect to appropriate
- ---------------

     1 Unless specifically indicated otherwise, all market share data referenced in this section refers to the deposits of the specified institution in the specified region at June 30, 1992 compared to the total deposits of all banks and savings associations in the specified region at June 30, 1992. The deposit information is derived from reports filed with federal regulatory agencies.

accounting treatment of the transaction. The Valley Board of Directors also consulted with senior management on all of the foregoing issues as well as more conceptual issues and advantages of the proposed Merger. The Board of Directors considered a number of factors, without assigning any specific or relative weight to such factors. The material factors considered were:

     (i) Information concerning the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Valley and M&I, both individually and as combined. In particular, the Board of Directors focused on the strategic fit of the two institutions with Valley's strength in retail banking complementing M&I's strength in commercial banking, the similar operating philosophies of the two institutions, and the significant contribution of fee-based income and opportunity for growth provided by M&I's data processing and trust operations;

     (ii) The advantages of a combination with another Wisconsin-based institution, including the building of market share without undue market concentration concerns, enhanced exposure to commercial and consumer banking markets, and the opportunities for increased efficiencies and significant cost savings from a combination within the Wisconsin market resulting in increased profitability of the combined entity over time;

     (iii) The current and prospective economic and competitive environments facing Valley and other financial institutions characterized by intensifying competition from both banks and nonbank financial services organizations, the increasing necessity for strong fee-based income producing components within a bank holding company, and the growing costs associated with regulatory compliance in the banking industry;

     (iv) The belief that the combined company would be well positioned to grow through possible future acquisitions or expansions while at the same time not being so large as to reduce its attractiveness as a possible acquisition candidate;

     (v) The financial advice rendered by Keefe Bruyette that the Exchange Ratio is fair to the shareholders of Valley from a financial point of view (see "-- Opinions of Financial Advisors -- Valley");

     (vi) A comparison of the terms of the Merger Agreement, the Option Agreement and the other documents relating to the Merger to the terms customarily seen in similar transactions;

     (vii) The continuing influence of certain of Valley's directors and executive management personnel in the combined institution and, in particular, the continuing influence of Valley's management in retail banking; and

     (viii) The impact of the Merger on Valley's employees in terms of working environment and career opportunities, on Valley's depositors and customers in terms of the wider range of products and services that will be available from a strong and sound combined institution, and on the communities which Valley serves in terms of the enhanced strength and accessibility of the combined Wisconsin franchise.

     The Valley Board's analysis of the foregoing factors included the following considerations, all of which the Valley Board concluded would present the potential for increased shareholder value in the future and which weighed in favor of a business combination with M&I: (i) Valley's dependence on earnings from retail banking, which have been subject to increasing margin pressure, and countervailing benefits associated with M&I's complementary strength in commercial banking and significant percentage of fee-based income not subject to such margin pressure; (ii) the less attractive alternatives available to Valley in light of the continuing trend of bank consolidations; (iii) the significant advantage, opportunities and cost savings presented by an in-market merger with M&I, especially in view of the complementary characteristics of M&I and Valley, as opposed to a possible out-of-market business combination; (iv) that the Merger would result in shareholders of Valley receiving stock in a high quality combined company that should benefit shareholders through enhanced operating efficiencies and better penetration of commercial and consumer banking markets; and (v) that the combined company would be well positioned to grow through possible future acquisitions or expansions while at the same time not being so large as to reduce its attractiveness as a possible acquisition candidate.

     The Valley Board of Directors determined that the Merger is preferable to the other alternatives which might be available to Valley, such as remaining independent and growing internally and through future acquisitions, or engaging in a transaction with another party. It made this determination because it believes that the Merger will unite two healthy institutions with complementary business strengths and operating philosophies, thereby creating a combined institution with greater size, flexibility, diversity of services, efficiencies, capital strength and profitability potential than either institution possesses on a stand-alone basis or than Valley might be able to achieve through such other alternatives. The Valley Board of Directors believes that the Merger will permit the combined institution to compete effectively in the rapidly changing marketplace for banking and financial services and to take advantage of opportunities for growth and diversification that would not be available to Valley on its own.

OPINIONS OF FINANCIAL ADVISORS

     M&I

     Salomon Brothers has delivered to the M&I Board of Directors its oral opinion, as of September 17, 1993, and its written opinion, as of the date of this Joint Proxy Statement-Prospectus, that the Exchange Ratio was fair, from a financial point of view, to the shareholders of M&I. No limitations were imposed by the M&I Board of Directors upon Salomon Brothers with respect to the investigations made or procedures followed by Salomon Brothers in rendering its opinions.

     THE FULL TEXT OF THE OPINION OF SALOMON BROTHERS DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY SALOMON BROTHERS, IS ATTACHED HERETO AS APPENDIX D. M&I SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. SALOMON BROTHERS' OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY M&I SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE M&I SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SALOMON BROTHERS SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE SEPTEMBER 17, 1993 ORAL OPINION WAS SUBSTANTIALLY IDENTICAL TO THE OPINION ATTACHED HERETO.

     In connection with the opinion attached hereto, Salomon Brothers reviewed, among other things, the following: (a) the Merger Agreement; (b) the Joint Proxy Statement-Prospectus in substantially the same form as to be sent to M&I shareholders; (c) the Annual Reports on Form 10-K of M&I and of Valley for each year in the three-year period ended December 31, 1992; (d) the Quarterly Reports on Form 10-Q of M&I and of Valley for the three-month periods ended March 31, 1993, June 30, 1993 and September 30, 1993; (e) Reports on Form 8-K of M&I dated September 19, 1993, as amended, and of Valley dated September 19, 1993; (f) certain other publicly available financial and other information concerning M&I and Valley, and the trading markets for the publicly traded securities of M&I and Valley; (g) certain other internal information, including projections, relating to M&I and Valley, prepared by the managements of M&I and Valley and furnished to Salomon Brothers for purposes of its analysis; and (h) publicly available information concerning certain other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions which Salomon Brothers believed relevant to its inquiry. Salomon Brothers also met with certain officers and representatives of M&I and Valley to discuss the foregoing, as well as other matters believed relevant to its inquiry.

     In conducting its review and in arriving at its opinion, Salomon Brothers relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. Salomon Brothers relied upon the managements of M&I and Valley as to the reasonableness and achievability of the projections (and the assumptions and bases therefor) provided to Salomon Brothers, and assumed that such projections reflected the best currently available estimates and judgments of such managements and that such projections would be realized in the amounts and in the time periods estimated by such managements. Salomon Brothers also assumed, without independent verification, that the aggregate allowances for loan losses for M&I and Valley were adequate to cover such losses. Salomon Brothers did not make or obtain any evaluations or appraisals of the property of M&I or Valley, nor did Salomon Brothers examine any individual loan credit files. Salomon Brothers was retained by the M&I Board of Directors to express an opinion as to the fairness, from a financial point of view, to the shareholders of M&I of the Exchange Ratio and did not address the underlying business decision to proceed with the Merger.

     Salomon Brothers considered such financial and other factors as Salomon Brothers deemed appropriate under the circumstances, including among others the following: (a) the historical and current financial position and results of operations of M&I and Valley, including interest income, interest expense, net interest income, net interest margin, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for M&I and Valley; (b) the assets and liabilities of M&I and Valley, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (c) the nature and terms of certain other merger and acquisition transactions involving banks and bank holding companies. Salomon Brothers also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Salomon Brothers' opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to Salomon Brothers through the date of such opinion. Salomon Brothers' opinion does not constitute a recommendation to the M&I Board of Directors or to any shareholder of M&I with respect to any approval of the Merger.

     In connection with rendering its opinion to the M&I Board of Directors, Salomon Brothers performed a variety of financial analyses which are summarized below. Salomon Brothers believes that its analysis must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Salomon Brothers' opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of M&I or Valley. Any estimates contained in Salomon Brothers' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. None of the analyses performed by Salomon Brothers was assigned a greater significance by Salomon Brothers than any other.

     The projections reviewed by Salomon Brothers were prepared by the managements of M&I and Valley. Neither M&I nor Valley publicly discloses internal management projections of the type provided to the M&I Board of Directors and to Salomon Brothers in connection with the review of the Merger. Such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     The following is a brief summary of the analyses performed by Salomon Brothers in connection with its oral opinion delivered on September 17, 1993 to the M&I Board of Directors:

          (a) Transaction Summary. Salomon Brothers summarized the offer made by M&I to Valley, analyzing the Exchange Ratio and the price per share of M&I Common Stock, as of September 16, 1993, with respect to the implied purchase price per share of Valley Common Stock, the total transaction value and the premium to the market value of Valley Common Stock (as of one day and as of thirty days prior to September 16, 1993) represented by the implied purchase price per share, and as a multiple of certain historical and projected financial statement items including the latest twelve months' and 1993 projected earnings per share, fully diluted book value and fully diluted tangible book value. This analysis showed that the M&I offer, at such date, represented a purchase price of $39.99 per share of Valley Common Stock, multiples of 18.0x and 17.1x the latest twelve months' and 1993 projected earnings per share of Valley Common Stock, respectively, and a multiple of 2.36x and 2.60x fully diluted book value and fully diluted tangible book value per share of Valley Common Stock, respectively.

          (b) Analysis of Other Merger Transactions. Salomon Brothers analyzed certain other intra-market bank and bank holding company merger and acquisition transactions for the U.S. as a whole, and for nine midwestern states as a subset of the whole, for the period from January 1, 1988 through September 16, 1993 in which the total consideration paid had a value of between $250 million and $1.25 billion and analyzed a subset of these transactions where the target company's return on average assets was greater than 0.90%. Salomon Brothers then compared the multiples implied by the M&I offer with high, low and median deal multiples for the other bank and bank holding company merger and acquisition transactions analyzed. This analysis compared the price/latest twelve months' earnings, price/book value and price/tangible book value multiples of the M&I offer to the high, low and median multiples for the transactions analyzed, and calculated the premiums to market prices, earnings per share dilution and the percent of overhead reduction which would be required for zero dilution for the M&I offer and for the high, low and median deal multiples. Set forth below are the high, low and median deal multiples presented to the M&I Board of
     Directors:

                               U.S. INTRA-MARKET
                     TRANSACTIONS GREATER THAN $250 MILLION
                          BUT LESS THAN $1.25 BILLION
                   FROM JANUARY 1, 1988 TO SEPTEMBER 16, 1993

                                                                              RETURN ON
                                                              ALL           AVERAGE ASSETS
                                                          TRANSACTIONS        OF TARGET
                                                           CONSIDERED     GREATER THAN 0.90%    M&I OFFER
                                                          ------------    ------------------    ---------
Price/Latest Twelve Months' Earnings:                                                             18.0x
     High..............................................       32.3x              19.0x
     Low...............................................       11.9               11.9
     Median............................................       16.3               15.8
Price/Book Value:                                                                                 2.36x
     High..............................................       2.77x              2.77x
     Low...............................................       1.17               1.93
     Median............................................       2.12               2.61
Price/Tangible Book Value:                                                                        2.60x
     High..............................................       2.99x              2.90x
     Low...............................................       1.17               1.96
     Median............................................       2.45               2.69

                              MIDWEST INTRA-MARKET
                     TRANSACTIONS GREATER THAN $250 MILLION
                          BUT LESS THAN $1.25 BILLION
                   FROM JANUARY 1, 1988 TO SEPTEMBER 16, 1993

                                                                             RETURN ON
                                                         ALL MIDWEST       AVERAGE ASSETS
                                                         TRANSACTIONS        OF TARGET
                                                          CONSIDERED     GREATER THAN 0.90%    M&I OFFER
                                                         ------------    ------------------    ---------
Price/Latest Twelve Months' Earnings:                                                            18.0x
     High.............................................       32.3x              16.7x
     Low..............................................       12.5               14.4
     Median...........................................       16.4               16.3
Price/Book Value:                                                                                2.36x
     High.............................................       2.77x              2.77x
     Low..............................................       1.37               2.61
     Median...........................................       1.94               2.74
Price/Tangible Book Value:                                                                       2.60x
     High.............................................       2.99x              2.90x
     Low..............................................       1.45               2.79
     Median...........................................       2.43               2.86

     Salomon Brothers' analysis showed that the range of implied valuations per share of Valley Common Stock, applying the high, low and median deal multiples described above to Valley's latest twelve months' earnings, book value and tangible book value, was $17.97 to $71.92. The results produced in this analysis do not purport to be indicative of actual values or expected values of Valley or the shares of Valley Common Stock.

     The bank merger and acquisition transactions for the United States included in the above multiples analysis were:

 STATE       STATE
   OF          OF
ACQUIROR    ACQUIREE                  ACQUIROR                                ACQUIREE
- --------    --------    -------------------------------------   -------------------------------------
 CA          CA         First Interstate Bancorp                San Diego Financial Corporation
 PA          NJ         CoreStates Financial Corp.              Constellation Bancorporation
 PA          PA         PNC Bank Corp.                          First Eastern Corp.
 MN          NM         Norwest Corporation                     First United Bank Group
 PA          PA         Meridian Bancorp                        Commonwealth Bancshares Corp.
 NC          VA         First Union Corp.                       First American Metro Corp.
 MN          CO         First Bank System, Inc.                 Colorado National Bankshares, Inc.
 NC          VA         First Union Corporation                 Dominion Bankshares Corporation
 PA          PA         Integra Financial Corp.                 Equimark Corporation
 FL          FL         Barnett Banks, Inc.                     First Florida Banks, Inc.
 OH          TX         Banc One Corporation                    Team Bancshares, Inc.
 MI          IN         NBD Bancorp                             INB Financial Corporation
 MI          IN         NBD Bancorp                             Summcorp
 OH          OH         Society Corporation                     Ameritrust Corporation
 MI          MI         First of America Bank Corporation       Security Bancorp, Inc.
 CA          NV         BankAmerica Corporation                 Valley Capital Corporation
 OH          IL         Banc One Corporation                    First Illinois Corporation
 PR          PR         Banco Popular de Puerto Rico            BanPonce Corporation
 PA          PA         CoreStates Financial Corp.              First Pennsylvania Corp.
 NDL         IL         Algemene Bank Nederland N.V.            Exchange Bancorp, Inc.
 MD          MD         MNC Financial Inc.                      Equitable Bancorporation
 OH          OH         Society Corporation                     Trustcorp, Inc.
                                                                Florida National Banks of Florida,
 NC          FL         First Union Corp.                       Inc.
 ENG         NJ         National Westminster Bancorp, Inc.      Ultra Bancorporation
 MO          MO         Boatmen's Bancshares, Inc.              Centerre Bancorporation

     The bank merger and acquisition transactions where the target company's return on average assets was greater than 0.90% included in the above multiples analysis were:

 STATE       STATE
   OF          OF
ACQUIROR    ACQUIREE                  ACQUIROR                                ACQUIREE
- --------    --------    -------------------------------------   -------------------------------------
 PA          PA         Meridian Bancorp                        Commonwealth Bancshares Corp.
 MN          CO         First Bank System, Inc.                 Colorado National Bankshares
 MI          MI         First of America Bank Corporation       Security Bancorp
 CA          NV         BankAmerica Corporation                 Valley Capital Corporation
 OH          IL         Banc One Corporation                    First Illinois Corporation
 PA          PA         CoreStates Financial Corp.              First Pennsylvania Corporation
 NDL         IL         Algemene Bank Nederland N.V.            Exchange Bancorp, Inc.
 MD          MD         MNC Financial Inc.                      Equitable Bancorporation
 ENG         NJ         National Westminster Bancorp, Inc.      Ultra Bancorporation

          (c) Pro Forma Merger and Contribution Analyses. Salomon Brothers analyzed certain balance sheet and income statement data for Valley and M&I for 1992 on an actual and pro forma combined basis, and for Valley and M&I on a projected pro forma combined basis for 1993, 1994 and 1995. The analysis showed, among other things, that the Merger would result in dilution in earnings per share of M&I Common Stock in 1993 and 1994 followed by an increase in fully diluted earnings per share of M&I Common Stock for 1995. The analysis also showed that the shareholders of M&I would own 67.3% of the combined entity and that, attributing the cost savings projected to result from the Merger to Valley, M&I would contribute 73.2%, 69.2% and 66.0% of the income of the combined entity for 1993, 1994 and 1995, respectively, on a pro forma combined basis.

          (d) Discounted Cash Flow. Salomon Brothers performed a discounted cash flow analysis using discount rates of 12.0%, 14.0% and 16.0% and terminal price multiples ranging from 8x to 18x and using 1995 estimated earnings (including costs savings projected to result from the Merger) and Valley's management's projection of dividends for 1993, 1994 and 1995. This analysis showed a range of present values per share of Valley Common Stock from $25.93 to $58.76. The results produced in this analysis did not purport to be indicative of actual values or expected values of Valley or the shares of Valley Common Stock.

     Salomon Brothers also analyzed the stock price performance of Valley and of M&I, compared to the S&P Composite Average (500 stocks) and to the Salomon Brothers' Regional Bank Index. Salomon Brothers analyzed certain credit and other operating statistics for M&I, Valley and the combined entity, comparing these statistics to comparable average data for the institutions included in the Salomon Brothers' Regional Bank Index. These analyses showed, among other things, that for the year ended December 31, 1992 net interest margin for Valley was 4.61% compared to 4.50% for the institutions included in the Salomon Brothers' Regional Bank Index and Valley's return on average assets was 0.98% compared to 0.93% for the institutions included in the Salomon Brothers' Regional Bank Index, and that as of June 30, 1993, Valley's loan loss provision was 0.27% of average loans compared to 0.76% for the institutions included in the Salomon Brothers' Regional Bank Index. The analysis also showed that, on a pro forma combined basis for Valley and M&I for the year ended December 31, 1992, net interest margin was 4.65% and return on average assets was 1.29%.

     Based on these analyses, Salomon Brothers rendered an oral opinion to the M&I Board of Directors on September 17, 1993 that the Exchange Ratio was fair, from a financial point of view, to the shareholders of M&I. In connection with its opinion dated as of the date of this Joint Proxy Statement-Prospectus, Salomon Brothers also confirmed the appropriateness of its reliance on the analyses used to render its September 17, 1993 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     Salomon Brothers is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and valuations for estate, corporate and other purposes. M&I selected Salomon Brothers as its financial advisor because of its reputation and because Salomon Brothers has substantial experience in transactions such as the Merger.

     M&I and Salomon Brothers have entered into a letter agreement, dated August 31, 1993 (the "Salomon Engagement Letter"), relating to the services to be provided by Salomon Brothers in connection with the Merger. M&I has agreed to pay Salomon Brothers' fees as follows: $750,000 contingent upon and payable following the execution of a definitive agreement for the merger (which has been paid); $750,000 contingent upon and payable following the mailing of proxy materials relating to the Merger to M&I shareholders; and $1,250,000 contingent upon the consummation of the Merger and payable at the closing thereof. In the Salomon Engagement Letter, M&I also has agreed to reimburse Salomon Brothers for its reasonable and necessary out-of-pocket expenses and to indemnify Salomon Brothers against certain liabilities, including liabilities under the federal securities laws.

     Salomon Brothers from time to time has provided investment banking and financial advisory services to M&I for which Salomon Brothers has received customary compensation. Such services have included acting as agent for M&I's Medium Term Note program and as a managing underwriter of an offering of subordinated debentures of M&I in 1993 for which Salomon Brothers received customary compensation. In addition, in the ordinary course of its business, Salomon Brothers actively trades the debt and equity securities of M&I and Valley for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities. Salomon Brothers may also assist M&I in the divestiture of certain assets necessary to obtain regulatory approval of the Merger. See "CERTAIN REGULATORY CONSIDERATIONS." It is expected that Salomon Brothers would receive customary compensation for such services.

     Valley

     General. Valley retained Keefe Bruyette to render financial advisory and investment banking services to Valley in connection with a possible business combination between Valley and M&I.

     Keefe Bruyette is a recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises. Keefe Bruyette was selected on the basis of its ability to evaluate the fairness of the Exchange Ratio, from a financial point of view, as set forth in the Merger Agreement, its qualifications, its previous experience and its reputation in the banking and investment communities. Keefe Bruyette has acted exclusively for the Board of Directors of Valley in rendering its fairness opinion and will receive a fee from Valley for its services.

     Keefe Bruyette rendered oral and written opinions to the Board of Directors of Valley that, as of September 19, 1993 and as of the date of this Joint Proxy Statement-Prospectus, respectively, the Exchange Ratio was fair, from a financial point of view, to the holders of the Valley Common Stock. The full text of Keefe Bruyette's opinion, dated the date of this Joint Proxy Statement-Prospectus, is attached as Appendix E, and is incorporated herein by reference. The description of the written opinion set forth herein is qualified in its entirety by reference to the full text of the opinion attached as Appendix E. Valley shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken, by Keefe Bruyette in connection therewith. No limitations were imposed by Valley with respect to the investigations made or procedures followed by Keefe Bruyette in rendering its opinions.

     Keefe Bruyette's opinions are directed only to the Exchange Ratio and do not constitute a recommendation to any Valley shareholder as to how such shareholder should vote at the Valley Special Meeting.

     Materials and Information Considered With Respect to M&I Offer. In connection with its opinions, Keefe Bruyette reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Valley and M&I, including, among other things, the following: (i) the Merger Agreement; (ii) the Registration Statement (including this Joint Proxy Statement-Prospectus); (iii) Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 1992 of Valley and

M&I; (iv) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Valley and M&I and certain other communications from Valley and M&I to their respective shareholders, such as press releases and letters to shareholders; (v) other financial information concerning the businesses and operations of Valley and M&I furnished to Keefe Bruyette by Valley and M&I for purposes of its analysis, including certain internal financial analyses and forecasts for Valley and M&I prepared by the senior management of Valley and M&I; (vi) certain publicly available information concerning trading of, and the trading market for, the Valley Common Stock and the M&I Common Stock; and (vii) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that Keefe Bruyette considers relevant to its inquiry. In addition, Keefe Bruyette held discussions with senior management of Valley and M&I concerning their past and current operations, financial condition and prospects, and results of recent regulatory examinations. The results of recent regulatory examinations were considered favorable due to the absence of material asset quality problems at either company, the adequacy of the capital of both companies, and the overall good financial condition of both companies.

     Keefe Bruyette also discussed the strategic objectives of the Merger and plans for the combined company with senior executives of M&I and Valley; and performed certain limited analyses with respect to the unsolicited expressions of interest regarding possible business combinations that Valley received prior to the September 19, 1993 meeting of the Valley Board of Directors at which the Merger Agreement was approved. See "-- Background of the Merger."

     In conducting its review and arriving at its opinions, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Keefe Bruyette did not attempt independently to verify such information. Keefe Bruyette relied upon the management of Valley and of M&I as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to it, and assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Keefe Bruyette also assumed, without independent verification, that the aggregate allowances for loan losses for Valley and M&I as set forth in such financial statements and projections are adequate to cover such losses. Keefe Bruyette did not make or obtain any independent evaluation or appraisals of the property of Valley or M&I, nor did Keefe Bruyette examine any individual loan credit files. Keefe Bruyette was informed by Valley and assumed for purposes of its opinions that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

     Keefe Bruyette considered such financial and other factors as it deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Valley and M&I; (ii) the assets and liabilities of Valley and M&I; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. Keefe Bruyette also took into account Keefe Bruyette's assessment of general economic, market and financial conditions and Keefe Bruyette's experience in other transactions, Keefe Bruyette's experience in securities valuation and Keefe Bruyette's knowledge of the banking industry generally. Keefe Bruyette's opinions are necessarily based upon conditions as they existed and could be evaluated on the dates of such opinions and the information made available to Keefe Bruyette through the dates of such opinions.

     The projections reviewed by Keefe Bruyette were prepared by the managements of Valley and M&I. Neither Valley nor M&I publicly discloses internal management projections of the type provided to the Valley Board of Directors and to Keefe Bruyette in connection with the review of the Merger. Such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     Summary of Analysis of M&I Offer. Set forth below is a brief summary of selected analyses presented by Keefe Bruyette to the Valley Board of Directors in connection with its oral opinion as to the fairness, from a financial point of view, of the Exchange Ratio.

     Keefe Bruyette reviewed certain historical financial information for Valley and M&I and calculated the imputed value of the M&I offer to holders of Valley Common Stock. This analysis showed a value of $39.56 per share of Valley Common Stock based upon the Exchange Ratio of 1.72 and the closing price of the M&I Common Stock on September 17, 1993 of $23.00 per share. Keefe Bruyette also calculated the multiple which the Exchange Ratio represents, based on the $39.56 per share purchase price, when compared to Valley's Common Stock closing market price of $32.75 on September 15, 1993 (the last trading day prior to an extraordinary increase in the market price of Valley Common Stock attributed to takeover speculation), Valley's June 30, 1993 book value per share of $16.88, its 1993 estimated earnings per share of $2.30 and its 1994 estimated earnings per share of $2.55 (such estimates being based on Keefe Bruyette's published estimates). The price to book value multiple was 234%, the premium to market value was 20%, and the price to 1993 and 1994 estimated earnings multiples were
17.2 times and 15.5 times, respectively.

     Comparison to Other Companies and Transactions. Keefe Bruyette compared the financial performance of Valley based on various financial measures of earnings performance, capital adequacy and asset quality, to that of a peer group of bank holding companies with assets ranging from approximately $2.0 to $7.0 billion, including Star Banc Corporation, Commerce Bancshares, Inc., Fourth Financial Corp., Liberty National Bancorp, Inc., Provident Bancorp, First Bancorp of Ohio, Magna Group, Associated Banc-Corp and Fort Wayne National Corp. This analysis showed, among other things, that the group had an average return on assets of 1.23% and an average return on equity of 14.36% for the second quarter of 1993, versus 1.07% and 13.58%, respectively, for Valley. The analysis also showed that the group had an average equity/asset ratio of 7.80%, versus 7.19% for Valley. The peer group for the second quarter of 1993 recorded a net interest margin of 4.60% versus 4.52% for Valley, and the peer group had an average efficiency ratio of 61.3% compared to 67.6% for Valley. On the measure of non-performing assets as a percentage of loans plus other real estate owned, the peer group had an average of 1.39% at June 30, 1993, versus 0.81% for Valley.

     Keefe Bruyette compared the financial performance of M&I based on various financial measures of performance to that of a peer group of bank holding companies in the Midwest including Banc One Corporation, National City Corporation, Comerica Inc., Society Corporation, Boatmen's Bancshares, Inc., First of America Bank Corporation, Huntington Bancshares, Firstar Corporation, Mercantile Bancorporation, Inc., Old Kent Financial Corp. and Star Banc Corporation. This analysis showed, among other things, that using financial data as of June 30, 1993 and market data as of September 16, 1993, M&I had a price-to-book value multiple of 1.94 times compared to a range of multiples ranging from 1.46 times to 2.25 times for the peer group, a price-to-earnings multiple based on 1994 estimated earnings of 12.4 times compared to a range of
8.5 times to 11.4 times for the peer group, and a dividend yield of 2.3% compared to a range of 3.0% to 4.1% for the peer group. Keefe Bruyette's financial comparison showed that for the second quarter of 1993 M&I earned 1.67% on assets and 16.09% on equity, versus 1.37% and 17.27%, respectively, for the peer group. In addition, Keefe Bruyette showed that M&I's equity/asset ratio equaled 9.6%, versus 7.04% for the peer group. M&I's net interest margin for the second quarter equaled 4.58%, versus 5.06% for the peer group, and its efficiency and expense ratios were 64.8% and 1.50%, versus 61.1% and 2.29% for the peer group. The ratio of non-performing assets at June 30, 1993 was 1.02% for M&I and 1.49% for the peer group.

     Keefe Bruyette examined the history of trading prices for both Valley and M&I Common Stock for the period from January 1989 to August 1993. Keefe Bruyette also examined the relationship between movements of Valley and M&I Common Stock market prices and movements in the Keefe Bank Index of 24 banking companies and the S&P 500 Index. This analysis showed that the price of M&I Common Stock substantially outperformed Valley Common Stock and the other indices over the period from January 1989 through August 1993, and that movements in the market price of Valley Common Stock and M&I Common Stock from January 1993 through August 1993 were relatively comparable.

     Keefe Bruyette reviewed certain financial data relating to 14 bank merger transactions which had occurred since March, 1992. The selection of bank mergers included the following transactions (acquiror/acquiree): CoreStates Financial Corp./Constellation Bancorporation; Norwest Corporation/First United Bank Group; PNC Bank Corp./First Eastern Corporation; Boatmen's Bancshares/First Amarillo Bancorp; First Security Corporation/First National Financial Corp; Banc One Corporation/Firstier Financial; Meridian Bancorporation/Commonwealth Bancshares Corp.; Bank of New York Co./National Community

Banks; First Bank System/Colorado National Bankshares, Inc.; First Union Corp./Dominion Bankshares Corporation; Banc One Corporation/Key Centurion Bancshares; Barnett Banks, Inc./First Florida Banks, Inc.; Banc One Corporation/Team Bancshares, Inc.; and Boatmen's Bancshares, Inc./Sunwest Financial Services. In each case, Keefe Bruyette calculated the price as a multiple of earnings, book value, tangible book value and preannouncement market price. In the selected transactions, the calculations yielded a range of: (i) price to earnings multiples of 13.3 to 21.2 with an average of 15.9, compared with a multiple of 17.2 associated with the Merger; (ii) price to book value multiples of 1.50 to 2.54 with an average of 2.13 compared with a multiple of
2.34 associated with the Merger; and (iii) price to preannouncement market price multiples of 1.06 to 1.77 with the average of 1.34 compared with a multiple of
1.20 associated with the Merger. Because of the extraordinary increase that occurred in the market price of Valley Common Stock on September 16, 1993, just prior to Valley's first press release (see "-- Background of the Merger"), the market price used for Valley Common Stock to compute these ratios is $32.75 per share, which is the closing price reported on the NASDAQ/NMS for September 15, 1993.

     No company or transaction used in the above analysis as a comparison is identical to Valley, M&I or the contemplated Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     Other Considerations and Analyses With Respect to M&I Offer. Keefe Bruyette analyzed the relative contribution of each of Valley and M&I to certain balance sheet and income statement items, including assets, common equity, and 1993 and 1994 estimated earnings. Keefe Bruyette then compared the ownership percentages of the combined company implied by the relative contributions of such balance sheet and income statement items, resulting in an ownership percentage for Valley shareholders of approximately 35.5% at the Exchange Ratio of 1.72. The contribution analysis showed that by virtue of the Exchange Ratio, Valley would contribute approximately 36.0% of the combined assets, 29.3% of the combined common equity and 26.6% of the estimated 1994 earnings of the two companies.

     Keefe Bruyette estimated the present value of the future streams of after-tax cash flows that Valley could produce through 1998. The analysis was based on several assumptions, including a $1.44 dividend per share in 1998, and an earnings per share of $3.47 in 1998. A terminal value was calculated for 1998 by multiplying Valley's projected 1998 earnings by a Price/Earnings multiple of
18.1 times, chosen to reflect a possible acquisition premium. This terminal valuation analysis and the annual dividend payments were discounted at rates ranging from 12.0% to 16.0%, producing potential values per share of Valley from $30.08 to $36.66.

     Keefe Bruyette compared these values to the potential value provided to Valley shareholders in the Merger. This analysis was based upon varying assumptions concerning earnings growth rates, dividend rates and exit multiples, which assumptions are themselves based upon many factors and assumptions many of which are beyond the control of Valley and M&I. As indicated below, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any security may trade at the present time or any time in the future.

     Keefe Bruyette illustrated the earnings dilution that would be incurred by M&I based upon the proposed Exchange Ratio. The analysis showed a 7.7% dilution in earnings per share based upon 1994 estimated earnings of the combined company following the Merger.

     Written Opinion on M&I Offer. In connection with its written opinion dated as of the date of this Joint Proxy Statement-Prospectus, Keefe Bruyette confirmed the appropriateness of its reliance on the analyses used to render its September 19, 1993 oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     Consideration of Unsolicited Expressions of Interest. As discussed under "-- Background of the Merger," Valley received four unsolicited preliminary expressions of interest with respect to a possible business combination from other bank holding companies, and each of these companies was contacted briefly on September 17, 1993 to ascertain the nature, seriousness and financial parameters of their interest. Three of the four responded with certain proposed terms of a possible business combination with Valley. The three companies that responded with such preliminary proposed terms provided an expected range of value that they anticipated they would be able to provide to Valley shareholders in a merger transaction. These preliminary indications were (i) $34 to $36 (which was lower on its face than the price implied by the M&I proposal), (ii) $40, and (iii) $41 to $42. No specific exchange ratios or pricing formulas were stated regarding the number of shares proposed to be exchanged for each share of Valley stock. Each of these preliminary indications was tentative, subject to various conditions, including due diligence and the negotiation of a definitive agreement, and, to varying degrees, were incomplete with respect to various material terms, as contrasted with the M&I proposal which established a specific exchange ratio, had been the subject of extensive negotiations and was in the form of a proposed definitive agreement containing all of the terms and conditions of the proposed transaction.

     At the September 19, 1993 meeting of the Valley Board of Directors, Keefe Bruyette reviewed the financial performance, market performance, and historic stock trading prices of the other four companies relative to each other and as compared to M&I and concluded that M&I compared favorably with the other four companies on such criteria. Keefe Bruyette measured financial performance primarily in terms of returns on assets (1.67% for M&I versus 1.53%, 1.38%, 1.30% and 1.56% for the other four companies), returns on equity (16.09% for M&I versus 17.48%, 19.84%, 17.03% and 18.76% for the other four companies), net interest margins (4.58% for M&I versus 6.21%, 5.66%, 5.17% and 5.21% for the other four companies), efficiency ratios (64.79% for M&I versus 61.33%, 71.24%, 60.42% and 62.48% for the other four companies), expense ratios (1.50% for M&I versus 2.94%, 3.08%, 2.13% and 2.14% for the other four companies) and asset quality ratios such as net charge-offs to average loans (0.06% for M&I versus 0.67%, 0.72%, 0.96% and 0.20% for the other four companies). Keefe Bruyette measured market performance in terms of estimated price to earnings ratios for 1993 (12.78x for M&I versus 12.46x, 12.62x, 14.03x and 10.76x for the other four companies) and 1994 (11.79x for M&I versus 11.22x, 11.04x, 9.65x and 10.11x for the other four companies), market to book ratios (1.94x for M&I versus 2.17x, 2.57x, 1.79x and 2.00x for the other four companies) and market to tangible book ratios (2.00x for M&I versus 2.34x, 2.95x, 2.19x and 2.20x for the other four companies). Keefe Bruyette also reviewed the potential earnings dilution, on both aggregate and incremental bases, that each of these parties might be expected to experience as a result of a business combination with Valley at a range of assumed prices, and compared it to the projected dilution of M&I associated with the Merger at the Exchange Ratio. Such analyses showed that none of the other four companies was likely to be in a position to offer greater value to holders of Valley Common Stock than that provided by the M&I proposal.

     Limitation on Opinions. The information above summarizes the material analyses prepared by Keefe Bruyette in connection with its opinions. This summary does not purport to be a complete description of the analyses performed by Keefe Bruyette in connection with the rendering of its fairness opinions. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Keefe Bruyette believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part of all of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in the Keefe Bruyette presentations and opinions. The range in calculations resulting from any particular analyses described above should not be taken to be Keefe Bruyette's view of the actual value of Valley or M&I. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses.

     In performing its analyses, Keefe Bruyette made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Valley or M&I. Such analyses were prepared solely as part of Keefe Bruyette's analysis of the fairness of the Exchange Ratio, from a financial point of view, to Valley's shareholders and were provided to the Valley Board of Directors in connection with the delivery of Keefe Bruyette's opinions. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may be traded in the future. In addition, as described above, Keefe Bruyette's opinion and presentation to the Valley Board of Directors is just one of the many factors taken into consideration by the Valley Board.

     Fees Paid to Keefe Bruyette. Valley has paid Keefe Bruyette a cash fee of $100,000 to date, and has agreed to pay a cash fee of $100,000 promptly following the mailing of this Joint Proxy Statement-Prospectus. Valley will also pay Keefe Bruyette at the time of, and contingent upon, the closing of the Merger a cash fee of $450,000. Valley has also agreed to reimburse Keefe Bruyette for its reasonable out-of-pocket expenses and to indemnify Keefe Bruyette against certain liabilities, including liabilities under the federal securities laws.

MERGER CONSIDERATION

     The Merger Agreement provides that, at the Effective Time, each then outstanding share of Valley Common Stock, other than shares held in the treasury of Valley or owned by M&I for its own account, will be automatically converted into the right to receive 1.72 shares (referred to herein as the Exchange Ratio) of M&I Common Stock. The Exchange Ratio is subject to adjustment in the event of a M&I or Valley stock split, stock dividend or other similar transaction between the date of the Merger Agreement and the Effective Time. Each share of Valley Common Stock held in the treasury of Valley or owned by M&I for its own account (which excludes shares held in trust accounts, managed accounts, or similar accounts beneficially owned by third parties) at the Effective Time will be cancelled and extinguished without any conversion thereof or payment made with respect thereto. For a description of the M&I Common Stock to be received in connection with the Merger, see "DESCRIPTION OF M&I CAPITAL STOCK" and for a description of certain differences in the rights of shareholders of M&I and Valley, see "COMPARISON OF SHAREHOLDER RIGHTS." No fractional shares will be issued to any Valley shareholders. In lieu of fractional shares of M&I Common Stock, former holders of Valley Common Stock will receive a cash payment upon surrender of their certificates of Valley Common Stock in connection with the Merger. See "-- Conversion of Shares; Exchange of Certificates; No Fractional Shares."

     The shares of M&I Common Stock outstanding at the Effective Time will remain outstanding shares of M&I Common Stock following the Effective Time.

     At the Effective Time, all rights with respect to Valley Common Stock pursuant to stock options granted by Valley under Valley's stock option plans, whether or not then exercisable, will be converted into and will become rights with respect to M&I Common Stock and M&I will assume each such stock option in accordance with the terms of the applicable stock option plan under which it was issued, as adjusted to reflect the Exchange Ratio. See "-- Effect on Employee Benefits and Stock Options."

EFFECTIVE TIME

     The "Effective Time" of the Merger will occur upon the filing of Articles of Merger with the Secretary of State of the State of Wisconsin, which will occur as promptly as practicable after the satisfaction of or, if permissible, waiver of all conditions to the Merger Agreement. It is expected that a period of time will elapse between the Special Meetings and the Effective Time while the parties seek to obtain the regulatory approvals required in order to consummate the Merger. See "CERTAIN REGULATORY CONSIDERATIONS." The Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before September 19, 1994, or, at the latest, December 31, 1994, if the delay is a result of proceedings of a governmental authority or litigation related to the Merger. See "-- Termination; Amendment and Waiver."

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

     At the Effective Time, by virtue of the Merger and without any action on the part of M&I, Valley, or the holders of M&I Common Stock or Valley Common Stock, each share of Valley Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.72 shares of M&I Common Stock (referred to herein as the Exchange Ratio). All such shares of Valley Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each certificate previously representing any such shares of Valley Common Stock will thereafter represent the right to receive a certificate representing shares of M&I Common Stock into which such Valley Common Stock is convertible. Certificates previously representing shares of Valley Common Stock will be exchanged for certificates representing whole shares of M&I Common Stock upon the surrender of such certificates as provided below, without interest. No fractional share of M&I Common Stock will be issued, and, in lieu thereof, a cash payment will be made as provided below.

     As of the Effective Time, M&I will deposit, or cause to be deposited, with a bank or trust company designated by M&I (the "Exchange Agent") certificates representing the shares of M&I Common Stock (such certificates for shares of M&I Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to the terms of the Merger Agreement to former holders of Valley Common Stock at the Effective Time. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Valley Common Stock (the "Certificates"), whose shares of Valley Common Stock were converted into the right to receive shares of M&I Common Stock, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of M&I Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with a properly executed letter of transmittal, the holder of such Certificate will receive a certificate representing that number of whole shares of M&I Common Stock which such holder has the right to receive in respect of the Certificate surrendered (after taking into account all shares then held by such holder) and cash in lieu of any fractional shares, and the Certificate so surrendered will be cancelled. In the event of a transfer of ownership of shares of Valley Common Stock which is not registered in the transfer records of Valley, a certificate representing the proper number of shares of M&I Common Stock may be issued to a transferee if the Certificate representing such shares of Valley Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the payment by such person of a bond in such reasonable amount as M&I may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the shares of M&I Common Stock to which such person is entitled. Until surrendered, each Certificate will, after the Effective Time, represent only the right to receive upon such surrender a certificate representing shares of M&I Common Stock and cash in lieu of any fractional share of M&I Common Stock as described below.

     VALLEY SHAREHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS.

     No dividends or other distributions declared, made or with a record date after the Effective Time with respect to M&I Common Stock will be paid to the holder of any unsurrendered Certificate with respect to the shares of M&I Common Stock represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder, until the holder of such Certificate surrenders such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of M&I Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of M&I Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of M&I Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of M&I Common Stock.

     All shares of M&I Common Stock issued upon conversion of shares of Valley Common Stock (including any cash paid for fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Valley Common Stock, including each Valley Right (as defined below).

     No certificates or scrip representing fractional shares of M&I Common Stock will be issued upon the surrender for exchange of Certificates, and each fractional share interest will not entitle the owner thereof to vote or to claim any rights of a shareholder of M&I. Each holder of a fractional share interest will be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the average closing price for a share of M&I Common Stock as quoted on the NASDAQ/NMS on the five business days immediately preceding the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent will notify M&I and M&I will make available such amounts to such holders of such fractional share interests subject to and in accordance with the terms of the Merger Agreement. It is a condition to consummation of the Merger that the aggregate of fractional share interests in M&I Common Stock paid in cash pursuant to the Merger Agreement and the number of shares of M&I Common Stock which would have been issued pursuant to the Merger Agreement but were not, due to the exercise of dissenters' rights (if such rights were available), shall not be more than 10% of the maximum aggregate number of shares of M&I Common Stock which could be issued as a result of the Merger.

     Any portion of the Exchange Fund which remains undistributed to the former shareholders of Valley for six months after the Effective Time will be delivered to M&I, upon demand, and any former shareholders of Valley who have not complied with the procedure described above will thereafter look only to M&I for payment of their claim for M&I Common Stock, any cash in lieu of fractional shares of M&I Common Stock and any dividends or distributions with respect to M&I Common Stock.

     Neither M&I nor Valley shall be liable to any former holder of shares of Valley Common Stock for any such shares of former Valley Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

     M&I is entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any former holder of shares of Valley Common Stock such amounts as M&I is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by M&I, such withheld amounts shall be treated for purposes of the Merger Agreement as having been paid to the former holder of such shares of Valley Common Stock in respect of which such deduction and withholding was made by M&I.

     At the Effective Time, the stock transfer books of Valley shall be closed and there shall be no further registration of transfers of shares of Valley Common Stock thereafter on the records of Valley. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Valley Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided in the Merger Agreement or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or M&I for any reason shall be converted into shares of M&I Common Stock in accordance with the terms of the Merger Agreement as described above.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain customary representations and warranties of each of M&I and Valley (and in certain cases also relating to their respective subsidiaries) relating to, among other things, (a) organization, regulatory registrations or authorizations and similar corporate matters; (b) capital structures; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement, the Option Agreement and other related matters; (d) compliance with laws; (e) documents filed with the Commission, the Federal Reserve Board and other applicable securities or banking authorities and the accuracy of information contained therein; (f) no material pending or threatened litigation or governmental investigations or agreements except as otherwise disclosed in filings with the Commission; (g) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, with respect to Valley, certain matters relating to employment contracts, options and similar matters; (h) the accuracy of information supplied by each of M&I and Valley in connection with the Registration Statement and this Joint Proxy Statement-Prospectus; (i) good title to properties, free of liens; (j) the absence of certain environmental matters; (k) the absence of any burdensome contracts, agreements or restrictions; (l) certain tax matters; (m) with respect to Valley only, certain insurance matters; (n) absence of certain material changes or events since December 31, 1992, including changes or events relating to the incurrence of a material adverse effect in the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) of M&I and its subsidiaries, taken as a whole, or of Valley and its subsidiaries, taken as a whole, or since June 30, 1993, a reduction in the consolidated book value of either Valley or M&I; (o) no action taken that would prevent using the pooling-of-interests method of accounting for the Merger or which would prevent the Merger from qualifying as a tax-free reorganization under the Code; (p) material contracts; (q) full disclosure with regard to all written information furnished pursuant to the Merger Agreement; (r) opinions of financial advisors; and (s) the shareholder votes required to approve the Merger Agreement.

     The Merger Agreement also contains additional representations and warranties by Valley to M&I that (a) the Board of Directors of Valley has taken all actions necessary to ensure that the restrictions of Sections 180.1140-44 and 180.1150 of the WBCL (relating to business combinations with interested shareholders and other potential restrictions on M&I's ability to consummate the Merger, generally discussed under "DESCRIPTION OF M&I CAPITAL STOCK -- Certain Provisions of the Wisconsin Business Corporation Law") do not apply to the Merger and to amend the Valley Rights Agreement to clarify that neither M&I nor any affiliate of M&I controlled by M&I will become an "Acquiring Person" and no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Valley Rights Agreement) will occur as a result of the Merger Agreement, the Option Agreement or the transactions contemplated therein, and (b) Valley's allowance for loan losses is not less than 1.25% of total consolidated loans reflected on Valley's consolidated financial statements.

     The representations and warranties of M&I and Valley contained in the Merger Agreement are qualified, in certain instances, by materiality standards contained therein or by the disclosure schedules of M&I and Valley delivered pursuant to the Merger Agreement.

CONDITIONS TO THE MERGER

     The Merger Agreement contains certain conditions to the obligations of M&I and Valley to consummate the Merger. In addition to other customary closing conditions, the following conditions are contained in the Merger Agreement: (a) the Merger shall have been approved by the holders of M&I Common Stock and by the holders of Valley Common Stock and the M&I Articles Amendment shall have been approved by the holders of M&I Common Stock; (b) the Registration Statement shall have been declared effective by the Commission under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement shall have been issued) and M&I shall also have received all other federal and state securities permits and authorizations necessary to issue M&I Common Stock pursuant to the Merger Agreement; (c) the Merger shall have been approved by the Federal Reserve Board without the imposition of any condition that is not reasonably satisfactory to M&I or Valley and all conditions required to be satisfied prior to the Effective Time imposed by such approval shall have been satisfied and all waiting periods relating to such approval shall have expired;
(d) there shall not be any injunction or restraining order or regulatory impediment preventing the consummation of the Merger; (e) there shall not be any pending material action, proceeding or investigation (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to limit the exercise of ownership rights by M&I of the business or assets of Valley; (f) the aggregate of fractional share interests in Valley Common Stock paid in cash pursuant to the Merger Agreement and the number of shares of M&I Common Stock which would have been issued pursuant to the Merger Agreement except for the exercise of dissenters' rights, if available, shall not be more than 10% of the maximum aggregate number of shares of M&I Common Stock which could be issued as a result of the Merger; (g) M&I's and Valley's representations and warranties contained in the Merger Agreement shall be true and correct in all material respects; (h) all agreements and covenants of each of M&I and Valley required to be performed by it under the Merger Agreement shall have been performed by it in all material respects; (i) all consents, approvals, authorizations or orders required to be obtained in connection with the Merger by either M&I or Valley shall have been obtained by it; (j) the opinion of Godfrey & Kahn, S.C. to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code shall not have been withdrawn or modified in any material respect; (k) independent counsel to each party to the Merger Agreement shall have provided the other party with an opinion of counsel as to certain matters in connection with the Merger; and (l) each party to the Merger Agreement shall have received from Arthur Andersen & Co. an opinion to the effect that the Merger qualifies for pooling-of-interests accounting treatment.

     In addition to the mutual conditions discussed above, M&I's obligation to consummate the Merger is subject to the following additional conditions: (a) that M&I shall have received from Arthur Andersen & Co. a "comfort letter" with respect to Valley's financial statements included or incorporated by reference in this Joint Proxy Statement-Prospectus; (b) that Valley shall have used reasonable efforts to obtain from each affiliate of Valley a signed letter regarding certain restrictions on the resale of M&I Common Stock to be received in the Merger under Rule 145 of the Securities Act; (c) that no governmental entity shall have taken any action, and no statute, rule or order shall have been enacted, entered, enforced or deemed applicable to the Merger by any governmental entity, which would materially adversely impact the economic or business benefits of the Merger so as to render inadvisable the consummation of the Merger; (d) that M&I shall have received from all holders of options to purchase Valley Common Stock (excluding M&I) a waiver of the right to receive cash in exchange for or upon surrender of any such options in connection with the Merger; (e) that no "Shares Acquisition Date," "Distribution Date" or "Triggering Event" (as defined in the Valley Rights Agreement) shall have occurred; (f) that (i) since September 19, 1993, there has been no material adverse effect on Valley's financial condition, results of operations or business and (ii) the average of Valley's quarterly cumulative consolidated net income for the quarters from the quarter ended September 30, 1993 to the last quarter reported prior to the Effective Time shall be greater than or equal to $10,000,000, excluding certain expenses relating to the Merger for purposes of computing consolidated net income; (g) that the number of shares of Valley Common Stock outstanding plus the number of shares of Valley Common Stock subject to issuance pursuant to outstanding stock options (other than pursuant to the Option held by M&I) shall be not greater than 21,620,942 shares; and (h) that each of Peter M. Platten, III, Mark L. Miller, Gary A. Lichtenberg, Charles
H. Sauter and Sal A. Troia, officers of Valley, shall have executed a written agreement to amend certain provisions of the Valley Executive Life Insurance Plan Agreement between each of such persons and Valley to limit certain coverage provided under such Agreement.

     In addition to the mutual conditions discussed above, Valley's obligation to consummate the Merger is subject to the condition that the shares of M&I Common Stock to be issued in the Merger or pursuant to options to purchase M&I Common Stock to be granted as provided in the Merger Agreement shall have been approved for listing, upon notice of issuance, on the NASDAQ/NMS.

TERMINATION; AMENDMENT AND WAIVER

     Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the holders of M&I Common Stock or Valley Common Stock at the M&I and Valley Special Meetings: (a) by mutual consent of M&I and Valley; (b) by either M&I or Valley (i) if there has been a breach in any material respect of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of M&I, on the one hand, or Valley, on the other hand, respectively, or (ii) if any representation or warranty of M&I, on the one hand, or Valley, on the other hand, respectively, shall be discovered to have become untrue in any material respect, in either case which breach or other condition has not been cured within 30 business days following receipt by the nonterminating party of notice of such breach or other condition (provided that the Merger Agreement may not be terminated by the breaching party or party making any representation or warranty which shall have become untrue in any material respect); (c) by either M&I or Valley if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable; (d) by either M&I or Valley if the Merger shall not have been consummated on or prior to September 19, 1994, for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement; provided that if the Merger shall not have been consummated by September 19, 1994, as a result of proceedings of a governmental authority or litigation, then the date on which either M&I or Valley may terminate the Merger Agreement shall be extended to the earlier of (i) the lapse of a reasonable period of time necessary to consummate the Merger following the final termination of proceedings of a governmental authority or litigation or (ii) December 31, 1994; or (e) by either M&I or Valley if the Federal Reserve Board has denied approval of the Merger, and neither M&I nor Valley has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law.

     The Merger Agreement may also be terminated by Valley, during the 10-day period commencing on the Federal Reserve Board Approval Date, if both of the following conditions are satisfied: (a) the average of the daily closing prices of a share of M&I Common Stock as quoted on the NASDAQ/NMS during the period of 10 trading days ending at the end of the third trading day immediately preceding the Federal Reserve Board Approval Date (the "M&I Average Price") is less than $18 and (b) the M&I Average Price has declined from the closing price of M&I Common Stock as reported on the NASDAQ/NMS on September 17, 1993 by more than 15% relative to the decline in the market prices of a selected group of bank stocks during the same period. The selected group of bank stocks is identified on Exhibit 8.1 to the Merger Agreement attached as Appendix A to this Joint Proxy Statement-Prospectus.

     In the event of termination of the Merger Agreement by either M&I or Valley, the Merger Agreement will become void and there will be no liability or obligation on the part of M&I or Valley other than under certain specified provisions of the Merger Agreement dealing with confidential treatment of non-public information and expenses, and other than any liabilities incurred or suffered by a party as a result of a willful breach of the Merger Agreement. The Option Agreement will be governed by its own terms with respect to termination.

     Amendment and Waiver. Subject to applicable law, (i) the Merger Agreement may be amended at any time prior to the Effective Time by action taken or authorized by the respective Boards of Directors of M&I and Valley (except that after the Merger Agreement is approved by the shareholders of Valley, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Valley Common Stock will be converted pursuant to the terms of the Merger Agreement at the Effective Time) and (ii) at any time prior to the Effective Time, the parties may extend the time for performance of the obligations of the other parties to the Merger Agreement, may waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto or may waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

CONDUCT OF BUSINESS PENDING MERGER

     The Merger Agreement contains certain affirmative and negative covenants of M&I and Valley. Pursuant to the Merger Agreement, each party has agreed promptly to notify the other of any impending or threatened occurrence of an event or condition which would cause or constitute a material breach of any of its representations or agreements contained or referred to in the Merger Agreement and to use its best efforts to prevent or promptly remedy the same. In addition, Valley has agreed that prior to the Effective Time (without the prior written consent of M&I), Valley and each of its subsidiaries will (a) operate its business in the usual, regular and ordinary course consistent with past practices; (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;
(c) use all reasonable efforts to maintain and keep its properties in good repair and condition; (d) use all reasonable efforts to keep all insurance and bonds in full force and effect, subject to a premium cap for directors' and officers' liability insurance; (e) perform in all material respects all obligations under all material contracts, leases and documents relating to or affecting its assets, properties and business and (f) comply with and perform in all material respects all obligations and duties imposed on Valley under all applicable laws. The Merger Agreement also obligates Valley to exercise reasonable efforts to retain the listing of Valley Common Stock on the NASDAQ/NMS at least through the Record Date for the Valley Special Meeting, and gives M&I the right to designate two representatives to attend and observe meetings of Valley's senior credit committee.

     Valley has also agreed that prior to the Effective Time (without the prior written consent of M&I), neither Valley nor any of its subsidiaries will, except as provided in the Merger Agreement or Option

Agreement: (a) (i) grant any salary increase or bonus increase to any employee with an employment contract, except pursuant to the terms of the contracts or preexisting formulas and subject to certain additional limitations, (ii) grant any general salary increases to employees as a class above certain prescribed limitations, (iii) effect any change in retirement benefits to any class of employees or any officer (unless such change is contractually required or otherwise required by law) which would increase retirement benefit liabilities,
(iv) adopt, enter into, amend or modify any employee benefit plan to increase or accelerate obligations of Valley or its subsidiaries thereunder or (v) enter into or amend any employment, severance or similar agreements or arrangements with any employee, director or officer or otherwise change the employee-at-will status of any current employee; (b) declare or pay any dividend other than (i) regular quarterly cash dividends on Valley Common Stock not in excess of $0.24 per share (provided that in the quarter that the Effective Time occurs, shareholders of Valley will receive cash dividends only with respect to shares of Valley Common Stock held or with respect to shares of M&I Common Stock received pursuant to the Merger Agreement, but not both) or (ii) dividends by a subsidiary of Valley to Valley; (c) redeem, purchase or otherwise acquire any shares of Valley capital stock; (d) merge with or into any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (e) other than in the ordinary course of business and consistent with past practice, (i) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of the stock, of any corporation, bank or other business (other than Pierce County Bank & Trust Company, which Valley acquired as of November 6, 1993) or (ii) liquidate, sell or dispose of, or encumber any assets or acquire any assets; (f) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution of such capital stock;
(g) issue any shares of Valley's capital stock other than (i) pursuant to outstanding employee stock options, Valley's dividend reinvestment plan or thrift and sharing plan or (ii) by a subsidiary of Valley (of its capital stock) to Valley; (h) propose or adopt any amendment to its articles of incorporation or by-laws in any way adverse to M&I; (i) purchase any shares of M&I Common Stock (except in a fiduciary capacity for the account of its customers); (j) change any of its methods of accounting, or methods of reporting income or deductions for federal income tax purposes, in effect at December 31, 1992; (k) change any lending, investment, liability management or other material policies concerning the business or operations of Valley or any of its subsidiaries, including, without limitation, (i) the acquisition or sale of any contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities whatsoever or enter into any derivative transaction, (ii) the sale, assignment, transfer, pledge, mortgage or encumbrance with respect to any of its assets with a value in excess of $500,000 individually, (iii) the making of any investment with an interest maturity of five years or more in excess of $20,000,000, (iv) the incurrence of any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, except pursuant to existing credit agreements and other borrowing facilities filed as exhibits to Valley's reports to the Commission and which are in the ordinary course of business consistent with past practice, or otherwise in an aggregate amount of $1,000,000 or less; (l) any agreement with respect to any acquisition of a material amount of assets or securities or any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, encumbrances, debt or claims, not in the ordinary course of business and consistent with past practices except which together amount to less than $1,000,000; (m) the settlement of any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $300,000 or in any manner which would restrict in any material respect the operations or business of Valley or any of its subsidiaries; (n) the purchase of any derivative securities instrument which involves entering into a contract with a term of six months or longer; or (o) the taking of any action or failure to take any action which individually or in the aggregate can be expected to have a material adverse effect on Valley and its subsidiaries, taken as a whole.

     Pursuant to the Merger Agreement, M&I has agreed that prior to the Effective Time (without the prior written consent of Valley), M&I will (a) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in M&I's financial statements applied on a consistent basis; and (b) conduct its business in a manner that does not violate any laws. M&I has also agreed that prior to the Effective Time (without the prior written consent of Valley), neither M&I nor any of the M&I subsidiaries will propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to Valley.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that Valley and its subsidiaries will not (without the prior written consent of M&I), initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to take any such action. Valley must immediately notify M&I orally, and promptly confirm in writing, of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. Notwithstanding the foregoing, the Board of Directors of Valley is not prohibited from (a) furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to Valley and its subsidiaries if (i) the Board of Directors of Valley, after consultation with legal counsel, determines in good faith that such action is required for the Board of Directors of Valley to comply with its fiduciary duties to shareholders imposed by law and (ii) prior to furnishing such information to such party, Valley receives from such party an executed confidentiality agreement in reasonably customary form (which need not require such party to enter into a "standstill" agreement) or (b) complying with Rules 14d-2 and 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. For this purpose, "Competing Transaction" means any of the following involving Valley or any of Valley's subsidiaries: (a) any merger, consolidation, share exchange, business combination, or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of assets in a single transaction or series of transactions, excluding from the calculation of this percentage any such transactions undertaken in the ordinary course of business and consistent with past practice; (c) any sale of ten percent or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (d) any tender offer or exchange offer for ten percent or more of outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith; (e) any solicitation of proxies in opposition to any approval by Valley shareholders of the Merger or the Option Agreement; (f) the filing of an acquisition application (or the giving of acquisition notice), whether in draft or final form, under the BHCA or Change in Bank Control Act with respect to Valley; (g) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent or more of the then outstanding shares of capital stock; or (h) any public announcement of a proposal, plan or intention to do any of the foregoing.

STOCK OPTION AGREEMENT

     General. Pursuant to the Option Agreement and as a condition for M&I to enter into the Merger Agreement, Valley has granted to M&I an option (referred to herein as the Option) to purchase up to 4,045,795 shares of Valley Common Stock (subject to adjustment for certain dilutive events), but in no event in excess of 19.9% of the shares of Valley Common Stock issued and outstanding at the time of exercise, at an exercise price (the "Purchase Price") of $35.75 per share (the closing price of Valley Common Stock on September 17, 1993, which was the last trading date preceding execution and delivery of the Merger Agreement and Option Agreement). The Option may only be exercised by M&I upon the occurrence of certain triggering and exercise events, discussed below, which generally relate to control of Valley. None of such events has occurred as of the date hereof.

     Exercise of Option. The Option may be exercised by M&I, in whole or in part, at any time and from time to time if both a "Triggering Event" and an "Exercise Event," each as defined below, have occurred prior to an "Exercise Termination Event," as defined below, and the Merger Agreement has not been terminated by

Valley for any breach of representations and warranties of M&I. Any purchase of shares of Valley Common Stock pursuant to the Option is subject to compliance with all applicable laws, including the BHCA.

     For purposes of the Option, a "Triggering Event" is defined as any of the following events or transactions: (a) Valley or any Valley subsidiary, without prior written consent of M&I, enters into an agreement to engage in (each an "Acquisition Transaction") (i) a merger, consolidation, share exchange, or similar business combination transaction involving Valley or any significant subsidiary of Valley (as defined by rules of the Commission), (ii) a purchase, lease or other acquisition of 10% or more of the assets of Valley or any significant subsidiary of Valley or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Valley or any significant subsidiary of Valley; (b) any person other than M&I, any M&I subsidiary or any Valley subsidiary acting in a fiduciary capacity acquires beneficial ownership ("person" and "beneficial ownership" as used in the Option Agreement have the meanings defined in the Exchange Act and the rules and regulations thereunder) or the right to acquire beneficial ownership of, or commences a tender offer or exchange offer for, 10% or more of the outstanding Valley Common Stock; (c) any person other than M&I or any M&I subsidiary makes a bona fide proposal to Valley or its shareholders by public announcement or written communication, that either is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; (d) after a proposal is made by a third party to Valley or its shareholders to engage in an Acquisition Transaction, Valley breaches any covenant or obligation contained in the Merger Agreement and such breach (i) entitles M&I to terminate the Merger Agreement and
(ii) has not been cured prior to the date M&I notifies Valley it intends to exercise the Option; or (e) any person other than M&I or any M&I subsidiary, other than in connection with a transaction to which M&I has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or the Federal Deposit Insurance Corporation or other federal or state banking regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     For purposes of the Option, an "Exercise Event" is defined as either of the following: (a) the acquisition by any person of beneficial ownership of 20% or more of the then outstanding Valley Common Stock or (b) the occurrence of a Triggering Event of the type specified in subsection (a) of the preceding paragraph, except that the percentage referred to in clause (iii) of subsection
(a) shall be 20%.

     Expiration of the Option. The Option expires upon any of the following: (a) the Effective Time; (b) termination of the Merger Agreement pursuant to the provisions thereof prior to the occurrence of a Triggering Event; or (c) 12 months after termination of the Merger Agreement if such termination follows the occurrence of a Triggering Event, provided that if a Triggering Event continues beyond or a subsequent Triggering Event occurs after such termination of the Merger Agreement, the Exercise Termination Event shall be 12 months from expiration of the last Triggering Event to occur, but no more than 18 months after such termination of the Merger Agreement. M&I's right to terminate the Option and to demand payment of the Termination Fee (as defined below) does not necessarily terminate upon expiration of M&I's right to exercise the Option. Closing for the purchase of Valley Common Stock pursuant to the exercise of the option is subject to all required regulatory approvals. In no event may the closing of a purchase occur more than 18 months after the requisite notice to purchase such shares is given. In the event, however, that the period for exercising the right to acquire shares pursuant to the Option Agreement expires during the pendency of any application to obtain regulatory approval for (a) the purchase of shares or (b) the payment of the Termination Fee, the period for exercising the right will be tolled and, if such approval is denied, the holder has an additional 30 days to exercise its right to receive a Termination Fee or Registration Rights (as defined below), as the case may be, under the Option Agreement.

     Termination Option. M&I has the right to terminate the Option, to the extent not exercised, and demand from Valley the Termination Fee, in the following circumstances: (a) upon the first occurrence of an Exercise Event and until the occurrence of an Exercise Termination Event or (b) for 30 business days following (i) M&I's receipt of notice that a regulatory authority will not issue or grant an approval necessary to the exercise of the Option or (ii) 18 months after the date upon which M&I notifies Valley that it intended to exercise the Option, if M&I has not closed on the purchase of such shares pursuant to the Option as a result of a failure to obtain the necessary regulatory approval.

     The Termination Fee (the "Termination Fee") is an amount equal to the excess, if any, of (a) the Applicable Price (as defined below) for each share of Valley Common Stock over (b) the Purchase Price (subject to adjustment for certain dilutive events), multiplied by the number of shares of Valley Common Stock with respect to which the Option has not been exercised and, where the Option has been exercised, in whole or in part, but the closing has not occurred, the number of shares which would have been distributed at such closing. For purposes of the Option Agreement, "Applicable Price" means the highest of (a) the highest price at which a tender offer or exchange offer has been made for shares of Valley Common Stock, (b) the price per share paid by a third party for shares of Valley Common Stock in connection with a merger or other business combination, or (c) the highest bid price per share of Valley Common Stock quoted on the NASDAQ/NMS during the 30 business days prior to M&I's exercise of its right to receive the Termination Fee.

     Registration Rights. M&I has the right within three years of the first exercise of the Option (or within 30 business days of (a) the denial of regulatory approval for M&I to purchase shares pursuant to the Option or (b) a failure to obtain regulatory approval for such purchase during an 18-month period beginning with the requisite notice of such purchase) to require Valley to prepare and file up to two registration statements under the Securities Act for the shares issued or issuable upon exercise of the Option and to use its best efforts to qualify the shares under any applicable state securities laws if necessary for M&I to be able to sell the shares (such rights being M&I's "Registration Rights").

     Right of First Refusal. In the event M&I proposes to sell to a third party the shares acquired by exercise of the Option, Valley has the right, at any time prior to the later of 24 months after the first exercise of the Option and the expiration of the Option, to purchase such shares at the price and on the terms at which M&I proposes to sell such shares to such third party.

     Anti-Takeover Effect of the Option Agreement. Certain aspects of the Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in Valley from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Valley Common Stock than the price per share implicit in the Exchange Ratio. The Option granted to M&I under the Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Certain attempts to acquire Valley or an interest in Valley would cause the Option to become exercisable as described above, and would trigger M&I's right to receive any premium offered to holders of Valley Common Stock. This right would significantly increase the cost of a proposed transaction to a potential acquiror as compared to the cost it would incur had the Option Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire Valley than it might otherwise propose to pay. In addition, based on the advice of Arthur Andersen & Co., the management of Valley believes that exercise of the Option is likely to prohibit any reasonably foreseeable acquiror of Valley (other than M&I) from accounting for any acquisition of Valley using the pooling-of-interests accounting method. Finally, exercise of the Option would increase the ability of the holder to obtain the approval of the common shareholders of Valley to consummate the Merger and adversely affect the ability of a third party to obtain the approval of such common shareholders to consummate an alternative transaction.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Additional M&I Directors and Officers. Pursuant to the Merger Agreement, M&I has agreed to appoint four of the current Valley directors to the M&I Board of Directors at the Effective Time. Three of the four Valley directors to be appointed to the M&I Board have been agreed upon as of the date hereof, and the fourth will be agreed upon between M&I and Valley at or prior to the Effective Time. The three Valley directors who will be appointed to the M&I Board of Directors and the class to which they will be appointed are as follows:

             NAME                               CLASS
- ------------------------------   ------------------------------------
Peter M. Platten, III.........   Class I (term expiring April, 1997)
Oscar C. Boldt................   Class III (term expiring April,
                                 1996)
Gus A. Zuehlke................   Class III (term expiring April,
                                 1996)

It is anticipated that the fourth appointee to the M&I Board will be a Class II director with a term expiring in April, 1995.

     M&I has also agreed to appoint as officers of M&I at the Effective Time five of the current Valley officers. The officers of Valley who will become officers of M&I at the Effective Time and the offices they will hold are as follows:

                                                POSITION WITH
                NAME                                 M&I
- -------------------------------------   -----------------------------
Peter M. Platten, III................   Vice Chairman of the Board
Mark L. Miller.......................   Senior Vice President
Gary A. Lichtenberg..................   Senior Vice President
Charles H. Sauter....................   Senior Vice President
Sal A. Troia.........................   Senior Vice President

Other than the addition of the directors and officers set forth above, no other changes to the M&I Board of Directors or to M&I's executive officers are anticipated in connection with the Merger.

     M&I Dividend Policy. M&I has no present intention to change its existing dividend policy. Any M&I dividends are subject to declaration by M&I's Board of Directors and applicable governmental regulations and policies.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Employment Agreements and Related Matters. In the Merger Agreement, M&I has agreed to offer employment agreements (the "New Employment Agreements") prior to the Effective Time to each of Messrs. Platten, Miller, Lichtenberg, Sauter and Troia, each of whom is currently an officer of Valley; provided, however, that M&I's commitment to offer the New Employment Agreements to such individuals is subject to approval by the Commission that qualification of the Merger for pooling-of-interests accounting treatment will not be adversely affected by such commitment. As of the date hereof, M&I has received confirmation from the Commission's staff satisfactory to M&I that offering such agreements to such individuals will not adversely affect pooling-of-interests accounting treatment for the Merger. Mr. Platten has declined to accept such employment agreement; however, M&I has agreed to enter into a change of control agreement with Mr. Platten. These individuals and certain other officers of Valley have current employment agreements with Valley entitling them to certain benefits in connection with a change of control transaction such as the Merger. See "CERTAIN RELATED TRANSACTIONS -- Employment Agreements and Related Matters."

     Indemnification. The Merger Agreement provides that, by virtue of the occurrence of the Merger, M&I shall from and after the Effective Time succeed to Valley's obligations with respect to indemnification or exculpation existing at the time the Merger Agreement was executed in favor of the directors, officers, employees and agents of Valley and its subsidiaries as provided in the Valley Articles, Valley By-Laws, indemnification agreements of Valley or its subsidiaries or otherwise in effect as of the date of the Merger Agreement with respect to matters occurring prior to the Effective Time.

     The Merger Agreement further requires M&I, from and after the Effective Time, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Effective Time, an officer, director or employee of Valley or any Valley subsidiary against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of M&I of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Valley or any Valley subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities which are based upon, arise out, or in any way relate to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent Valley would have been permitted under Wisconsin law and the Valley Articles and By-Laws to indemnify such person. M&I must pay expenses in advance of the final disposition of any such action or proceeding to each indemnified party to the full extent permitted by law.

     If any such claim, action, suit, proceeding or investigation is brought against an indemnified party (whether arising before or after the Effective
Time), (i) any counsel retained by the indemnified parties after the Effective Time shall be reasonably satisfactory to M&I; (ii) after the Effective Time, M&I shall pay all reasonable fees and expenses of such counsel promptly; and (iii) after the Effective Time, M&I will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that M&I is not liable for any settlement effected without its written consent. The indemnified parties as a group may retain only one law firm to represent them with respect to each such matter unless there is a conflict on any significant issue between the positions of any two or more indemnified parties.

     M&I is obligated pursuant to the Merger Agreement for a period of three years after the Effective Time to maintain in effect current directors' and officers' liability insurance policies maintained by Valley, or to substitute comparable policies providing at least the same coverage, with respect to claims arising from facts or events occurring before the Effective Time. M&I is not obligated to make annual premium payments for such insurance to the extent the premiums thereon exceed 250% of the premiums paid by Valley for said insurance as of the date of the Merger Agreement.

EFFECT ON EMPLOYEE BENEFITS AND STOCK OPTIONS

     In the Merger Agreement, M&I and Valley have agreed to take certain actions in connection with employee benefit plans and related matters. It is the general intention of such agreements to provide employees of Valley and its subsidiaries who continue as employees of M&I after the Effective Time ("Continuing Employees") with retirement and welfare benefits which are comparable to those provided to other similarly situated employees of M&I and its subsidiaries. Continuing Employees will have their years of service with Valley and its subsidiaries generally recognized for M&I employee benefit purposes, subject to special rules with respect to the Valley Bancorporation Health Plan.

     At the Effective Time, each outstanding option to purchase shares of Valley Common Stock ("Valley Stock Option") will be assumed by M&I. Each Valley Stock Option will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Valley Stock Option, the number of shares of M&I Common Stock equal to the product of the Exchange Ratio and the number of shares subject to such option, at an exercise price per share equal to the aggregate exercise price for the shares subject to such option divided by the number of shares of M&I Common Stock purchasable pursuant to such option.

     The Valley Stock Options contain a right to receive cash upon surrender of the Stock Options to Valley, within sixty (60) days prior to the Merger, in exchange for a cash payment equal to the difference between the fair market value of the Valley Common Stock subject to the Stock Options at the time of surrender and the exercise price thereof. It is a condition to M&I's obligation to consummate the Merger that Valley shall have provided M&I with evidence that all holders of Valley Stock Options shall have waived any such right to receive cash upon surrender of any such option as such right relates to the Merger. As of the date hereof, such waivers had been received from all holders of Valley Stock Options.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of M&I and Valley will be retroactively combined for the entire fiscal period in which the Merger occurs and for all periods prior to the Merger at historically recorded amounts. Consummation of the Merger is conditioned upon receipt by M&I and Valley of an opinion from Arthur Andersen & Co. to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the terms of the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger. This summary may not be applicable to Valley shareholders who acquired shares of Valley Common Stock pursuant to stock option plans or otherwise as compensation or to Valley shareholders having special circumstances. The summary is provided for general informational purposes only and does not include consequences of foreign, state, local or other tax laws. Because each Valley shareholder's tax circumstances may differ, each Valley shareholder should consult such shareholder's personal tax advisor as to the tax consequences of the Merger under federal, state, local or other applicable laws.

     M&I and Valley have received an opinion dated December 28, 1993 from Godfrey & Kahn, S.C., Milwaukee, Wisconsin, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code based on customary assumptions and representations, and consummation of the Merger is conditioned on such opinion not having been withdrawn or modified in any material respect. Based in part on such assumptions and representations, Godfrey & Kahn, S.C., is of the opinion that under currently applicable law: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (b) no gain or loss will be recognized by the shareholders of Valley upon their receipt of M&I Common Stock on conversion of their Valley Common Stock in the Merger, except as discussed below for cash received in lieu of fractional shares, (c) the tax basis of the shares of M&I Common Stock received by shareholders of Valley will be the same as the tax basis of their converted Valley Common Stock, reduced by any amount allocable to any fractional share interest for which cash is received, and (d) the holding period of the shares of M&I Common Stock received by Valley shareholders in the Merger will include the holding period of the shares of Valley Common Stock received in the Merger, provided the shares of Valley Common Stock are held as a capital asset at the Effective Time.

     A Valley shareholder entitled to receive cash in lieu of a fractional share of M&I Common Stock in connection with the Merger will recognize gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share. Any gain (or loss) recognized will be a capital gain (or loss) if the shares of Valley Common Stock are held as a capital asset at the Effective Time.

RESALE OF M&I COMMON STOCK BY AFFILIATES

     The shares of M&I Common Stock to be issued to former shareholders of Valley upon consummation of the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" (as such term is defined under the Securities Act) of Valley. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Valley. Accordingly, "affiliates" will generally include directors and executive officers of Valley. Shares of M&I Common Stock received by those shareholders of Valley deemed to be "affiliates" may not be sold without registration, except as permitted by Rules 145 and 144 under the Securities Act, or as otherwise permitted under the Securities Act. This Joint Proxy Statement-Prospectus does not cover resales of any M&I Common Stock received by "affiliates" of Valley. Valley has agreed to use reasonable efforts to cause each person identified as an affiliate of Valley to enter into an agreement which provides that such affiliate will not transfer any M&I Common Stock received in the Merger except in compliance with the Securities Act and will make no disposition of any M&I Common Stock or Valley Common Stock (or any interest therein) during the period commencing 30 days prior to the Effective Time through the date on which financial results covering at least 30 days of combined operations of M&I and Valley after the Merger have been published.

NO APPRAISAL OR DISSENTERS' RIGHTS

     Under Section 180.1302(4) of the WBCL, subject to certain exceptions inapplicable to the Merger, holders of shares of a Wisconsin corporation quoted on the NASDAQ/NMS on the record date fixed to determine shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on a merger are not entitled to appraisal or dissenters' rights. The M&I Common Stock and the Valley Common Stock were quoted on the NASDAQ/NMS as of the M&I Record Date and Valley Record Date, respectively. Accordingly, holders of both M&I Common Stock and Valley Common Stock have no appraisal or dissenters' rights with respect to the Merger.

                          CERTAIN RELATED TRANSACTIONS

VALLEY RIGHTS AGREEMENT AMENDMENT

     Valley has amended the Valley Rights Agreement so as to provide that (a) neither M&I nor any affiliate of M&I shall be deemed an Acquiring Person (as defined in the Valley Rights Agreement), and (b) the execution, delivery and performance of the Merger Agreement and the Option Agreement does not and will not result in a Shares Acquisition Date or Distribution Date (as such terms are defined in the Valley Rights Agreement), provided that M&I and its affiliates acquire Valley Common Stock only in the manner specified in the Valley Rights Agreement Amendment. Furthermore, at the Effective Time, all shares of M&I Common Stock issued upon conversion of Valley Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Valley Common Stock, including each Valley Right. See "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholder Rights Plan."

EMPLOYMENT AGREEMENTS AND RELATED MATTERS

     New Employment Agreements and Related Matters. In the Merger Agreement, M&I has agreed to offer employment agreements (referred to collectively herein as the New Employment Agreements) prior to the Effective Time to each of Messrs. Platten, Miller, Lichtenberg, Sauter and Troia, each of whom is currently an officer of Valley. Mr. Platten has declined to accept such an agreement, so as to be employed by M&I following the Merger on the same basis as other M&I senior executives, who have change of control agreements (as discussed below) but do not have employment agreements. The compensation to be provided to Mr. Platten will be that which he would have received had he entered into the employment agreement offered to him. By virtue of declining an employment agreement, Mr. Platten's employment status with M&I will be that of an employee at will, subject to his rights under his change of control agreement. Each of the New Employment Agreements has a term of two years from the Effective Time and is not terminable by M&I except (1) upon the employee's death or disability or (2) for "cause." For purposes of the New Employment Agreements, "cause" means (i) the employee's failure to perform his obligations to M&I in any material respect after written demand for performance is delivered to the employee and the employee has not cured such failure within 30 days of such written demand, (ii) the employee's use of alcohol, drugs or other illegal substances in such a manner as to interfere with the performance of his obligations under his employment agreement in any material respect, (iii) any willful act of misconduct by the employee which is or reasonably could be materially injurious to M&I, monetarily or otherwise, (iv) certain criminal acts by the employee involving willful acts of dishonesty, breach of trust, or violation of the banking laws or conviction of a felony that impairs the employee's ability to perform his obligations under his employment agreement, or (v) the employee's willful violation of the confidentiality provisions of his employment agreement. The base annual salaries set pursuant to the New Employment Agreements are as follows: Mr. Miller -- $180,000, Mr. Lichtenberg -- $175,000, Mr. Sauter -- $160,000, and Mr. Troia -- $135,000. Mr. Platten will receive a salary which is the same as that of the President of M&I, which is currently $375,000. The New Employment Agreements also set minimum annual bonuses as follows: Mr. Miller -- $50,000, Mr. Lichtenberg -- $50,000, Mr. Sauter -- $45,000, and Mr. Troia --
$35,000. Mr. Platten will receive the same bonus as that received by the President of M&I (which was $225,000 in respect of 1992.) The New Employment Agreements also require M&I to grant non-qualified options to purchase shares of M&I Common Stock within 30 days of the Effective Time as follows: Mr. Miller -- 20,000 shares, Mr. Lichtenberg -- 40,000 shares, Mr. Sauter --

40,000 shares, and Mr. Troia -- 20,000 shares. M&I will grant Mr. Platten an option to purchase 100,000 shares of M&I Common Stock. All such options will have an exercise price per share equal to the market price per share of M&I Common Stock on the date of grant; 50% of the options will vest 12 months after the date of grant and an additional 25% will vest on the dates 18 months and 24 months after the date of grant. All such options will expire ten years from the date of grant. See "1993 Executive Stock Option Plan." The New Employment Agreements also provide for fringe benefits generally provided to senior executives of M&I. M&I has also agreed to provide Gus A. Zuehlke, Chairman of Valley, with a car, a $100,000 annual consulting fee for life, office space and membership in a certain professional organization.

     M&I has an understanding with Mr. Platten that he will continue to receive various fringe benefits he received as President of Valley, including memberships in certain professional and social organizations. M&I has also agreed to enter into a change of control agreement (the "Change of Control Agreement") with Mr. Platten, as of the Effective Time, containing terms substantially similar to existing agreements between M&I and certain of its current executive officers. The Change of Control Agreement guarantees Mr. Platten specific payments and benefits upon a termination of employment as a result of a change of control of M&I. If a change of control occurs, the contract becomes effective and continues for a three-year employment term. The employment term renews on a daily basis until M&I gives notice to terminate the daily renewal. The Change of Control Agreement provides for specified benefits after a change of control if Mr. Platten voluntarily terminates for "good reason" or is involuntarily terminated other than for "cause" (as defined in the Change of Control Agreement). In addition, for a period of 60 days starting at the end of six months after a change of control, Mr. Platten may terminate employment for any reason and is entitled to receive full benefits. Upon a termination, Mr. Platten is entitled to (a) a lump sum payment equal to three times the sum of Mr. Platten's then-current base salary plus the higher of Mr. Platten's bonus for the last year or Mr. Platten's average bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, (c) a lump sum payment equal to the M&I retirement benefits lost as a result of not having been employed for an additional three-year period, (d) M&I health and other benefits for at least three years from the date of termination, and (e) payments for certain other M&I fringe benefits. In the event of a termination of employment as a result of his death, Mr. Platten's beneficiary is entitled to six months of M&I base salary and a proportionate amount of any unpaid bonus deemed earned for such year. In the event of a termination of employment as a result of his disability, Mr. Platten is entitled to receive a proportionate amount of any unpaid bonus earned for the year of termination. No additional benefits are guaranteed under the Change of Control Agreement upon Mr. Platten's termination by M&I for cause. The Change of Control Agreement provides that upon a change of control most restrictions limiting the exercise, transferability or other incidents of ownership of any outstanding award, restricted stock, stock options, stock appreciation rights, or other property rights of M&I granted to Mr. Platten shall lapse, and such awards shall become fully vested, except in certain circumstances. The Change of Control Agreement also provides for "gross-up" payments in the event payments to Mr. Platten under the Change of Control Agreement are subject to Section 4999 of the Code (the "Excise Tax") or any similar federal, state or local tax which may be imposed, in an amount such that the net amount retained by Mr. Platten, after deduction of any Excise Tax on the payments and any federal, state and local income tax and Excise Tax upon the gross-up payment, shall be equal to the payments then due.

     Existing Employment Agreements and Related Matters. Valley has employment contracts with certain of its employees, including employment contracts with Messrs. Platten, Miller, Lichtenberg, Sauter and Troia (such contracts for the named individuals are collectively referred to as the "Existing Employment Agreements"), which provide for the payment of certain amounts as a result of a "change of control termination," including a termination (or in certain events, a resignation) in connection with the Merger. In the Merger Agreement, M&I has agreed that notwithstanding the continued employment by M&I of Messrs. Platten, Miller, Lichtenberg, Sauter and Troia, each of such individuals may, at his election made after the Effective Time, be treated as if a "change of control termination" occurred under his Existing Employment Agreement, and the date of such election shall be deemed the "Termination Date" for purposes of such agreement. It is contemplated that M&I and each of such individuals will agree that, subject to certain conditions, such election will be considered to have been made and will be effective at the Effective Time. The effect of a "change of control termination" would be to entitle each such individual to substantial payments under the Existing Employment Agreements as follows: (i) a lump sum severance payment equal to three (3) times the sum of (a) the executive's current annual base salary plus (b) the average of his annual cash bonuses, if any, for the past three (3) years; (ii) certain benefits and perquisites, as set out in the Existing Employment Agreements, or, if unavailable, the cash equivalent thereof for the three (3) years following the Termination Date; and (iii) an enhanced supplemental pension benefit, defined as the "Contract Benefit" in the Existing Employment Agreements, which commences at the later of (a) three years after the Termination Date or (b) when the executive reaches age 50 and ends on (y) the death of the last to die of the executive or his spouse, if the executive is married when the Contract Benefit commences or (z) the death of the executive, if he is single at that time. The Contract Benefit equals the total pension benefit amount that would be payable to the executive in the form of a monthly pension for the remainder of his lifetime from the Valley Pension Plan, a tax-qualified defined benefit plan, and the Valley Excess Benefits Plan, a non-tax-qualified deferred compensation plan, calculated as if the executive were age 65 and had continued in the employ of Valley until that age at the same level of compensation payable to him immediately prior to the Termination Date. Once payments to the Executive commence under the Valley Pension Plan and the Excess Benefits Plan, the Contract Benefit is reduced thereby. The approximate amounts payable to the executives under the Existing Employment Agreements, discounted (where appropriate) at a six (6) percent interest rate, compounded annually and the Valley Executive Life Insurance Plan, discussed below, are approximately as follows: Mr. Platten -- $3.3 million, Mr. Miller -- $1.9 million, Mr. Lichtenberg -- $2.0 million, Mr. Sauter -- $1.7 million, and Mr. Troia -- $1.1 million. If four other officers of Valley, Messrs. Richard H. Jones (Executive Vice President/Northern Division), John F. Mack (Executive Vice President/Southern Division), John W. Johnson (Senior Vice President/West Region) and Jerome F. Kolbe (Senior Vice President/Investments/ALCO), are subject to a "change of control termination" under their employment contracts, the aggregate amounts payable pursuant to such contracts would be approximately $6.3 million, calculated in the same manner as above. The four officers identified in the preceding sentence will be subject to a "change of control termination" if they leave the employ of M&I (as successor to Valley) within 12 months of the completion of the Merger. It is contemplated that some or all of such officers may agree with M&I that their employment will terminate at the Effective Time and that, subject to certain conditions, such termination will be treated as a "change of control termination." In addition, each of the employment contracts, including the Existing Employment Agreements, provides for an increase in the amounts payable to offset fully, on an after-tax basis, the amount of any golden parachute excise tax owed in connection with the payment of the amounts set forth above. The computation of the gross-up for the golden parachute excise tax depends on factors which are not quantifiable at this time (including the applicable discount rate prescribed by the Internal Revenue Service for the month in which the Merger occurs).

     Under the Valley Executive Life Insurance Plan, thirteen Valley executives, including Messrs. Platten, Miller, Lichtenberg, Sauter, and Troia, are entitled to receive a paid-up life insurance policy providing life insurance coverage for the Executive's lifetime equal to 2 1/2 times base compensation pre-retirement and one times base compensation post-retirement assuming retirement at age 65 with salary increases at 6% to age 65. The premium to purchase the policy must be paid no later than 60 days after the Merger. Furthermore, if the payment of the premium would result in taxable income to the executive, the executive will receive a payment to offset fully, on an after-tax basis, any federal and state income taxes owing in connection with the premium payment. It is a condition to the Merger that Messrs. Platten, Miller, Lichtenberg, Sauter and Troia agree to limit the life insurance coverage provided under the Valley Executive Life Insurance Plan to one times base compensation for 1993 for both pre-and post-retirement. If each such executive agrees to the limitation, the value of the additional premium to purchase such a policy and the federal and state income tax gross-up, assuming the existing cash surrender value of the policy and the additional premium will be taxable income to the executive, is approximately as follows: Mr. Platten -- $124,000, Mr. Miller -- $51,000, Mr. Lichtenberg -- $73,000, Mr. Sauter -- $57,000, and Mr. Troia -- $76,000. These amounts are included in the amounts shown above for each of these individuals.

                       CERTAIN REGULATORY CONSIDERATIONS

     The Merger is subject to the approval of the Federal Reserve Board under Sections 3 and 4 of the BHCA and the OTS under Section 10 of the HOLA. M&I filed the necessary applications with these regulatory authorities in December 1993.

FEDERAL RESERVE BOARD APPROVAL

     Section 3 of the BHCA requires that the Federal Reserve Board take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or (ii) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Community Reinvestment Act of 1978 also requires that the Federal Reserve Board, in deciding whether to approve the Merger, assess the record of performance of the bank subsidiaries of M&I and Valley in meeting the credit needs of the entire community, including low-and moderate-income neighborhoods, served by such bank subsidiaries. The Federal Reserve Board has also indicated that it will not approve a significant acquisition unless the resulting institution has adequate regulatory capital, taking into account, among other things, the nature of the business and operations and plans for expansion.

     Under Section 4 of the BHCA and related regulations, the Federal Reserve Board must assess whether the performance of M&I's and Valley's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public such as greater convenience, increased competition, or gains in efficiency, that outweigh any possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices. This assessment also includes an evaluation of the financial and managerial resources of M&I and Valley and the effect of the Merger on those resources.

     Pursuant to the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise.

     M&I and Valley believe that while divestitures will be required in one or more of the markets served by M&I and Valley, antitrust concerns are not expected to preclude the consummation of the Merger. The Federal Reserve Board generally evaluates the possible anti-competitive effects of a bank merger or acquisition by measuring the effect of the merger or acquisition on market share concentration, utilizing branch deposits as the indicator of a bank's market share in a local geographic market (such as a metropolitan area or county). If the deposit market share data for a geographic market indicates that the overall concentration in that market is above a specified level and the merger or acquisition causes the concentration to increase by a specified amount, the Federal Reserve Board has in the past generally required the divestiture of certain banking operations, although there have also been occasions where mergers or acquisitions were approved notwithstanding the presence of combined market shares in excess of such specified levels. The Federal Reserve Board also evaluates other aspects of the possible anti-competitive effects of the merger or acquisition. Based on the treatment of prior mergers and acquisitions involving other parties, M&I anticipates that certain divestitures may be required by the Federal Reserve Board or the Department of Justice, and M&I has filed applications with the Federal Reserve Board proposing the divestiture of certain bank branches in the State of Wisconsin. At the present time, M&I management has preliminarily identified branches with total deposits of approximately $324 million as candidates for divestiture. There can be no assurance as to the location and amount of divestitures that will ultimately be required in connection with regulatory approval of the Merger. The Federal Reserve Board has in the past generally required that any divestitures be made prior to the consummation of the merger with respect to which approval is sought. If the Federal Reserve Board adheres to this practice with respect to the Merger, consummation of the Merger would be delayed until any required divestitures are completed.

OTS APPROVAL

     As a result of Valley's control of two savings associations, Valley is a registered savings and loan holding company under HOLA and is subject to OTS regulation, supervision and reporting requirements. Section 10 of the HOLA requires that the OTS take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions, the effect of the acquisition on the savings associations, the insurance risk to the Savings Association Insurance Fund or the Bank Insurance Fund and the convenience and needs of the communities to be served. The HOLA prohibits the OTS from approving the Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States or
(ii) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the OTS finds that the anti-competitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Since M&I presently controls no savings associations, anti-competitive concerns are not expected to be raised by the OTS as a result of M&I's acquisition of control of the two savings associations presently owned by Valley.

     It is anticipated that the regulatory approvals described above will be obtained by not later than June 30, 1994, but no assurance can be given as to when or if regulatory approvals will be obtained, or that, if obtained, they will not contain conditions so burdensome as to cause Valley or M&I or both to conclude that the anticipated benefits of the Merger cannot reasonably be obtained and that the Merger Agreement therefore should be terminated, or that the other conditions to the Merger will be satisfied or waived so as to permit consummation of the Merger. As described under "THE MERGER -- Termination; Amendment and Waiver," if the Effective Time has not occurred by September 19, 1994, or, at the latest, December 31, 1994 if the delay is a result of proceedings of a governmental authority or litigation related to the Merger, each of M&I and Valley will have the right to terminate the Merger Agreement.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following (i) unaudited pro forma combined condensed balance sheet for M&I and its consolidated subsidiaries and Valley and its consolidated subsidiaries as of September 30, 1993 assuming the Merger had been consummated on September 30, 1993 and (ii) unaudited pro forma combined condensed statements of income for M&I and Valley for the nine months ended September 30, 1993 and 1992 and for the three years ended December 31, 1992, give effect to the Merger as if it had been consummated on January 1, 1990, and in each case accounted for as a pooling-of-interests. See "THE MERGER -- Accounting Treatment." The consummation of the Merger is dependent upon obtaining regulatory approvals, which may necessitate divestitures of certain bank branches. The ultimate composition of the divestitures has not been finalized, and accordingly no adjustment for divestitures has been included in the unaudited pro forma combined condensed financial statements. However, at the present time M&I management has preliminarily identified branches with total deposits of approximately $324 million as candidates for divestiture. There can be no assurance, however, as to the amount of divestiture that will ultimately be required in connection with regulatory approval of the Merger.

     The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of M&I and Valley included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     The Pro Forma Combined Condensed Financial Statements are intended for information purposes and are not necessarily indicative of the future financial position or future results of the combined company or of the financial position or the results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the periods presented.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                               SEPTEMBER 30, 1993

                                 (In thousands)

                                                                                                PRO FORMA      PRO FORMA
                                                     M&I          VALLEY       COMBINED        ADJUSTMENTS    COMBINED(2)
                                                  ----------    ----------    -----------      -----------    ------------
ASSETS
Cash and cash equivalents:
  Cash and due from banks......................   $  418,784    $  173,335    $   592,119          --         $   592,119
  Other cash equivalents.......................      167,442         1,486        168,928          --             168,928
                                                  ----------    ----------    -----------      -----------    ------------
Cash and cash equivalents......................      586,226       174,821        761,047          --             761,047
Other short-term investments...................       68,786           662         69,448          --              69,448
Investment securities:
  US Treasury and government agencies..........    1,509,868       498,684      2,008,686          --           2,008,686
  States and political subdivisions............      195,987       199,983        395,970          --             395,970
  Other........................................       45,459       225,212        270,537          --             270,537
                                                  ----------    ----------    -----------      -----------    ------------
Investment securities..........................    1,751,314       923,879      2,675,193          --           2,675,193
Loans:
  Commercial loans and leases..................    2,119,667       718,881      2,838,548          --           2,838,548
  Real estate..................................    2,420,604     1,793,921      4,214,525          --           4,214,525
  Personal.....................................      674,045       623,512      1,297,557          --           1,297,557
                                                  ----------    ----------    -----------      -----------    ------------
                                                   5,214,316     3,136,314      8,350,630          --           8,350,630
  Less: Allowance for loan losses..............       92,005        39,657        131,662          --             131,662
                                                  ----------    ----------    -----------      -----------    ------------
Net loans......................................    5,122,311     3,096,657      8,218,968          --           8,218,968
Premises and equipment, net....................      185,359       101,608        286,967          --             286,967
Accrued interest and other assets..............      196,166        95,949        292,115          --             292,115
                                                  ----------    ----------    -----------      -----------    ------------
Total Assets...................................   $7,910,162    $4,393,576    $12,303,738          --         $12,303,738
                                                  ----------    ----------    -----------      -----------    ------------
                                                  ----------    ----------    -----------      -----------    ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest bearing..........................   $1,571,814    $  515,108    $ 2,086,922          --         $ 2,086,922
  Interest bearing.............................    4,435,131     3,212,877      7,648,008          --           7,648,008
                                                  ----------    ----------    -----------      -----------    ------------
Total deposits.................................    6,006,945     3,727,985      9,734,930          --           9,734,930
Short-term borrowings..........................      744,481       182,622        927,103          --             927,103
Long-term borrowings...........................      208,736        53,267        262,003          --             262,003
Accrued expenses and other liabilities.........      172,485        79,292        251,777(4)    $  48,000         299,777
                                                  ----------    ----------    -----------      -----------    ------------
Total Liabilities..............................    7,132,647     4,043,166     11,175,813          48,000      11,223,813
Shareholders' Equity:
  Preferred stock..............................          185        --                185          --                 185
  Common stock.................................       66,391        10,171         76,562(1)       24,818         101,380
  Additional paid-in capital...................       46,675       204,901        251,576(1)      (24,818)        226,758
  Retained earnings............................      733,799       135,338        869,137(4)      (48,000)        821,137
                                                  ----------    ----------    -----------      -----------    ------------
                                                     847,050       350,410      1,197,460         (48,000)      1,149,460
  Less:
    Treasury common stock, at cost.............       67,394        --             67,394          --              67,394
    Deferred compensation......................        2,141        --              2,141          --               2,141
                                                  ----------    ----------    -----------      -----------    ------------
Total Shareholders' Equity.....................      777,515       350,410      1,127,925         (48,000)      1,079,925
                                                  ----------    ----------    -----------      -----------    ------------
Total Liabilities and Shareholders' Equity.....   $7,910,162    $4,393,576    $12,303,738       $       0     $12,303,738
                                                  ----------    ----------    -----------      -----------    ------------
                                                  ----------    ----------    -----------      -----------    ------------

         See Notes to Pro Forma Combined Condensed Financial Statements

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                      NINE MONTHS ENDED SEPTEMBER 30, 1993

                     (In thousands, except per share data)

                                                                                                          PRO FORMA
                                                                                 M&I         VALLEY      COMBINED (2)
                                                                               --------     --------     ------------
INTEREST INCOME:
  Loans......................................................................  $285,880     $196,294       $482,174
  Investment securities:
    Taxable..................................................................    65,932       28,935         94,867
    Exempt from Federal income taxes.........................................    10,191        7,674         17,865
  Short-term investments.....................................................     4,566          226          4,792
                                                                               --------     --------     ------------
Total interest income........................................................   366,569      233,129        599,698
INTEREST EXPENSE:
  Deposits...................................................................   110,964       95,134        206,098
  Short-term borrowings......................................................    12,711        2,336         15,047
  Long-term borrowings.......................................................    11,503        5,371         16,874
                                                                               --------     --------     ------------
Total interest expense.......................................................   135,178      102,841        238,019
                                                                               --------     --------     ------------
Net interest income..........................................................   231,391      130,288        361,679
Provision for loan losses....................................................     6,674        6,477         13,151
                                                                               --------     --------     ------------
Net interest income after provision for loan losses..........................   224,717      123,811        348,528
OTHER INCOME:
  Data processing services...................................................   100,457           98        100,555
  Trust services.............................................................    36,227        9,694         45,921
  Other customer services....................................................    59,817       26,498         86,315
  Net securities gains.......................................................     3,665          480          4,145
  Other......................................................................    18,337       12,074         30,411
                                                                               --------     --------     ------------
Total other income...........................................................   218,503       48,844        267,347
OTHER EXPENSE:
  Salaries and employee benefits.............................................   172,219       68,642        240,861
  Net occupancy..............................................................    18,129        9,824         27,953
  Equipment..................................................................    31,251       12,418         43,669
  Other......................................................................    75,470       31,432        106,902
                                                                               --------     --------     ------------
Total other expense..........................................................   297,069      122,316        419,385
                                                                               --------     --------     ------------
Income before income taxes...................................................   146,151       50,339        196,490
Provision for income taxes...................................................    52,229       16,380         68,609
                                                                               --------     --------     ------------
Net income...................................................................  $ 93,922     $ 33,959       $127,881
                                                                               --------     --------     ------------
                                                                               --------     --------     ------------
PER COMMON SHARE(1)(3):
  Primary....................................................................  $   1.39     $   1.68       $   1.24
  Fully diluted..............................................................      1.30         1.68           1.19
  Dividends Paid.............................................................      0.40         0.69           0.40
AVERAGE COMMON SHARES OUTSTANDING(1)(3):
  Primary....................................................................    67,712       20,246        102,917
  Fully diluted..............................................................    73,619       20,246        109,220

         See Notes to Pro Forma Combined Condensed Financial Statements

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                      NINE MONTHS ENDED SEPTEMBER 30, 1992

                     (In thousands, except per share data)

                                                                                                          PRO FORMA
                                                                                 M&I         VALLEY      COMBINED (2)
                                                                               --------     --------     ------------
INTEREST INCOME:
  Loans......................................................................  $303,939     $195,798       $499,737
  Investment securities:
    Taxable..................................................................    72,929       32,041        104,970
    Exempt from Federal income taxes.........................................    16,494       11,217         27,711
  Short-term investments.....................................................     9,989        1,406         11,395
                                                                               --------     --------     ------------
Total interest income........................................................   403,351      240,462        643,813
INTEREST EXPENSE:
  Deposits...................................................................   148,751      109,055        257,806
  Short-term borrowings......................................................    11,199        3,437         14,636
  Long-term borrowings.......................................................    14,893        5,726         20,619
                                                                               --------     --------     ------------
Total interest expense.......................................................   174,843      118,218        293,061
                                                                               --------     --------     ------------
Net interest income..........................................................   228,508      122,244        350,752
Provision for loan losses....................................................    10,885        6,461         17,346
                                                                               --------     --------     ------------
Net interest income after provision for loan losses..........................   217,623      115,783        333,406
OTHER INCOME:
  Data processing services...................................................    83,360          142         83,502
  Trust services.............................................................    34,727        9,397         44,124
  Other customer services....................................................    56,847       24,204         81,051
  Net securities gains.......................................................     1,621          411          2,032
  Other......................................................................    15,258        9,240         24,498
                                                                               --------     --------     ------------
Total other income...........................................................   191,813       43,394        235,207
OTHER EXPENSE:
  Salaries and employee benefits (6).........................................   155,205       66,716        221,921
  Net occupancy..............................................................    17,874        8,726         26,600
  Equipment..................................................................    28,861       12,235         41,096
  Other......................................................................    79,100       30,243        109,343
                                                                               --------     --------     ------------
Total other expense..........................................................   281,040      117,920        398,960
                                                                               --------     --------     ------------
Income before income taxes and cumulative effect of changes in accounting
  principles.................................................................   128,396       41,257        169,653
Provision for income taxes...................................................    43,098       12,522         55,620
                                                                               --------     --------     ------------
Income before cumulative effect of changes in accounting principles..........  $ 85,298     $ 28,735       $114,033
                                                                               --------     --------     ------------
                                                                               --------     --------     ------------
PER COMMON SHARE(1)(3):
  Primary:
    Income before cumulative effect..........................................  $   1.27     $   1.51       $   1.13
  Fully diluted:
    Income before cumulative effect..........................................      1.19         1.51           1.09
  Dividends Paid.............................................................      0.36         0.64           0.36
AVERAGE COMMON SHARES OUTSTANDING(1)(3):
  Primary....................................................................    67,407       18,968        100,487
  Fully diluted..............................................................    73,602       18,968        106,847

         See Notes to Pro Forma Combined Condensed Financial Statements

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                          YEAR ENDED DECEMBER 31, 1992

                     (In thousands, except per share data)

                                                                                                          PRO FORMA
                                                                                 M&I         VALLEY      COMBINED (2)
                                                                               --------     --------     ------------
INTEREST INCOME:
  Loans......................................................................  $400,414     $263,738       $664,152
  Investment securities:
    Taxable..................................................................    98,031       42,096        140,127
    Exempt from Federal income taxes.........................................    20,778       14,190         34,968
  Short-term investments.....................................................    12,849        1,604         14,453
                                                                               --------     --------     ------------
Total interest income........................................................   532,072      321,628        853,700
INTEREST EXPENSE:
  Deposits...................................................................   190,582      143,488        334,070
  Short-term borrowings......................................................    14,600        4,099         18,699
  Long-term borrowings.......................................................    19,085        7,501         26,586
                                                                               --------     --------     ------------
Total interest expense.......................................................   224,267      155,088        379,355
                                                                               --------     --------     ------------
Net interest income..........................................................   307,805      166,540        474,345
Provision for loan losses....................................................    15,151        8,395         23,546
                                                                               --------     --------     ------------
Net interest income after provision for loan losses..........................   292,654      158,145        450,799
OTHER INCOME:
  Data processing services...................................................   112,964          176        113,140
  Trust services.............................................................    45,595       12,455         58,050
  Other customer services....................................................    78,133       32,897        111,030
  Net securities gains.......................................................     8,343          864          9,207
  Other......................................................................    20,841       12,900         33,741
                                                                               --------     --------     ------------
Total other income...........................................................   265,876       59,292        325,168
OTHER EXPENSE:
  Salaries and employee benefits (6).........................................   215,932       90,178        306,110
  Net occupancy..............................................................    23,805       11,598         35,403
  Equipment..................................................................    38,691       16,134         54,825
  Other......................................................................   105,645       42,192        147,837
                                                                               --------     --------     ------------
Total other expense..........................................................   384,073      160,102        544,175
                                                                               --------     --------     ------------
Income before income taxes and cumulative effect of changes in accounting
  principles.................................................................   174,457       57,335        231,792
Provision for income taxes...................................................    57,835       17,556         75,391
                                                                               --------     --------     ------------
Income before cumulative effect of changes in accounting principles..........  $116,622     $ 39,779       $156,401
                                                                               --------     --------     ------------
                                                                               --------     --------     ------------
PER COMMON SHARE(1)(3):
  Primary:
    Income before cumulative effect..........................................  $   1.73     $   2.07       $   1.55
  Fully diluted:
    Income before cumulative effect..........................................      1.62         2.07           1.48
  Dividends Paid.............................................................      0.48         0.85           0.48
AVERAGE COMMON SHARES OUTSTANDING(1)(3):
  Primary....................................................................    67,523       19,244        101,163
  Fully diluted..............................................................    73,673       19,244        107,539

         See Notes to Pro Forma Combined Condensed Financial Statements

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                          YEAR ENDED DECEMBER 31, 1991

                     (In thousands, except per share data)

                                                                                                          PRO FORMA
                                                                                 M&I         VALLEY      COMBINED (2)
                                                                               --------     --------     ------------
INTEREST INCOME:
  Loans......................................................................  $463,867     $263,527       $727,394
  Investment securities:
    Taxable..................................................................    97,348       44,198        141,545
    Exempt from Federal income taxes.........................................    27,587       18,991         46,578
  Short-term investments.....................................................    19,054        5,043         24,096
                                                                               --------     --------     ------------
Total interest income........................................................   607,856      331,759        939,613
INTEREST EXPENSE:
  Deposits...................................................................   271,454      176,957        448,411
  Short-term borrowings......................................................    27,288        5,434         32,722
  Long-term borrowings.......................................................    20,146        7,762         27,907
                                                                               --------     --------     ------------
Total interest expense.......................................................   318,888      190,153        509,040
                                                                               --------     --------     ------------
Net interest income..........................................................   288,968      141,606        430,573
Provision for loan losses....................................................    20,555        8,369         28,924
                                                                               --------     --------     ------------
Net interest income after provision for loan losses..........................   268,413      133,237        401,649
OTHER INCOME:
  Data processing services...................................................    92,580          509         93,089
  Trust services.............................................................    43,133       10,927         54,060
  Other customer services....................................................    66,064       27,744         93,808
  Net securities gains.......................................................     4,381          725          5,106
  Other......................................................................    21,422        8,113         29,535
                                                                               --------     --------     ------------
Total other income...........................................................   227,580       48,018        275,598
OTHER EXPENSE:
  Salaries and employee benefits.............................................   187,456       77,289        264,745
  Net occupancy..............................................................    23,543       10,773         34,316
  Equipment..................................................................    36,043       13,639         49,682
  Other......................................................................   102,469       39,298        141,766
                                                                               --------     --------     ------------
Total other expense..........................................................   349,511      140,999        490,509
                                                                               --------     --------     ------------
Income before income taxes...................................................   146,482       40,256        186,738
Provision for income taxes...................................................    47,135        9,590         56,725
                                                                               --------     --------     ------------
Net income...................................................................  $ 99,347     $ 30,666       $130,013
                                                                               --------     --------     ------------
                                                                               --------     --------     ------------
PER COMMON SHARE(1)(3):
  Primary....................................................................  $   1.50     $   1.67       $   1.33
  Fully diluted..............................................................      1.40         1.67           1.27
  Dividends Paid.............................................................      0.43         0.80           0.43
AVERAGE COMMON SHARES OUTSTANDING(1)(3):
  Primary....................................................................    66,162       18,336         97,993
  Fully diluted..............................................................    72,962       18,336        105,016

         See Notes to Pro Forma Combined Condensed Financial Statements

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                          YEAR ENDED DECEMBER 31, 1990

                     (In thousands, except per share data)

                                                                                                          PRO FORMA
                                                                                 M&I         VALLEY      COMBINED (2)
                                                                               --------     --------     ------------
INTEREST INCOME:
  Loans......................................................................  $501,005     $239,990       $740,995
  Investment securities:
    Taxable..................................................................    99,466       40,773        140,239
    Exempt from Federal income taxes.........................................    28,907       16,977         45,884
  Short-term investments.....................................................    12,381        8,872         21,253
                                                                               --------     --------     ------------
Total interest income........................................................   641,759      306,612        948,371
INTEREST EXPENSE:
  Deposits...................................................................   297,063      169,474        466,537
  Short-term borrowings......................................................    50,763        6,086         56,849
  Long-term borrowings.......................................................    18,540        3,984         22,524
                                                                               --------     --------     ------------
Total interest expense.......................................................   366,366      179,544        545,910
                                                                               --------     --------     ------------
Net interest income..........................................................   275,393      127,068        402,461
Provision for loan losses....................................................    39,775        7,864         47,639
                                                                               --------     --------     ------------
Net interest income after provision for loan losses..........................   235,618      119,204        354,822
OTHER INCOME:
  Data processing services...................................................    75,047        1,188         76,235
  Trust services.............................................................    39,942        9,270         49,212
  Other customer services....................................................    57,645       23,304         80,949
  Net securities gains (losses)..............................................     1,698          (26)         1,672
  Other......................................................................    17,194        6,407         23,601
                                                                               --------     --------     ------------
Total other income...........................................................   191,526       40,143        231,669
OTHER EXPENSE:
  Salaries and employee benefits.............................................   172,690       65,304        237,994
  Net occupancy..............................................................    20,276        9,016         29,292
  Equipment..................................................................    33,937       10,773         44,710
  Restructuring..............................................................     --           1,603          1,603
  Other......................................................................    95,986       33,714        129,700
                                                                               --------     --------     ------------
Total other expense..........................................................   322,889      120,410        443,299
                                                                               --------     --------     ------------
Income before income taxes...................................................   104,255       38,937        143,192
Provision for income taxes...................................................    32,921        9,909         42,830
                                                                               --------     --------     ------------
Net income...................................................................  $ 71,334     $ 29,028       $100,362
                                                                               --------     --------     ------------
                                                                               --------     --------     ------------
PER COMMON SHARE(1)(3):
  Primary....................................................................  $   1.08     $   1.61       $   1.03
  Fully diluted..............................................................      1.03         1.61           1.00
  Dividends Paid.............................................................      0.39         0.75           0.39
AVERAGE COMMON SHARES OUTSTANDING(1)(3):
  Primary....................................................................    65,943       18,015         97,277
  Fully diluted..............................................................    72,204       18,015        103,538

         See Notes to Pro Forma Combined Condensed Financial Statements

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. The pro forma combined condensed financial statements reflect the issuance of 1.72 common shares of M&I for each outstanding common share of Valley.

2. Transactions between M&I and Valley are not material in relation to the pro forma combined condensed financial statements and, therefore, intercompany balances have not been eliminated for the pro forma combined amounts.

3. As permitted by accounting standards, Valley's historical average shares outstanding used in the computation of earnings per share did not include the dilutive effect of stock options outstanding as such effect was not material. The computation of pro forma primary and fully diluted earnings per share include the effects of Valley's stock options outstanding.

4. Pro forma shareholders' equity includes the effect of the estimated one-time restructuring charge of approximately $80 million, $48 million net of tax effect. Since the estimated charge is non-recurring, it has not been reflected in the pro forma combined condensed income statements and related per share calculations. The estimated restructuring charge consists of the following items:

        Employee severance and contract costs...........................    $48 million
        Write-off of duplicative data processing software...............     11 million
        Write-down of facilities and equipment to be sold...............     15 million
        Other...........................................................      6 million
                                                                            -----------
                                                                            $80 million

     Potential loan loss provisions could be recorded at or near the consummation of the Merger. While the amounts have not been quantified, an additional provision may be necessary to conform Valley's loan valuation policies with those of M&I. M&I does not anticipate that the amount of such provision will be material to the combined entity.

5. In May 1993, Valley announced the acquisition of the Pierce County Bank & Trust Co. with assets of approximately $112 million at September 30, 1993. The acquisition, to be accounted for as a purchase, is not material to Valley nor to the pro forma combined condensed financial statements, and therefore, has not been reflected in these statements. The acquisition was completed as of November 6, 1993.

6. During 1992, M&I adopted Financial Accounting Standard No. 106 "Employers' Accounting for Postretirement Benefits, Other than Pensions" ("FAS 106"). M&I elected immediate recognition of the accumulated postretirement obligation at January 1, 1992, through a one-time charge to earnings. M&I also adopted Financial Accounting Standard No. 109 "Accounting for Income Taxes." Statement 109 required a change from the deferred method of accounting for income taxes to an asset and liability method. During the first quarter of 1993, Valley adopted FAS 106 on a prospective basis and elected to amortize the unfunded accumulated post retirement benefit obligation over twenty years. The effect of conforming the accounting policies on income before cumulative effect of changes in accounting principles (operating income) is not material to the Pro Forma Combined Condensed Income Statements.

                   AMENDMENT TO M&I ARTICLES OF INCORPORATION

     The following discussion is qualified in its entirety by reference to the text of the M&I Articles Amendment which is attached hereto as Appendix C.

     The M&I Board of Directors unanimously recommends a vote FOR approval of the M&I Articles Amendment.

     At the M&I Special Meeting, M&I shareholders will be requested to approve the M&I Articles Amendment. The M&I Articles Amendment consists of (i) a proposed amendment to Article III of the M&I Articles to increase the number of authorized shares of M&I Common Stock from 80,000,000 shares to 160,000,000 shares, (ii) a proposed amendment to Article VI of the M&I Articles to remove the limitation that the number of directors shall be not less than 8 nor more than 15 directors, and to replace such provision with a requirement that the number of directors shall not be less than 3 directors, and (iii) a proposed amendment to Article VI of the M&I Articles to remove the limitation that not more than two newly created directorships may be filled by the directors in any period between annual meetings of shareholders. Approval of the proposed amendments to the M&I Articles is a necessary condition for M&I to consummate the Merger. Approval of the Merger and the 1993 Stock Option Plan are not conditions for approval of the M&I Articles Amendment. The text of the M&I Articles Amendment is attached hereto as Appendix C.

     As of the M&I Record Date, of the 80,000,000 shares of M&I Common Stock presently authorized, 60,828,773 shares were issued and outstanding, 5,579,986 shares were held as treasury stock, 7,935,783 shares were reserved for issuance pursuant to employee stock options (including the 1993 Stock Option Plan), and 7,677,186 shares were reserved for issuance pursuant to convertible preferred stock and convertible debt securities. M&I may utilize treasury stock in lieu of newly issued M&I Common Stock for certain of the purposes for which M&I Common Stock is currently reserved. If the Merger is completed, a total of up to 37,188,021 shares of M&I Common Stock would be issued to the former holders of Valley Common Stock and the holders of options to purchase Valley Common Stock upon exercise of such options. In addition, M&I is obligated to grant options to purchase 220,000 shares of M&I Common Stock to certain officers of Valley who will become officers of M&I. See "THE MERGER -- Interests of Certain Persons in the Merger." Since there are currently insufficient authorized shares to complete the Merger and related transactions, approval of the M&I Articles Amendment is a condition to the consummation of the Merger.

     The additional authorized shares of M&I Common Stock may be used for any proper corporate purpose approved by the M&I Board of Directors. Their availability would enable the M&I Board of Directors and management, to the extent authorized by the Board of Directors, to act with flexibility when favorable opportunities arise to expand or strengthen M&I's business through the issuance of M&I Common Stock. Among the reasons for issuing additional shares would be to increase M&I's capital through sales of M&I Common Stock, to engage in other types of capital transactions, to undertake acquisitions, and to satisfy existing contractual commitments, including employee stock options and convertible securities. The M&I Board of Directors has not proposed the increases in authorized capital stock with the intention of discouraging tender offers or takeover attempts. However, the availability of authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of M&I.

     M&I management regularly reviews a range of financing transactions including the issuance of M&I Common Stock. Except for shares to be issued in connection with the Merger and shares reserved for issuance as described above, M&I has no present intention of issuing or selling M&I Common Stock for any purpose, but may do so if market and other conditions should indicate that such a course of action were advisable.

     If the M&I Articles Amendment is adopted, the M&I Board of Directors generally may issue the additional authorized shares of M&I Common Stock without further shareholder approval. In some instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the NASDAQ/NMS, on which the M&I Common Stock is listed, or the obtaining of such approval otherwise may be necessary or desirable. Except in such cases, it is not anticipated that further shareholder authorization will be solicited. Holders of M&I Common Stock are not entitled to preemptive rights to purchase any new issue of M&I Common Stock or securities convertible into M&I Common Stock.

     M&I has agreed in the Merger Agreement that at the Effective Time it will appoint four current Valley directors to the M&I Board of Directors. See "THE MERGER -- Management and Operations After the Merger." Article VI of the M&I Articles currently provides that the number of directors shall not be less than 8 nor more than 15 directors, with the exact number of directors to be determined from time to time by Board resolution. M&I currently has 12 directors, and, therefore, in order to appoint four more directors, Article VI would need to be amended. The proposed amendment would replace the existing provision with a requirement that the number of directors shall not be less than 3 directors, with the exact number of directors to be determined from time to time by Board resolution. The effect of this amendment would be to allow the M&I Board of Directors to increase the number of directors without limitation, or decrease the number of directors to not less than 3; provided, however, that in no case may a decrease in the number of directors shorten the term of any incumbent director. The WBCL requires at least 1 natural person to act as a director. However, since M&I's Board of Directors has three classes, 3 is the minimum number of directors that will allow for one director in each class. M&I has no current intention to add any directors except as set forth above. However, M&I may in the future increase or decrease the size of its Board as permitted by the WBCL and the M&I Articles. Article VI of the M&I Articles also limits to two the number of newly created directorships which may be filled by the directors in any period between annual meetings. As discussed above, in the Merger Agreement M&I has agreed to appoint four current Valley directors to the M&I Board of Directors at the Effective Time. The proposed amendment would delete the limitation on filling newly created directorships entirely, thus allowing the M&I Board of Directors to create and fill an unlimited number of newly created directorships. Again, M&I has no current intention to create any new directorships except as set forth above.

                        DESCRIPTION OF M&I CAPITAL STOCK

IN GENERAL

     The authorized capital stock of M&I currently consists of 80,000,000 shares of M&I Common Stock, $1.00 par value, and 5,000,000 shares of Preferred Stock, $1.00 par value (the "M&I Preferred Stock"), of which 500,000 shares have been designated by the M&I Board of Directors as Series A Convertible Preferred Stock, $1.00 par value (the "M&I Series A Preferred Stock"). As of the M&I Record Date, 60,828,773 shares of M&I Common Stock were outstanding and 185,314 shares of M&I Series A Preferred Stock were outstanding. Pursuant to this Joint Proxy Statement-Prospectus, shareholders of M&I will be asked to approve the Articles Amendment, which would, among other changes, increase the authorized M&I Common Stock from 80,000,000 shares to 160,000,000 shares. See "AMENDMENT TO M&I ARTICLES OF INCORPORATION." The M&I Common Stock is quoted on the NASDAQ/NMS. The M&I Series A Preferred Stock is not publicly traded.

M&I COMMON STOCK

     The following description of M&I Common Stock, which is to be issued to Valley shareholders in connection with the Merger, does not purport to be a complete description of the applicable provisions of the M&I Articles and By-Laws, as amended, or of applicable statutory or other law, and is qualified, in its entirety by reference thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     Voting. Each holder of M&I Common Stock is entitled at each shareholders' meeting of M&I, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of M&I Common Stock registered in his or her name on the stock transfer books of M&I, except to the extent that the voting power of shares held by any person in excess of 20% of the voting power in the election of directors may be limited (in voting on any matter) to one-tenth of the full voting power of those shares under Section 180.1150 of the WBCL. Such voting rights are not cumulative.

     Dividends. The holders of M&I Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors of M&I out of any funds legally available therefor after dividends have been paid to the holders of the M&I Preferred Stock.

     Liquidation. Upon liquidation of M&I, the holders of M&I Common Stock are entitled to receive the net assets of M&I after satisfaction in full of the prior rights of creditors of M&I and holders of the M&I Preferred Stock.

     Miscellaneous. M&I Common Stock is not convertible into shares of any other class of capital stock. Holders of M&I Common Stock are not and will not be entitled to any preemptive rights. The issued and outstanding shares of M&I Common Stock are fully paid and non-assessable (except as otherwise provided under Section 180.0622(2)(b) the WBCL).

M&I PREFERRED STOCK

     The M&I Preferred Stock is issuable in one or more series and, with respect to any series, the M&I Board of Directors, subject to certain limitations, is authorized to: (a) fix the number of shares; (b) designate any series and the number of shares which shall constitute the series; (c) determine voting rights;
(d) determine dividend rates, payment dates and whether dividends shall be cumulative; (e) determine the amount per share payable on the shares of each series in the event of the liquidation or dissolution or winding up of M&I; (f) determine any redemption provisions; (g) determine any sinking fund provisions;
(h) determine any conversion provisions; and (i) determine any other terms, limitations and relative rights and preferences of the series as may lawfully be determined by the Board of Directors and as shall not be inconsistent with the M&I Articles and the WBCL.

     Shares of M&I Preferred Stock that are redeemed, repurchased or otherwise acquired by M&I shall be returned and restored to the status of authorized, unissued shares, but may be reissued only as a part of the M&I Preferred Stock other than the series of which they were originally a part.

M&I SERIES A PREFERRED STOCK

     Voting. The holders of M&I Series A Preferred Stock only have voting rights as provided by the WBCL, which generally occurs only if a proposed amendment to the M&I Articles or a merger or share exchange would affect the M&I Series A Preferred Stock.

     The WBCL provides that whenever, an amendment shall affect the holders of shares of one or more but not all the series of any preferred or special class, at the time outstanding, the holders of the outstanding shares of the series affected shall be deemed a separate class and entitled to vote as a class on such amendment.

     Dividends. The holders of M&I Series A Preferred Stock are entitled to receive cash dividends when and as cash dividends are declared and become payable with respect to the M&I Common Stock equal to the amount of the cash dividend that such holder would have received had such holder converted M&I Series A Preferred Stock into M&I Common Stock. Dividends on M&I Series A Preferred Stock are noncumulative. Holders of M&I Series A Preferred Stock are not entitled to any other earnings of M&I, except for the preference, if any, as may be payable in case of liquidation, dissolution or winding up.

     Liquidation. In the event of any liquidation, dissolution, or winding up of M&I, the holders of the Series A Preferred Stock shall be entitled to receive $100 per share plus an amount equal to all dividends, if any, which have accrued thereon as the result of the declaration of dividends on the M&I Common Stock but which remain unpaid to the date of distribution. If, upon any liquidation, dissolution or winding up of M&I, the assets of M&I to be paid or distributed to the holders of the shares of the M&I Preferred Stock shall be insufficient to pay in full the M&I Series A Preferred Stock liquidation preference and the liquidation preference of any other equally ranking series of M&I Preferred Stock, then such assets shall be shared ratably by the holders of M&I Series A Preferred Stock and such other series of M&I Preferred Stock.

     Conversions. The holders of M&I Series A Preferred Stock have the right to convert such shares into shares of M&I Common Stock at any time. Each share of M&I Series A Preferred Stock shall be valued at $100 for the purposes of such conversion. The price at which shares of M&I Common Stock shall be delivered upon conversion is $8.75 per share of Common Stock. In certain instances the conversion price will be adjusted.

CERTAIN PROVISIONS OF THE WISCONSIN BUSINESS CORPORATION LAW

     The WBCL provides that shareholders of Wisconsin domestic corporations are personally liable, up to the par value of their shares ($1.00 per share in the case of the M&I Common Stock), for all debts owed by the corporation to employees for services performed but not exceeding six months' service in any one case. While the WBCL specifies that such liability is limited to the par value of the shares, par value has been interpreted by a Wisconsin court to mean the consideration paid to the corporation for its shares.

     The WBCL prohibits a "business combination" (defined to include a merger, share exchange or a disposition of 5% or more of the aggregate market value of all assets or stock of the corporation) between a "resident domestic corporation" and an "interested stockholder" (defined as the beneficial owner of at least 10% of the voting power of the outstanding stock) for three years following the stock acquisition date (i.e., the date the person became an interested stockholder), unless the board of directors approves the business combination or the purchase of stock by the interested stockholder before the stock acquisition date. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock prior to the stock acquisition date; (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder; or (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount. M&I is a "resident domestic corporation" within the meaning of the WBCL.

     Under the WBCL, the voting power of shares, including shares issuable upon conversion of convertible securities or exercise of options or warrants, of an "issuing public corporation" held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those excess shares. An issuing public corporation is defined as a domestic corporation, with (i) total assets exceeding $1,000,000; (ii) a class of equity securities held of record by 500 or more persons; and (iii) at least 100 shareholders of record who have unlimited voting rights and who reside in Wisconsin. M&I is an "issuing public corporation" within the meaning of the WBCL. This restriction does not apply to shares acquired (a) under an agreement entered into before the corporation was an "issuing public corporation," (b) directly from the issuing public corporation, (c) in a merger or share exchange to which the issuing public corporation is a party, (d) in certain specified non-market transactions (i.e., gifts, distributions upon death and pledges) or (e) in a transaction incident to which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares.

     The WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of an "issuing public corporation" (defined above), the approval by a majority vote of the holders of the corporation's shares entitled to vote is required before such corporation can take certain actions while a "takeover offer" (as defined in the WBCL) is being made or after a takeover offer has been publicly announced and before it is concluded. Under the WBCL, such shareholder approval is required for the corporation to (i) acquire more than 5% of the corporation's outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares or (ii) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to have this provision apply to the corporation.

     The WBCL also provides for certain super-majority voting and fair price provisions in connection with certain business combinations substantially similar to provisions contained in M&I's Articles. See "COMPARISON OF SHAREHOLDER RIGHTS -- Certain Business Combinations."

     Under the WBCL, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on the corporation's shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent.

                        COMPARISON OF SHAREHOLDER RIGHTS

     The following is a summary of the material differences between the rights of holders of M&I Common Stock and the rights of holders of Valley Common Stock prior to the Merger. As both M&I and Valley are organized under the laws of Wisconsin, rights of shareholders are substantially similar. Differences in the rights provided to shareholders of Valley and M&I arise from the provisions of the articles of incorporation, by-laws and certain contractual commitments of the entities. Certain provisions of the M&I Articles and By-Laws, which do not have counterparts in the Valley Articles or By-Laws, could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of M&I. See "-- Anti-Takeover Effect of Certain Provisions." This summary does not purport to be a complete discussion of and is qualified in its entirety by reference to the governing law and the articles of incorporation, by-laws and contractual commitments of each corporation.

AUTHORIZED CAPITAL STOCK

     M&I. The M&I Articles authorize the issuance of up to 85,000,000 shares of capital stock, consisting of 80,000,000 shares of M&I Common Stock, par value $1.00 per share, of which 60,828,773 shares were issued and outstanding as of the M&I Record Date, and up to 5,000,000 shares of M&I Preferred Stock. If the M&I Articles Amendment is approved at the M&I Special Meeting, the number of authorized shares of M&I Common Stock will increase from 80,000,000 to 160,000,000. M&I Preferred Stock is issuable in series, each having such rights and preferences as the M&I Board may, by adoption of an amendment of the M&I Articles, fix and determine. As of the M&I Record Date, 185,314 shares of M&I Series A Preferred were issued and outstanding. The M&I Board of Directors has not proposed the increases in authorized capital stock with the intention of discouraging tender offers or takeover attempts. However, the availability of authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of M&I. See "DESCRIPTION OF M&I CAPITAL STOCK" and "AMENDMENT TO M&I ARTICLES OF INCORPORATION."

     Valley. The Valley Amended and Restated Articles of Incorporation, as amended (the "Valley Articles") authorize the issuance of up to 41,000,000 shares of capital stock, consisting of 40,000,000 shares of Valley Common Stock, par value $.50 per share, of which 20,721,290 shares were issued and outstanding as of the Valley Record Date, and up to 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Valley Preferred Stock"), no shares of which were outstanding as of the Valley Record Date. Valley Preferred Stock is issuable in series, each having such rights and preferences as the Valley Board may, by adoption of an amendment of the Valley Articles, fix and determine. In connection with the Valley Rights Agreement, discussed below, the Valley Board has designated 200,000 shares of Valley Preferred Stock as Series A Preferred Stock (the "Valley Series A Preferred"), and has reserved such shares for issuance upon exercise of the Rights distributed pursuant to the Valley Rights Agreement. See "-- Shareholder Rights Plan."

REQUIRED VOTE

     M&I. Pursuant to sec.180.1706(1) of the WBCL, except as otherwise provided in a corporation's articles of incorporation or by-laws, any amendment to the articles of incorporation, merger or certain other extraordinary events involving a corporation organized before January 1, 1973, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. The M&I Articles were amended prior to January 1, 1991 to reduce the vote required for a merger, consolidation or certain other extraordinary events to a majority vote of the M&I capital stock entitled to vote, provided that three-quarters of the M&I Board of Directors shall have approved the transaction. The M&I Articles were not amended prior to January 1, 1991 to reduce the vote required to amend the M&I Articles. Consequently, any amendment to the M&I Articles, including the M&I Articles Amendment, requires the affirmative vote of two-thirds of the outstanding shares of M&I capital stock entitled to vote at a meeting called for that purpose. The requirement that two-thirds of the outstanding shares of M&I capital stock entitled to vote at a meeting approve any amendment to the M&I Articles could make it more difficult for any party seeking to take control of M&I through a merger, tender offer, proxy contest, or otherwise to amend the M&I Articles in futherance of any such action, such as the repeal of provisions classifying the M&I Board of Directors or permitting the removal of directors other than for "cause."

     Valley. Valley was organized before January 1, 1973 and expressly elected before January 1, 1991 to be governed by a majority voting requirement for any amendment to the articles of incorporation, merger or certain other extraordinary events involving Valley. Thus, except as may otherwise be provided by the WBCL, the affirmative vote of a majority of the outstanding shares of Valley capital stock entitled to vote is required to adopt amendments to the Valley Articles or to approve mergers and certain other extraordinary transactions.

SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS

     M&I. The M&I Articles and By-Laws provide that the M&I Board of Directors will consist of not less than eight nor more than 15 directors (exclusive of directors, if any, elected by the holders of one or more classes or series of M&I Preferred Stock pursuant to the M&I Articles applicable thereto), the number of which may be established within such limits by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. If the M&I Articles Amendment is approved, the Board of Directors shall consist of not less than three directors, with the exact number of directors to be determined from time to time by Board resolution. M&I's Board of Directors is classified into three classes, with directors serving staggered three-year terms. The classification of the M&I Board of Directors could render more difficult or discourage attempts to obtain control of M&I through the election of directors to the M&I Board of Directors. A party seeking to obtain control of M&I through the election of directors could not elect a majority of the directors of the M&I Board of Directors at a single meeting held for the purpose of electing directors. A minimum of two meetings held for the purpose of electing directors would be necessary for any such party to elect a majority of the M&I Board of Directors.

     Valley. The Valley By-Laws provide that the Valley Board shall consist of not less than five nor more than 25 members as determined by the shareholders at each annual meeting. Between annual meetings, the Valley Board of Directors may increase or decrease the number of directors; however, the Board of Directors may not decrease the number if the term of any incumbent director would thereby be affected. The Valley Articles and By-Laws do not provide for the classification of Valley's Board of Directors.

REMOVAL OF DIRECTORS FOR "CAUSE"

     M&I. Exclusive of directors, if any, elected by holders of one or more classes of M&I Preferred Stock, shareholders of M&I may remove a director only for "cause" and then only by a vote of two-thirds of the outstanding shares of capital stock of M&I entitled to vote at a meeting of shareholders called for that purpose. "Cause" is defined solely as malfeasance arising from the performance of a director's duties which has a materially adverse effect on the business of M&I. This provision could deter or discourage a party seeking to obtain control of M&I by removing one or more directors from the M&I Board of Directors.

     Valley. The Valley Articles and By-Laws provide that a director may be removed from office by the affirmative vote of a majority of shares outstanding and entitled to vote for the election of such director, with or without "cause."

NEWLY CREATED DIRECTORSHIPS AND VACANCIES ON THE BOARD OF DIRECTORS

     M&I. Pursuant to sec.180.0810 of the WBCL, unless otherwise provided in a corporation's articles of incorporation, shareholders may fill vacancies on a corporation's board of directors. The M&I Articles and By-Laws provide that newly created directorships and any vacancies on M&I's Board of Directors shall be filled by the Board of Directors; provided, however, that if the number of directors is increased, not more than two such newly created directorships may be filled by the directors in any period between annual meetings of shareholders. If the M&I Articles Amendment is approved, there will be no limitation on the number of newly created directorships that may be filled by the directors between annual meetings of shareholders. See "AMENDMENT TO M&I ARTICLES OF INCORPORATION." Since shareholders of M&I may not fill vacancies in the M&I Board of Directors, a party seeking to obtain control of the M&I Board of Directors could not fill such vacancies by a shareholder vote.

     Valley. Valley's By-Laws authorize the Board of Directors, by the affirmative vote of a majority of the directors then in office, though less than a quorum, to fill vacancies on Valley's Board of Directors until the next succeeding election of directors. In addition, pursuant to sec.180.0810 of the WBCL, unless otherwise provided in a corporation's articles of incorporation, shareholders may fill vacancies on a corporation's board of directors.

ADVANCE NOTICE OF PROPOSALS TO BE BROUGHT AT THE ANNUAL MEETING

     M&I. Pursuant to Section 2.5 of the M&I By-Laws, any shareholder who intends to bring business before an annual meeting of shareholders (other than nominations for directors) must provide M&I with notice of such intention, the nature of such proposal, the reasons for conducting such business at the annual meeting and certain information regarding the shareholder bringing the proposal not less than 60 days prior to the meeting. This provision could render more difficult or discourage an attempt to obtain control of M&I through a proposal brought before an annual meeting of shareholders. M&I would have to be given advance notice of any such proposal in accordance with the M&I By-Laws which notice to M&I may discourage the making of such proposal.

     Valley. The Valley Articles and By-Laws do not contain any provisions relating to advance notice of proposals to be brought before an annual meeting.

ADVANCE NOTICE OF NOMINATIONS OF DIRECTORS

     M&I. Pursuant to Article VI of the M&I Articles and Section 2.6 of the M&I By-Laws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide M&I with notice of such intention, a written consent of the nominee to serve as a director, certain information regarding the proposed nominee and certain information regarding the nominating shareholder not less than 30 days prior to the meeting. This provision could deter or discourage a party seeking to obtain control of M&I by electing directors to the M&I Board of Directors. Any such party would be required to comply with the M&I Articles and M&I By-Laws in nominating directors to the M&I Board of Directors and such compliance could deter or discourage such party from nominating directors to the M&I Board of Directors.

     Valley. The Valley Articles and By-Laws do not contain any provisions relating to advance notice of nominations of directors.

CERTAIN BUSINESS COMBINATIONS

     M&I. Article XII of M&I's Articles provides that an affirmative vote of 80% of M&I's outstanding capital stock entitled to vote in the election of directors, or two-thirds of the shares entitled to so vote excluding shares of M&I capital stock held by an "interested stockholder" (as hereinafter defined), is required to approve a merger or other business combination involving M&I, or any subsidiary, and any interested stockholder or an affiliate or associate of an interested stockholder (excluding M&I or any subsidiary thereof or employee benefit plan for the benefit of employees of M&I or its subsidiaries). An interested stockholder refers to (a) the beneficial owner of more than 10% of M&I's outstanding capital stock entitled to vote in the election of directors, (b) an affiliate or associate of M&I that at any time within the two year period preceding the combination was a beneficial owner of 10% or more of the outstanding M&I capital stock entitled to vote in the election of directors or (c) an assignee of or successor to any M&I capital stock entitled to vote in the election of directors previously beneficially owned within the two year period preceding the combination by another interested stockholder, if such assignment or succession occurred involved a transaction not involving a public offering within the meaning of the Securities Act. These provisions of the M&I Articles do not apply if (a) the consideration offered in connection with such transaction satisfies certain "fair price" requirements or
(b) a majority of the "disinterested directors" (defined as a director who is not affiliated with the interested stockholder and who either was (i) a member of the Board of Directors prior to the date that the interested stockholder became such or (ii) elected or recommended for election by a majority of the disinterested directors in office at the time such director was nominated for election) approves the transaction. The supermajority voting provisions could deter or discourage an "interested stockholder" from proposing or pursuing a business combination with M&I.

     Valley. Valley's Articles of Incorporation and By-Laws do not contain any supermajority voting provisions relating to the approval by holders of Valley capital stock of mergers or other business combinations, although Valley, as a Wisconsin corporation, is subject to substantially similar provisions contained in the WBCL. See "DESCRIPTION OF M&I CAPITAL STOCK -- Certain Provisions of the Wisconsin Business Corporation Law."

SHAREHOLDER RIGHTS PLAN

     M&I. M&I does not have a shareholder rights plan.

     Valley. On October 21, 1988, Valley's Board of Directors declared a dividend distribution of one preferred share purchase right (a "Valley Right") for each outstanding share of Valley Common Stock. Due to the 3-for-2 stock split of Valley Common Stock on August 27, 1993, each outstanding share of Valley Common Stock now evidences two-thirds of a Right. Detailed provisions of the Rights are set forth in the Valley Rights Agreement and the following paragraph summarizes, in general terms, only certain of the more significant provisions.

     The Valley Rights do not become exercisable until after a person or group acquires or has the right to acquire beneficial ownership of 20% or more of the outstanding Valley Common Stock, or after commencement of a tender or exchange offer, the consummation of which would result in a person or group becoming the beneficial owner of 30% or more of the outstanding Valley Common Stock. If the Valley Rights become exercisable, initially each holder of a Valley Right will be entitled to purchase from Valley one one-hundredth (1/100) of a share of Valley Series A Preferred at a price of $60 per share, subject to adjustment. If after the Valley Rights become exercisable: (a) Valley is involved in any of certain types of transactions with an Acquiring Person or any person becomes the beneficial owner of more than 25% of the outstanding Valley Common Stock, one Valley Right will permit each holder other than an Acquiring Person to receive, upon exercise, Valley Common Stock, or, in certain circumstances, cash, property or other securities of Valley, having a value equal to two times the exercise price of the Valley Right, or (b) Valley or 50% or more of its assets or earning power is acquired in any of certain types of transactions, provisions shall be made so that each holder other than an Acquiring Person will receive, upon exercising one Valley Right, common shares of the acquiring company having a value equal to two times the exercise price of the Valley Right. In certain events Valley may exchange shares of Valley Common Stock or Valley Series A Preferred for outstanding and exercisable Valley Rights, other than those held by an Acquiring Person, at the ratio of one share of Valley Common Stock, or one one-hundredth (1/100) of a share of Valley Series A Preferred, for each Valley Right. The Valley Rights, which expire on October 21, 1998, are nonvoting and may be redeemed by Valley at $.05 per Valley Right at any time prior to the occurrence of certain events. The Valley Rights Agreement may be amended by the Valley Board of Directors with the concurrence of a majority of the Board's independent directors.

     Pursuant to the Valley Rights Agreement Amendment, dated as of September 19, 1993, (a) neither M&I nor any affiliate of M&I shall be deemed an Acquiring Person, and (b) the execution, delivery and performance of the Merger Agreement and the Option Agreement does not and will not result in a Shares Acquisition Date or Distribution Date, provided that M&I and its affiliates acquire Valley Common Stock only in the manner specified in the Valley Rights Agreement Amendment. Furthermore, at the Effective Time, all shares of M&I Common Stock issued upon conversion of Valley Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Valley Common Stock, including each Valley Right.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS

     Certain provisions of the M&I Articles and By-Laws could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of M&I. The M&I Articles may only be amended by the affirmative vote of two-thirds of the outstanding shares of M&I capital stock entitled to vote at a meeting called for that purpose. In addition, any merger, consolidation or certain other extraordinary events, unless approved by three-quarters of the Board of Directors of M&I, requires approval by the affirmative vote of two-thirds of the outstanding shares of the M&I capital stock entitled to vote at a meeting called for that purpose. This two-thirds requirement may be increased for mergers or other business combinations with an "interested stockholder" to 80% of the outstanding capital stock entitled to vote in the election of directors or two-thirds of the shares entitled to so vote excluding any shares held by an interested stockholder. In addition, the M&I Articles require advance notice by shareholders to M&I of any business to be brought before M&I's annual meeting. See "-- Required Vote," "-- Certain Business Combinations," and "-- Advance Notice of Proposals to be Brought at the Annual Meeting." Under the Valley Articles, the vote required to amend the Valley Articles, and for any merger, consolidation or certain other extraordinary transactions, is a majority of the outstanding shares of Valley capital stock entitled to vote at a meeting called for that purpose. In addition, the Valley Articles have no comparable supermajority voting provisions (although the M&I supermajority provisions substantially parallel existing provisions in the WBCL to which Valley is subject, see "-- Certain Business Combinations" and "DESCRIPTION OF M&I CAPITAL STOCK -- Certain Provisions of the Wisconsin Business Corporation Law.") or advance notice provisions for annual shareholders meetings. See "-- Advance Notice of Proposals to be Brought at the Annual Meeting." Since the M&I Articles require a greater vote than the Valley Articles for articles amendments and mergers, consolidations and certain other extraordinary transactions, absent approval by three-quarters of the M&I Board of Directors, and advance notice of shareholders proposals, this could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of M&I, since any party proposing such transaction would need to obtain approval by two-thirds of the M&I shareholders entitled to vote and meet notice provisions to propose any business to be transacted at the annual meeting of shareholders. These provisions of M&I's Articles may, therefore, preclude M&I shareholders from considering, or proposing, certain transactions at a higher price than the then-prevailing market price of M&I Common Stock, absent approval by the Board of Directors of M&I.

     In addition, the M&I Articles permit removal of directors only for "Cause," provide for a staggered Board of Directors with three classes of directors each with three year terms, presently only permit vacancies on the Board of Directors to be filled by the Board of Directors and provide only two newly created directorships may be filled between annual meetings, and require advance notice to M&I of any shareholder nomination for directors prior to any shareholder meeting. See "-- Size and Classification of Board of Directors," "-- Removal of Directors for 'Cause,"' "-- Newly Created Directorships and Vacancies on the Board of Directors," and "-- Advance Notice of Nominations of Directors." The M&I Articles restriction on filling vacancies is proposed to be amended at the M&I Special Meeting. See "AMENDMENT TO M&I ARTICLES OF INCORPORATION." The Valley Articles do not contain similar provisions and, therefore, directors may be removed by shareholders with or without cause, are elected at each annual meeting and may be appointed to fill vacancies by shareholders or the Valley Board of Directors without regard to the number of vacancies. See "-- Size and Classification of Board of Directors," "-- Removal of Directors for Cause,"
"-- Newly Created Directorships and Vacancies on the Board of Directors" and "-- Advance Notice of Nominations of Directors." Accordingly, the M&I Articles may preclude shareholders, regardless of their shareholdings, from gaining control of M&I's Board of Directors, except over an extended time period, whereas the Valley Articles would not preclude such action on the part of a significant shareholder. These provisions in the M&I Articles may, therefore, render it more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of M&I.

     Valley currently has issued the Valley Rights, while M&I has not issued similar securities. See
"-- Shareholder Rights Plan." Accordingly, shareholders of M&I will not have the benefits of such Rights, including the right to purchase Valley securities, or securities of an acquiring entity, on favorable price terms.

     For a description of certain anti-takeover provisions generally applicable to all Wisconsin publicly held corporations, see "DESCRIPTION OF M&I CAPITAL STOCK -- Certain Provisions of the Wisconsin Business Corporation Law."

                        1993 EXECUTIVE STOCK OPTION PLAN

     The following discussion is qualified in its entirety by the text of the 1993 Stock Option Plan which is attached hereto as Appendix F.

     THE M&I BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1993 STOCK OPTION PLAN.

GENERAL

     At the Special Meeting, M&I shareholders will be requested to approve the 1993 Stock Option Plan which was adopted by the Board of Directors and the Compensation Committee on December 16, 1993, subject to approval of the shareholders at the Special Meeting. M&I currently has in effect the following option plans: the 1979 Executive Stock Option Plan, the 1983 Executive Stock Option and Restricted Stock Plan, the 1985 Executive Stock Option and Restricted Stock Plan, the 1986 Non-Qualified Stock Option Plan, the Restricted Stock Plan and the 1989 Executive Stock Option and Restricted Stock Plan. No additional options or stock appreciation rights may be granted under the 1979 Option Plan. As of the M&I Record Date, a total of 792,001 shares of M&I Common Stock remained available for option grants under M&I's existing stock option plans and 4,143,782 shares of M&I Common Stock were subject to outstanding options under such stock option plans. The 1993 Stock Option Plan is being proposed for shareholder approval in order for M&I to meet its contractual obligations to grant certain options to Valley executive officers pursuant to the New Employment Agreements (see "-- Options to be Granted Under the 1993 Stock Option Plan," below) and to make options available for grants to officers and key employees of M&I.

     The Board of Directors believes that the adoption of the 1993 Stock Option Plan is desirable since it will serve to promote the interests of M&I and its shareholders by strengthening M&I's ability to attract and retain officers and key employees and by encouraging them to maintain their personal interest in M&I's continued success and progress.

     The complete text of the 1993 Stock Option Plan is set forth as Appendix F to this Joint Proxy Statement-Prospectus. The following summary of the material features of the 1993 Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to Appendix F.

M&I COMMON STOCK SUBJECT TO THE 1993 STOCK OPTION PLAN

     The 1993 Stock Option Plan provides for the grant of non-qualified stock options and incentive stock options (collectively, "options") to those full-time employees of M&I and its subsidiaries designated by the Stock Option Committee (the "Committee") (such employees are hereafter referred to as "Participants"). Under the 1993 Stock Option Plan, the maximum number of shares which may be issued or sold (subject to adjustment for certain events as described below) is 3,000,000 shares of M&I Common Stock. The shares may consist of treasury shares or unissued shares, or a combination of both. Upon the expiration or termination (whether by voluntary surrender, lapse of time or otherwise), in whole or in part, of unexercised options, the shares of M&I Common Stock subject thereto will again be available for regrant as options under the 1993 Stock Option Plan. As a result, if the market price of the M&I Common Stock were to decline below the option exercise price, a Participant could voluntarily surrender any options then held by such person and such options would be available (in the discretion of the Committee (as defined below)) for regrant to the same or another Participant.

ADMINISTRATION

     The Plan will be administered by the Committee, designated from time to time by M&I's Board of Directors, and it shall be so constituted as to permit the Plan to comply with Rule 16b-3 of the Exchange Act, Section 162(m) of the Code or any successor rule or other regulatory requirements. Presently Rule 16b-3 provides that none of the members of the Committee shall be eligible to participate in the 1993 Stock Option Plan or in any other stock-based plan of the Company that provides for discretionary awards. The Committee will have sole discretion to determine the employees to whom and the times at which options will be granted, to interpret the 1993 Stock Option Plan, to prescribe, amend and rescind rules and regulations pertaining to the 1993 Stock Option Plan and to make all determinations and interpretations which it deems necessary or advisable for the administration of the 1993 Stock Option Plan. A decision of the Committee with regard to any of the foregoing matters will be conclusive and binding.

ELIGIBILITY

     Participants under the 1993 Stock Option Plan will be limited to full-time employees of M&I, or of any subsidiary of M&I. Directors who are not full-time employees will not be eligible to participate under the 1993 Stock Option Plan. In granting options, the Committee is required to take into account the duties of the respective employees, their present and potential contributions to M&I's success and such other factors as the Committee may deem relevant to the 1993 Stock Option Plan's purposes. It is estimated that approximately 500 persons may be considered to be eligible to participate in the 1993 Stock Option Plan, all of whom are officers of M&I and its subsidiaries. No Participant may receive options for more than 600,000 of the shares available for grant under the 1993 Stock Option Plan during the term of the Plan (subject to adjustment for certain events as described below).

OPTIONS TO BE GRANTED UNDER THE 1993 STOCK OPTION PLAN

     The following table sets forth non-qualified options granted to M&I officers (options with respect to 383,000 shares of M&I Common Stock) none of whom are executive officers of M&I, subject to shareholder approval of the 1993 Stock Option Plan, and non-qualified options to be granted to Valley officers under the 1993 Stock Option Plan pursuant to the New Employment Agreements. See "CERTAIN RELATED TRANSACTIONS -- Employment Agreements and Related Matters." All such options will have an exercise price per share equal to the market price per share of M&I Common Stock on the business day immediately preceding the date of grant, which was $22.75 on December 15, 1993 in the case of the options granted to the M&I officers, and which is expected to be the market price on the business day immediately preceding the Effective Time in the case of the options granted to the Valley officers pursuant to the New Employment Agreements, assuming shareholder approval. No determination has been made as to any other options to be granted under the 1993 Stock Option Plan.

                               NEW PLAN BENEFITS
         MARSHALL & ILSLEY CORPORATION 1993 EXECUTIVE STOCK OPTION PLAN

                                                                      NO. OF SHARES OF M&I COMMON
                       NAME AND POSITION(1)                            STOCK SUBJECT TO OPTIONS
- -------------------------------------------------------------------   ---------------------------
Peter M. Platten, III, Vice Chairman of the Board(2)...............              100,000
Mark L. Miller, Senior Vice President..............................               20,000
Gary A. Lichtenberg, Senior Vice President(2)......................               40,000
Charles H. Sauter, Senior Vice President...........................               40,000
Sal A. Troia, Senior Vice President................................               20,000
M&I Executive Officer Group(3).....................................              140,000
Non-Executive Officer Director Group...............................                    0
Non-Executive Officer Employee Group(4)............................              463,000

- -------------------------
(1) Position with M&I at the Effective Time.
(2) Executive officer of M&I at the Effective Time.
(3) Consists of options to be granted at the Effective Time to Messrs. Platten and Lichtenberg.
(4) Consists of options with respect to 80,000 shares to be granted at the Effective Time to Messrs. Miller, Sauter and Troia as set forth in the table and options with respect to 383,000 shares granted to M&I officers as discussed above.

GENERAL CONDITIONS; TERMINATION OF EMPLOYMENT

     Options may be granted by the Committee to participants in such number and at such times during the term of the 1993 Stock Option Plan as the Committee shall determine. The Committee will determine with respect to each option the nature and extent of the restrictions, if any, to be imposed on the exercise of the options.

     Any Participant whose employment with M&I or a subsidiary is terminated for any reason other than for retirement, death, disability or Cause shall have three months from the date of such termination of employment to exercise any option granted under the 1993 Stock Option Plan (to the extent then exercisable), except that executive officers may have a longer period to exercise if termination of employment occurs in connection with a "Triggering Event" (certain change in control transactions of M&I). If employment is terminated due to retirement on such Participant's normal retirement date (as defined in the M&I Retirement Growth Plan), early retirement with the consent of the Committee, or disability (as defined in Section 22(e)(3) of the Code), the Participant will have one year from the date of termination to exercise any option granted under the 1993 Stock Option Plan (to the extent then exercisable). In the event of the death of a Participant while in the employ of M&I or a subsidiary, options held by such Participant will be exercisable for one year after such Participant's death by the personal representative, administrator or other representative of the estate of the deceased Participant or other person or persons to whom the deceased Participant's rights under the option will pass by will or the laws of descent and distribution; provided, however, that such option will be exercisable only to the extent that the deceased Participant would have been entitled to exercise such option on the date of such Participant's death. If a Participant's employment is terminated for Cause, to the extent any option has not been effectively exercised prior to such termination, it will lapse immediately upon termination of employment. "Cause" is defined as the discharge of an employee on account of fraud or embezzlement against M&I or its subsidiaries or serious and willful acts of misconduct detrimental to the business of M&I or its subsidiaries or their reputations. The Committee may, in its sole discretion, increase the periods permitted for exercise of an option following termination of employment under any of the circumstances described above, if allowable under applicable law (however, any extension for reasons other than death will result in an incentive stock option becoming a non-qualified stock option). In no event will any incentive stock option granted under the 1993 Stock Option Plan be exercisable more than ten years after the date of grant of such option.

     During the lifetime of a Participant, options granted to that Participant under the 1993 Stock Option Plan will be nontransferable. In addition, such options will be exercisable only by such Participant. However, a Participant will have the right to transfer any option granted to such Participant upon such Participant's death, either by the terms of such Participant's will or under the laws of descent and distribution; provided, however, that all distributees shall be subject to the terms and conditions of the 1993 Stock Option Plan to the extent such terms and conditions would apply to the Participant if still alive, except as may otherwise expressly be provided in the 1993 Stock Option Plan or be determined by the Committee.

     If an option agreement provides that a holder must be employed by M&I or a subsidiary for a designated period before an option becomes exercisable, such option will become immediately exercisable upon the occurrence of a Triggering Event.

TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTIONS

     All non-qualified stock options granted under the 1993 Stock Option Plan will be options which do not meet the requirements of Section 422 of the Code and will be subject to the following terms and conditions: (i) the option exercise price per share will be the fair market value of M&I Common Stock on the date of grant of such option (defined as the market price for M&I Common Stock on the business day immediately preceding the date of grant) and (ii) the shares covered by a non-qualified stock option may not be purchased for six months after the date on which the option is granted, or such longer period as the Committee may determine in a particular case, but thereafter may be purchased at one time or in such installments over the balance of the option period as may be provided in the option agreement relating to such option. Payment of the exercise price of non-qualified stock options may be made with M&I Common Stock already owned by the participant and held for more than six months. A Participant exercising non-qualified stock options may satisfy his obligation for payment of withholding taxes either by having M&I retain a number of shares otherwise issuable upon exercise sufficient in value to equal the amount of the withholding tax or by delivering to M&I shares of M&I Common Stock already owned by the Participant equal in value to the amount of the withholding tax. Any election by a person subject to Section 16 of the Exchange Act to withhold or deliver shares of M&I Common Stock may be made only during such times as permitted by Rule 16b-3 and may be disapproved by the Committee at any time after the election. Participants may be required to make such representations and warranties and to agree to such other terms and conditions as will be necessary in the opinion of counsel to M&I to comply with all applicable Federal and state securities laws.

TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

     The Committee may grant incentive stock options as defined under Section 422 of the Code. All incentive stock options, except for the provisions described in this paragraph, will be subject to the same terms and conditions as described under "Terms and Conditions of Non-Qualified Stock Options." The per share option exercise price of the shares subject to any incentive stock option will be determined by the Committee but will not be less than 100% of the fair market value per share of M&I Common Stock on the date of the grant of such option. The fair market value per share on the date of grant shall be the market price for the business day immediately preceding the date of grant of such option. No incentive stock option will (i) be granted after 10 years from the date this Plan was adopted by M&I's Board of Directors, or (ii) be exercisable more than 10 years after the date the option is granted. Under the 1993 Stock Option Plan, the aggregate fair market value (determined at the time the option is granted) of the M&I Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year under any incentive stock option plan may not exceed $100,000 per Participant, or any other limit as may be prescribed by the Code from time to time.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

     The 1993 Stock Option Plan provides that the Board of Directors of M&I may, upon the recommendation of the Committee, make equitable adjustments designed to protect against dilution in respect of the number and kind of shares authorized for issuance under the 1993 Stock Option Plan (including shares as to which options have been granted but which remain unexercised and shares reserved for options) in the event of any change in M&I's capitalization, including recapitalizations, stock splits, stock dividends and similar transactions. In the event of a merger, consolidation or any other transaction as a result of which the M&I Common Stock will cease to be registered under Section 12 of the Securities Exchange Act of 1934 or listed on any national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association, each outstanding option will pertain to and apply to the securities which a holder of the number of shares subject to the option would have been entitled to receive pursuant to such transaction, with any such adjustment in the exercise price as the Committee shall deem appropriate. A dissolution of M&I or a sale of all or substantially all the assets and property of M&I will cause each outstanding option to terminate forthwith; provided, however, that the holders of outstanding options may exercise such options to the extent exercisable immediately prior to such dissolution or sale.

DURATION AND AMENDMENT OF THE 1993 STOCK OPTION PLAN

     No incentive stock option may be granted pursuant to the 1993 Stock Option Plan after December 15, 2003. The Board of Directors may at any time terminate the 1993 Stock Option Plan with respect to any shares of M&I not at the time subject to an outstanding option and may alter or amend the 1993 Stock Option Plan (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that M&I may obtain any required regulatory approval); provided, however, that without the approval of M&I's stockholders, no amendment may be made which would cause the Plan to no longer comply with Rule 16b-3 under the Exchange Act, or any successor rule or other regulatory requirements. Presently, Rule 16b-3 forbids any amendment without shareholder approval that, with respect to persons subject to Section 16 of the Exchange Act, (i) materially increases the number of shares which may be issued under the Plan (except in the case of adjustments in the event of capital changes as described above), (ii) materially increases the benefits accruing to Participants under the Plan, or (iii) materially modifies the requirements for eligibility for participation in the Plan.

     It is intended that the Plan and any award made to a person subject to
Section 16 of the Exchange Act, and any transaction or election thereunder by any such person, meet all of the requirements of Rule 16b-3, promulgated by the Commission, as such rule is currently in effect or as hereafter modified or amended. If any provision of the Plan or any award hereunder would disqualify the Plan or such award under, or would not comply with, Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

ACCOUNTING TREATMENT OF OPTIONS

     Under existing accounting rules, M&I incurs no compensation expense upon the grant of a stock option with an exercise price at least equal to the fair market value of the M&I Common Stock on the date of grant. On June 30, 1993, the Financial Accounting Standards Board issued an exposure draft (the "Exposure Draft") that would require companies to recognize an expense for all stock-based compensation awards, including stock options, granted after December 31, 1996. For options, the expense would equal the fair value of the option on the grant date and would be recognized over the vesting period of the option. The options would be valued using a pricing model, such as Black-Scholes, as adjusted for factors unique to employee options. If the Exposure Draft is adopted in its current form, beginning with fiscal 1994, M&I would be required to provide footnote disclosures, including disclosures of the effect on net income and earnings per share, as if the new recognition requirements were in effect.

TAX STATUS OF OPTIONS

     Non-Qualified Stock Options. A Participant will not be deemed to have received taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a Participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the excess of the fair market value of the M&I Common Stock received on the date of exercise over the option price. However, if the sale of such stock at a profit would subject the Participant to suit under
Section 16(b) of the Exchange Act, the Participant will not recognize income due to the exercise of the option (unless the Participant elects to be taxed upon exercise under Section 83(b) of the Code) until the Participant ceases to be subject to this provision, at which time the Participant will recognize as ordinary income an amount equal to the excess of the then fair market value of the M&I Common Stock issued upon exercise over the option price.

     Upon the exercise of a non-qualified stock option, M&I or a subsidiary will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the Participant as a result of such exercise provided (i) M&I withholds on such income and (ii) the requirements of Section 162(m) of the Code are met. As regards a stock option plan, Section 162(m) is satisfied if (a) the Compensation Committee of the Board of Directors and a majority of the shareholders approve the Plan after disclosure of its material terms and the maximum number of shares which can be awarded to any executive and
(b) the option exercise price is the fair market value of M&I Common Stock on the date of grant of the option. The Plan is intended to satisfy these requirements. This deduction will be available in the tax year of M&I in which the Participant recognizes the income.

     The income arising from a Participant exercising a non-qualified stock option will be subject to withholding for income tax purposes, and M&I will be entitled to defer making delivery of any stock to be issued until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount recognized by the Participant as taxable income attributable to such shares as a result of the exercise. Gain or loss recognized by the Participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the Participant. A Participant's holding period will commence on the date of exercise. However, if a Participant is subject to Section 16(b) of the Exchange Act with respect to any option shares, there will be included only the period beginning at the time the restriction lapses or, if the election under Section 83(b) of the Code is made, at the time of exercise.

     Incentive Stock Options. Participants will not be deemed to recognize taxable income upon the grant or exercise of an incentive stock option. If a Participant makes no disqualifying disposition of the option stock within the one year period beginning after the transfer of such stock to the Participant nor within two years from the date of granting of the option, and if the Participant at all times from the date of the granting of the incentive stock option to a date three months before the date of exercise has been an employee of M&I or a subsidiary, any gain recognized on the disposition of the option stock will be long-term capital gain. (In the case of a Participant who is disabled, within the meaning of Section 22(e)(3) of the Code, or dies, the three-month period is extended to twelve months.) The difference between the fair market value of the stock and the exercise price will, however, be an item of tax preference, and may subject a Participant to the alternative minimum tax. M&I and its subsidiaries will not be entitled to any deduction with respect to the option stock issued.

     If the Participant makes a disqualifying disposition of the option stock before the expiration of the one or two year holding periods described above, the Participant will be deemed to have received income, taxable for federal income tax purposes at ordinary rates, at the time of such disposition to the extent that the fair market value of the option stock at the time of exercise (or, if less, the amount realized on such disposition) exceeds the option price. To the extent that the amount realized on such disposition exceeds the fair market value of the option stock at the time of exercise, such excess will be taxed as capital gain if the option stock is otherwise a capital asset in the hands of the Participant. To the extent the Participant realizes ordinary income on a disqualifying disposition of the option stock, M&I or a subsidiary may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the Participant.

     The closing sales price of M&I Common Stock on the NASDAQ/NMS on December 28, 1993 was $24 per share.

                         CERTAIN INFORMATION CONCERNING
                                 M&I AND VALLEY

     Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of M&I and Valley, respectively, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated herein by reference to their respective Annual Reports on Form 10-K for the year ended December 31, 1992, each of which incorporates portions of their respective Proxy Statements for the 1993 Annual Meeting of Shareholders.

     On November 5, 1993, M&I Marshall & Ilsley Bank, a bank subsidiary of M&I (acting for itself and for certain other subsidiaries of M&I), and Valley entered into a line of credit arrangement (the "Line of Credit") whereby M&I Marshall & Ilsley Bank agreed to provide credit of up to $50,000,000 to Valley. This Line of Credit replaced a line of credit between M&I Marshall & Ilsley Bank and Valley for $25,000,000 entered into in June 1990. Under the Line of Credit, Valley has borrowed, as of December 10, 1993, an aggregate of $43,500,000, consisting of $21,500,000 aggregate principal amount bearing interest at the annual rate of 3.77% and $22,000,000 aggregate principal amount bearing interest at the annual rate of 4.09%. At December 10, 1993, accrued interest under the Line of Credit was $26,502. Borrowings under the Line of Credit must be repaid by Valley upon demand of M&I Marshall & Ilsley Bank. Funds borrowed under the Line of Credit were used by Valley for general corporate purposes.

     M&I Data Services, Inc., a subsidiary of M&I ("M&I Data Services"), and Valley BankService Corporation, a subsidiary of Valley ("Valley BankService"), have entered into a Management Services Agreement dated as of November 10, 1993 (the "Management Services Agreement") pursuant to which M&I Data Services has been retained to provide management services to Valley BankService and to establish a schedule and plan to convert Valley BankService's data processing systems to M&I Data Services' service bureau processing. Under the Management Services Agreement, M&I Data Services receives a monthly fee of $30,000, plus reimbursement of certain reasonable out-of-pocket expenses. M&I is also entitled to receive for its management services incentive payments out of any costs savings realized by Valley BankService. M&I and Valley believe that the Management Services Agreement is the result of arms-length negotiations between the parties and contains similar terms to agreements negotiated between M&I Data Services and unrelated parties.

     M&I Data Services and Valley are currently negotiating a Data Processing Services Agreement (the "Data Processing Agreement") pursuant to which M&I Data Services would perform certain financial service products data processing services for Valley at M&I Data Service's then current standard published prices, subject to certain discounts, plus reimbursement of certain conversion and start-up charges including reasonable out-of-pocket expenses. It is anticipated that the Data Processing Agreement will have an initial term of six years, and on each anniversary would be renewed for an additional year absent advance notice to the contrary, thereby restoring the full term of the Data Processing Agreement to six years. M&I and Valley believe that any such Data Processing Agreement would be the result of arms-length negotiations between the parties and would contain similar terms to agreements negotiated between M&I Data Services and unrelated parties.

                                    EXPERTS

     The consolidated financial statements of M&I and its subsidiaries and Valley and its subsidiaries incorporated by reference in this Joint Proxy Statement-Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, which are incorporated herein by reference, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL OPINIONS

     The validity of the M&I Common Stock to be issued in connection with the Merger will be passed upon for M&I by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

                             SHAREHOLDER PROPOSALS

     M&I's Annual Meeting, previously scheduled for April 26, 1994, has been rescheduled for August 23, 1994. In accordance with M&I's By-Laws, nominations other than by or at the direction of the M&I Board of Directors must be submitted to M&I not later than July 21, 1994. Any M&I shareholder who wishes to submit a proposal for presentation to the 1994 Annual Meeting of Shareholders of M&I must submit the proposal in writing to M&I, 770 North Water Street, Milwaukee, Wisconsin 53202, Attention: M.A. Hatfield, Secretary, by January 28, 1994 for inclusion, if appropriate, in M&I's proxy statement and the form of proxy relating to the 1994 Annual Meeting. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                             VALLEY BANCORPORATION
                                      AND
                         MARSHALL & ILSLEY CORPORATION

                         DATED AS OF SEPTEMBER 19, 1993

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I -- THE MERGER
  SECTION 1.1     The Merger...........................................................   A-1
  SECTION 1.2     Effective Time.......................................................   A-1
  SECTION 1.3     Effect of the Merger.................................................   A-1
  SECTION 1.4     Articles of Incorporation; By-Laws...................................   A-1
  SECTION 1.5     Directors and Officers...............................................   A-1
  SECTION 1.6     Conversion of Securities.............................................   A-2
  SECTION 1.7     Exchange of Certificates.............................................   A-2
  SECTION 1.8     Stock Transfer Books.................................................   A-4
  SECTION 1.9     Anti-Dilution Provisions.............................................   A-4
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF SELLER
  SECTION 2.1     Organization and Qualification; Subsidiaries.........................   A-4
  SECTION 2.2     Articles of Incorporation and By-Laws................................   A-5
  SECTION 2.3     Capitalization.......................................................   A-5
  SECTION 2.4     Authority............................................................   A-6
  SECTION 2.5     No Conflict; Required Filings and Consents...........................   A-6
  SECTION 2.6     Compliance; Permits..................................................   A-7
  SECTION 2.7     Securities and Banking Reports; Financial Statements.................   A-7
  SECTION 2.8     Absence of Certain Changes or Events.................................   A-8
  SECTION 2.9     Absence of Litigation................................................   A-8
  SECTION 2.10    Employee Benefit Plans...............................................   A-9
  SECTION 2.11    Registration Statement; Joint Proxy Statement........................  A-10
  SECTION 2.12    Title to Property....................................................  A-11
  SECTION 2.13    Environmental Matters................................................  A-11
  SECTION 2.14    Absence of Agreements................................................  A-12
  SECTION 2.15    Taxes................................................................  A-12
  SECTION 2.16    Insurance............................................................  A-13
  SECTION 2.17    Brokers..............................................................  A-13
  SECTION 2.18    Accounting and Tax Matters...........................................  A-13
  SECTION 2.19    Material Adverse Effect..............................................  A-13
  SECTION 2.20    Material Contracts...................................................  A-13
  SECTION 2.21    Full Disclosure......................................................  A-13
  SECTION 2.22    Opinion of Financial Advisor.........................................  A-13
  SECTION 2.23    Vote Required........................................................  A-14
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  SECTION 3.1     Organization and Qualification; Subsidiaries.........................  A-14
  SECTION 3.2     Articles of Incorporation and By-Laws................................  A-14
  SECTION 3.3     Capitalization.......................................................  A-15
  SECTION 3.4     Authority............................................................  A-15
  SECTION 3.5     No Conflict; Required Filings and Consents...........................  A-15
  SECTION 3.6     Compliance; Permits..................................................  A-16
  SECTION 3.7     Securities and Banking Reports; Financial Statements.................  A-16
  SECTION 3.8     Absence of Certain Changes or Events.................................  A-17
  SECTION 3.9     Absence of Litigation................................................  A-17
  SECTION 3.10    Employee Benefit Plans...............................................  A-18
  SECTION 3.11    Registration Statement; Joint Proxy Statement........................  A-18
  SECTION 3.12    Title to Property....................................................  A-19
  SECTION 3.13    Environmental Matters................................................  A-19
  SECTION 3.14    Absence of Agreements................................................  A-19

                                                                                         PAGE
                                                                                         ----
  SECTION 3.15    Taxes................................................................  A-20
  SECTION 3.16    Brokers..............................................................  A-20
  SECTION 3.17    Accounting and Tax Matters...........................................  A-20
  SECTION 3.18    Material Adverse Effect..............................................  A-20
  SECTION 3.19    Material Contracts...................................................  A-21
  SECTION 3.20    Full Disclosure......................................................  A-21
  SECTION 3.21    Opinion of Financial Adviser.........................................  A-21
  SECTION 3.22    Vote Required........................................................  A-21
ARTICLE IV -- COVENANTS OF SELLER
  SECTION 4.1     Affirmative Covenants................................................  A-21
  SECTION 4.2     Negative Covenants...................................................  A-21
  SECTION 4.3     Letter of Seller's Accountants.......................................  A-24
  SECTION 4.4     Access and Information...............................................  A-24
  SECTION 4.5     Update Disclosure; Breaches..........................................  A-25
  SECTION 4.6     Affiliates; Accounting and Tax Treatment.............................  A-25
  SECTION 4.7     Expenses.............................................................  A-25
  SECTION 4.8     Delivery of Shareholder List.........................................  A-26
  SECTION 4.9     Company Representatives..............................................  A-26
ARTICLE V -- COVENANTS OF THE COMPANY
  SECTION 5.1     Affirmative Covenants................................................  A-26
  SECTION 5.2     Negative Covenants...................................................  A-26
  SECTION 5.3     Access and Information...............................................  A-26
  SECTION 5.4     Update Disclosure; Breaches..........................................  A-27
  SECTION 5.5     Stock Exchange Listing...............................................  A-27
  SECTION 5.6     Company Board of Directors...........................................  A-27
  SECTION 5.7     Accounting and Tax Treatment.........................................  A-27
  SECTION 5.8     Employment Matters...................................................  A-27
ARTICLE VI -- ADDITIONAL AGREEMENTS
  SECTION 6.1     Joint Proxy Statement; Registration Statement........................  A-27
  SECTION 6.2     Meetings of Shareholders.............................................  A-28
  SECTION 6.3     Appropriate Action; Consents; Filings................................  A-28
  SECTION 6.4     Employee Stock Options and Other Employee Benefit Matters............  A-28
  SECTION 6.5     Directors' and Officers' Indemnification and Insurance...............  A-29
  SECTION 6.6     Notification of Certain Matters......................................  A-30
  SECTION 6.7     Public Announcements.................................................  A-30
ARTICLE VII -- CONDITIONS OF MERGER
  SECTION 7.1     Conditions to Obligation of Each Party to Effect the Merger..........  A-30
  SECTION 7.2     Additional Conditions to Obligations of the Company..................  A-31
  SECTION 7.3     Additional Conditions to Obligations of Seller.......................  A-32
ARTICLE VIII -- TERMINATION, AMENDMENT AND WAIVER
  SECTION 8.1     Termination..........................................................  A-33
  SECTION 8.2     Investigation and Review.............................................  A-35
  SECTION 8.3     Effect of Termination................................................  A-35
  SECTION 8.4     Amendment............................................................  A-35
  SECTION 8.5     Waiver...............................................................  A-35
ARTICLE IX -- GENERAL PROVISIONS
  SECTION 9.1     Non-Survival of Representations, Warranties and Agreements...........  A-36
  SECTION 9.2     Notices..............................................................  A-36
  SECTION 9.3     Certain Definitions..................................................  A-36
  SECTION 9.4     Headings.............................................................  A-37

                                                                                         PAGE
                                                                                         ----
  SECTION 9.5     Severability.........................................................  A-37
  SECTION 9.6     Entire Agreement.....................................................  A-37
  SECTION 9.7     Assignment...........................................................  A-37
  SECTION 9.8     Parties in Interest..................................................  A-37
  SECTION 9.9     Governing Law........................................................  A-37
  SECTION 9.10    Counterparts.........................................................  A-38
  SECTION 9.11    Disclosure Schedules.................................................  A-38
ANNEX A ADDITIONAL DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.................
                                                                                         A-39
ANNEX B SUBSIDIARIES OF SELLER.........................................................     *
ANNEX C EMPLOYEE AND DIRECTOR STOCK OPTIONS AND OTHER EMPLOYEE BENEFIT MATTERS**.......
                                                                                         A-40
ANNEX D FORM OF OPINION OF COUNSEL TO SELLER...........................................  A-43
ANNEX E FORM OF OPINION OF COUNSEL TO COMPANY..........................................  A-45
EXHIBIT 4.6 AFFILIATE LETTER...........................................................  A-47
EXHIBIT 8.1 INDEX GROUP................................................................  A-49

- -------------------------
 * Omitted from Joint Proxy Statement-Prospectus.

** Attachments omitted from Joint Proxy Statement-Prospectus.

                             INDEX OF DEFINED TERMS

                                                                            SECTION
                                                                          ------------
Affiliate..............................................................   SECTION 9.3 (a)
Agreement..............................................................   PREAMBLE
Articles of Merger.....................................................   SECTION 1.2
Beneficial Owner.......................................................   SECTION 9.3 (b)
BHCA...................................................................   SECTION 2.1 (a)
Blue Sky Laws..........................................................   SECTION 2.5 (b)
Business Day...........................................................   SECTION 9.3 (c)
Certificates...........................................................   SECTION 1.7 (b)
Code...................................................................   PREAMBLE
Company................................................................   PREAMBLE
Company Approvals......................................................   SECTION 3.1 (a)
Company Articles.......................................................   SECTION 1.4
Company Articles Amendment.............................................   SECTION 3.2
Company Average Price..................................................   SECTION 8.1 (a)
Company Balance Sheet..................................................   SECTION 3.7 (d)
Company By-Laws........................................................   SECTION 1.4
Company Common Stock...................................................   SECTION 1.6 (a)
Company Disclosure Schedule............................................   ARTICLE III,
                                                                          PREAMBLE
Company Plans..........................................................   SECTION 3.10(a)
Company Preferred Stock................................................   SECTION 3.3 (a)
Company Property.......................................................   SECTION 3.13(b)
Company Reports........................................................   SECTION 3.7 (b)
Company SEC Reports....................................................   SECTION 3.7 (a)
Company Series A Preferred Stock.......................................   SECTION 3.3 (a)
Company Shareholders Meeting...........................................   SECTION 2.11
Company Subsidiary.....................................................   SECTION 3.1 (a)
Company Subsidiaries...................................................   SECTION 3.1 (a)
Competing Transaction..................................................   SECTION 4.2 (e)
Control................................................................   SECTION 9.3 (d)
Effective Time.........................................................   SECTION 1.2
Environmental Claims...................................................   SECTION 2.13(b)
Environmental Law......................................................   SECTION 2.13(b)
Environmental Permits..................................................   SECTION 2.13(b)
ERISA..................................................................   SECTION 2.10(a)
Exchange Act...........................................................   SECTION 2.5 (b)
Exchange Agent.........................................................   SECTION 1.7 (a)
Exchange Fund..........................................................   SECTION 1.7 (a)
Exchange Rate..........................................................   SECTION 1.6 (a)
Expenses...............................................................   SECTION 4.7 (b)
FDIC...................................................................   SECTION 2.1 (a)
Fed Approval Date......................................................   SECTION 8.1 (a)
Final Index Price......................................................   SECTION 8.1 (a)
Final Price............................................................   SECTION 8.1 (a)
Hazardous Materials....................................................   SECTION 2.13(b)
HOLA...................................................................   SECTION 2.1 (a)
Indemnified Parties....................................................   SECTION 6.5 (c)
Index Group............................................................   SECTION 8.1 (a)
Initial Index Price....................................................   SECTION 8.1 (a)
IRS....................................................................   SECTION 2.15

                                                                            SECTION
                                                                          ------------
ISO....................................................................   SECTION 2.10(g)
Joint Proxy Statement..................................................   SECTION 2.11
Laws...................................................................   SECTION 2.5 (a)
Material Adverse Effect................................................   SECTION 2.1 (d)
Measurement Period.....................................................   SECTION 7.2 (l)
Merger.................................................................   PREAMBLE
NASDAQ/NMS.............................................................   SECTION 1.7 (e)
OCC....................................................................   SECTION 2.1 (a)
OTS....................................................................   SECTION 2.1 (a)
Person.................................................................   SECTION 9.3 (e)
Plans..................................................................   SECTION 2.10(a)
Registration Statement.................................................   SECTION 3.11
SEC....................................................................   SECTION 2.7 (a)
Section 180.0622(2)(b) of the WBCL.....................................   SECTION 2.3
Securities Act.........................................................   SECTION 2.5 (b)
Seller.................................................................   PREAMBLE
Seller Approvals.......................................................   SECTION 2.1 (a)
Seller Articles........................................................   SECTION 2.2
Seller Balance Sheet...................................................   SECTION 2.7 (d)
Seller By-Laws.........................................................   SECTION 2.2
Seller Common Stock....................................................   SECTION 1.6 (a)
Seller Disclosure Schedule.............................................   ARTICLE II,
                                                                          PREAMBLE
Seller Preferred Stock.................................................   SECTION 2.3
Seller Reports.........................................................   SECTION 2.7 (b)
Seller Right...........................................................   SECTION 2.3
Seller Rights Agreement................................................   SECTION 2.3
Seller SEC Reports.....................................................   SECTION 2.7 (a)
Seller Series A Preferred Stock........................................   SECTION 2.3
Seller Subsidiaries....................................................   SECTION 2.1 (a)
Seller Subsidiary......................................................   SECTION 2.1 (a)
Seller Shareholders Meeting............................................   SECTION 2.11
Seller's Property......................................................   SECTION 2.13(b)
Shares.................................................................   SECTION 1.6 (a)
Significant Seller Subsidiaries........................................   SECTION 2.2
Significant Seller Subsidiary..........................................   SECTION 2.2
Stock Option Agreement.................................................   PREAMBLE
Subsidiary or Subsidiaries.............................................   SECTION 9.3 (f)
Surviving Corporation..................................................   SECTION 1.1
Tax or Taxes...........................................................   SECTION 2.15
Tax Returns............................................................   SECTION 2.15
WBL....................................................................   SECTION 2.5 (b)
WBCL...................................................................   PREAMBLE
Wisconsin Commissioner.................................................   SECTION 2.1 (a)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 19, 1993 (the "Agreement"), between Valley Bancorporation, a Wisconsin corporation (the "Seller") and Marshall & Ilsley Corporation, a Wisconsin corporation (the "Company").

     WHEREAS, the Boards of Directors of the Company and the Seller have each determined that it is fair to and in the best interests of their respective shareholders for the Seller to merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Wisconsin Business Corporation Law (the "WBCL");

     WHEREAS, the respective Boards of Directors of the Company and the Seller have each approved the Merger of the Seller with and into the Company, upon the terms and subject to the conditions set forth herein, and adopted this Merger Agreement;

     WHEREAS, concurrently with this Agreement and as a condition and an inducement to the willingness of the Company to enter into this Agreement, Seller and the Company have entered into a stock option agreement granting the Company, under the conditions set forth therein, the option to purchase shares of newly issued Seller Common Stock (the "Stock Option Agreement");

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for financial accounting purposes it is intended that the Merger shall be accounted for as a pooling of interests;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                            ARTICLE I -- THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, at the Effective Time (as defined in Section 1.2) Seller shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Seller shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Wisconsin, in such form as required by, and executed in accordance with the relevant provisions of, the WBCL (the effective date and time specified in the Articles of Merger is referred to herein as the "Effective Time").

     SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and the Seller shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Seller shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4 ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation, as amended (the "Company Articles") and the By-Laws, as amended ("Company By-Laws") of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

     SECTION 1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors of the Company immediately prior to the Effective Time, together with the persons set forth on Annex A, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and to be assigned to the class previously assigned or as set forth on Annex A, as the case may be. At the Effective Time, the officers of the Company immediately prior to the Effective Time, together with the persons set forth on Annex A for the offices set forth therein, shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

     SECTION 1.6 CONVERSION OF SECURITIES. Subject to Section 1.7(e) regarding fractional shares, at the Effective Time:

          (a) each then-outstanding share of common stock, par value $0.50 per share, of Seller ("Seller Common Stock") (all issued and outstanding shares of Seller Common Stock being referred to herein as the "Shares"), other than Shares held in the treasury of Seller or owned by the Company for its own account, shall be converted in accordance with Section 1.7, into the right to receive 1.72 (the "Exchange Rate") shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock"). All such shares of Seller Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing shares of Company Common Stock into which such Seller Common Stock shall have been converted. Certificates previously representing shares of Seller Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.7, without interest. No fractional share of Company Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.7 hereof.

          (b) each Share held by the Seller as treasury stock immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof into Company Common Stock or payment therefor.

          (c) each Share held by the Company for its own account shall be cancelled and extinguished without conversion thereof into Company Common Stock or payment therefor.

     SECTION 1.7 EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. As of the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company designated by the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Company Common Stock (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto are referred to herein as the "Exchange Fund") issuable pursuant to Section 1.6 in exchange for outstanding Shares.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), whose Shares were converted into the right to receive shares of Company Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Company Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Company Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Seller, a certificate representing the proper number of shares of Company Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the proper number of shares of Company Common Stock. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Company Common Stock and cash in lieu of any fractional shares of Company Common Stock as contemplated by Section 1.7(e).

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
     Section 1.7(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 1.7(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Company Common Stock.

          (d) No Further Rights in the Shares. All shares of Company Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.7(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, including each Seller Right (as defined in Section 2.3).

          (e) No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of the Company. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the average closing price for a share of Company Common Stock as quoted by the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") on the five business days immediately preceding the Effective Time. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Company shall make available such amounts (without interest) to such holders of such fractional share interests.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of Seller for six months after the Effective Time shall be delivered to the Company, upon demand, and any former shareholders of Seller who have not theretofore complied with this Article I shall thereafter look only to the Company to claim their shares of Company Common Stock, any cash in lieu of fractional shares of Company Common Stock and any dividends or distributions with respect to Company Common Stock, in each case without interest thereon, and subject to Section 1.7(g).

          (g) No Liability. Neither the Company nor the Seller shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

          (h) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by the Company.

     SECTION 1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Seller shall be closed and there shall be no further registration of transfers of shares of Seller Common Stock thereafter on the records of Seller. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Seller Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Company for any reason shall be replaced with a certificate representing shares of Company Common Stock in accordance with this Article I.

     SECTION 1.9 ANTI-DILUTION PROVISIONS. In the event that between the date of this Agreement and the Effective Time, the issued and outstanding shares of Seller Common Stock or shares of Company Common Stock shall have been changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction, the Exchange Rate determined pursuant to Section 1.6(a) shall be adjusted appropriately.

             ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in the Disclosure Schedule delivered by Seller to the Company prior to the execution of this Agreement (the "Seller Disclosure Schedule"), which shall identify exceptions by specific Section references, Seller hereby represents and warrants to the Company that:

     SECTION 2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) Seller is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA") and a registered Savings and Loan Holding Company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"). Each subsidiary of Seller ("Seller Subsidiary" or, collectively, "Seller Subsidiaries") is a bank or a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or the United States of America. Each of Seller and the Seller Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Seller Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC"), the Wisconsin Commissioner of Banking (the "Wisconsin Commissioner"), the Office of the Comptroller of the Currency (the "OCC"), the Wisconsin Commissioner of Savings and Loan and the Federal Office of Thrift Supervision ("OTS"), except where the failure to be so organized, existing and in good standing or to have such power, authority and Seller Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Seller and the Seller Subsidiaries, taken as a whole, and neither Seller nor any Seller Subsidiary has received any notice of proceedings relating to the revocation or modification of any Seller Approvals.

          (b) Seller and each Seller Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing (or the equivalent thereof), in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          (c) A true and complete list of all of the Seller Subsidiaries, together with (i) the Seller's direct or indirect percentage ownership of each Seller Subsidiary, (ii) the jurisdiction in which the Seller Subsidiary is incorporated and (iii) a description of the principal business activities conducted by each Seller Subsidiary is set forth on Annex B. Each Seller Subsidiary has all regulatory approvals and authority necessary to engage in the business activities presently conducted by it. Except as set forth on Annex B, Seller and/or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Seller Subsidiaries. Except for the subsidiaries set forth on Annex B, Seller does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

          (d) The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities).

     SECTION 2.2 ARTICLES OF INCORPORATION AND BY-LAWS. Seller has heretofore furnished to the Company a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of Seller ("Seller Articles" or "Seller By-Laws"), each Seller Subsidiary which either is an insured depository institution with total assets in excess of $400 million or is any of Valley Trust Company, Valley Securities, Inc., Valley BankService Corporation and Valley Real Estate Services Corporation (such Seller Subsidiaries being referred to herein collectively as the "Significant Seller Subsidiaries" and individually as a or the "Significant Seller Subsidiary"). Such Articles of Incorporation and By-Laws of Seller and each Seller Subsidiary are in full force and effect. Neither Seller nor any Seller Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 2.3 CAPITALIZATION. The authorized capital stock of Seller consists of 40,000,000 shares of Seller Common Stock and 1,000,000 shares of cumulative preferred stock, par value $1.00 per share ("Seller Preferred Stock"), of which 200,000 shares of Seller Preferred Stock have been designated as Series A Preferred Stock ("Seller Series A Preferred Stock"). As of the date of this Agreement, (i) 20,330,632 shares of Seller Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL (such section, including judicial interpretations thereof and of Section 180.40(6), its predecessor statute, are referred to herein as "Section 180.0622(2)(b) of the WBCL"), and not issued in violation of any preemptive right of any Seller shareholder; attached to each share of Seller Common Stock outstanding is two-thirds of a right (a "Seller Right") to purchase Seller Series A Preferred Stock pursuant to the terms of the Rights Agreement, dated as of October 21, 1988, between Seller and The First National Bank of Boston, as Rights Agent, as amended (the "Seller Rights Agreement"), (ii) no shares of Seller Common Stock are held in the treasury of Seller, (iii) 1,290,110 shares of Seller Common Stock are subject to issuance pursuant to outstanding employee stock options issued pursuant to Seller's stock option plans, and (iv) 4,045,795 shares of Seller Common Stock are reserved for future issuance pursuant to the Stock Option Agreement. As of the date of this Agreement, no shares of Seller Preferred Stock are issued and outstanding. Except as set forth in clauses (iii) and (iv), above, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of Seller or any Seller Subsidiary or obligating Seller or any Seller Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Seller or any Seller Subsidiary. All shares of Seller Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL, and shall not be issued in violation of any preemptive right of any Seller Shareholder. Except as described in the Seller Disclosure Schedule, there are no obligations, contingent or otherwise, of Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Seller Subsidiary or any other entity. Each of the outstanding shares of capital stock of each Seller Subsidiary are duly authorized, validly issued, fully paid and non-assessable, except as provided by Section 180.0622(2)(b) of the WBCL and where applicable, in the case of Wisconsin state banks, Section 220.07 of the Wisconsin Statutes, and, in the case of national banks, Title 12, Section 55 of the United States Code, and not in violation of any preemptive rights of any Seller Subsidiary shareholder, and such shares owned by Seller or another Seller Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of Seller's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 2.4 AUTHORITY. Seller has the requisite corporate power and corporate authority to execute and deliver this Agreement and the Stock Option Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (subject to the approval and adoption of this Agreement by Seller's shareholders in accordance with the WBCL and the Seller Articles and Seller By-Laws). The execution and delivery of this Agreement and the Stock Option Agreement by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Stock Option Agreement or to consummate the transactions so contemplated hereby and thereby (subject to the approval and adoption of this Agreement by Seller's shareholders in accordance with the WBCL and the Seller Articles and Seller By-Laws). This Agreement and the Stock Option Agreement have been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof by the Company, constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

     SECTION 2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement and the Stock Option Agreement by Seller do not, and the performance of this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby by Seller shall not, (i) conflict with or violate the Seller Articles or Seller By-Laws or the Articles of Incorporation or By-Laws of any Seller Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Section 2.5(a) of the Seller Disclosure Schedule sets forth any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary is bound or affected which would, as a result of the execution and delivery of this Agreement and the Stock Option Agreement or the transactions contemplated hereby and thereby, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the assets of the Seller or any Seller Subsidiary, such note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation. The Board of Directors of Seller has approved the transactions contemplated herein and in the Stock Option Agreement, and such approval is all action necessary to ensure that the restrictions set forth in Sections 180.1140-44 and 180.1150 of the WBCL do not or will not apply to the transactions contemplated herein or in the Stock Option Agreement. The Seller Rights Agreement has been or will be amended to clarify that neither the Company nor any affiliate of the Company controlled by the Company shall become an "Acquiring Person" and no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Seller Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Stock Option Agreement or the consummation of the transactions contemplated herein or therein.

          (b) The execution and delivery of this Agreement and the Stock Option Agreement by Seller do not, and the performance of this Agreement and the Stock Option Agreement by Seller shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the BHCA, the banking laws of the State of Wisconsin (the "WBL"), the HOLA, the filing and recordation of appropriate merger or other documents as required by the WBCL, and the listing on the NASDAQ/NMS of the shares of Seller Common Stock issuable upon exercise of the option granted under the Stock Option Agreement and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or issuance of Seller Common Stock pursuant to the Stock Option Agreement, or otherwise prevent Seller from performing its obligations under this Agreement or the Stock Option Agreement, and would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

     SECTION 2.6 COMPLIANCE; PERMITS. Except as disclosed in the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

     SECTION 2.7 SECURITIES AND BANKING REPORTS; FINANCIAL STATEMENTS.

          (a) Seller has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since December 31, 1990, and as of the date of this Agreement has delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1990, 1991 and 1992, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1993 and June 30, 1993, (iii) all proxy statements relating to Seller's meetings of shareholders (whether annual or special) held since December 31, 1990, (iv) all Reports on Form 8-K filed by Seller with the SEC since December 31, 1990, (v) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above, since December 31, 1990) and (vi) all amendments and supplements to all such reports and registration statements filed by Seller with the SEC since December 31, 1990 (collectively, the "Seller SEC Reports").

          (b) Seller and each Seller Subsidiary have filed all forms, reports and documents required to be filed with the Federal Reserve Board, the Wisconsin Commissioner and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Seller SEC Reports as the "Seller Reports"). The Seller Reports, including all Seller Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable Law in all material respects and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports, including any Seller SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Seller and Seller Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (d) Except as and to the extent set forth on the consolidated balance sheet of Seller and Seller Subsidiaries as of December 31, 1992, including all notes thereto (the "Seller Balance Sheet"), neither Seller nor any Seller Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1992 that would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, or (ii) as otherwise reflected in the quarterly reports referred to in clause (ii) of Section 2.7(a) hereof. Except as disclosed in the Seller Disclosure Schedule, neither the Seller nor any Seller Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          (e) Without limitation to the foregoing, Seller's consolidated allowance for loan losses is not less than 1.25% of total consolidated loans reflected on Seller's consolidated financial statements.

     SECTION 2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Seller SEC Reports filed prior to the date of this Agreement, since December 31, 1992 to the date of this Agreement, Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1992, there has not been
(i) any change in the financial condition, results of operations or business of Seller or any of the Seller Subsidiaries having a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Seller or any of the Seller Subsidiaries having a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, (iii) any change by Seller in its accounting methods, principles or practices, (iv) any revaluation by Seller of any of its assets in any material respect, (v) except as disclosed on the Seller Disclosure Schedule, any entry by Seller or any of the Seller Subsidiaries into any commitment or transactions material to Seller and the Seller Subsidiaries, taken as a whole, (vi) except for regular quarterly cash dividends of $.34 (for the first quarter of 1993) and $.24 (for the second quarter of 1993) per share of Seller Common Stock with usual record and payment dates, and the three-for-two stock split effected in the form of a 50% stock dividend distributed on August 27, 1993, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, purchase or other acquisition of any of its securities (except for the optional prepayment in whole on September 1, 1993 of Seller's 11.25% Senior Notes due August 1, 1995) or any of the securities of any Seller Subsidiary or (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or employees of Seller or any of its subsidiaries whose total compensation in 1992 exceeded $120,000, or (viii) any increases generally to employees of Seller or any Seller Subsidiary.

     SECTION 2.9 ABSENCE OF LITIGATION. Except as disclosed in the Seller Reports filed prior to the date of this Agreement and in the Seller Disclosure
Schedule: (a) neither Seller nor any of the Seller Subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other governmental entity or authority, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Seller or any Seller Subsidiary pending or, to the best knowledge of Seller after due inquiry, threatened, and (c) there are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to Seller or any Seller Subsidiary as a result of the examination by any bank regulatory authority, except for matters described in clauses (a), (b) and (c) which, individually or in the aggregate, will not have a Material Adverse Effect on the Seller and the Seller Subsidiaries taken as a whole.

     SECTION 2.10 EMPLOYEE BENEFIT PLANS.

          (a) Section 2.10(a) of the Seller Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which Seller or any Seller Subsidiary has any obligation (collectively, the "Plans"). Seller has furnished or made available to the Company a complete and accurate copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500 and related schedules, (iv) the most recently issued IRS determination letter for each such Plan and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan.

          (b) Absence of Certain Types of Plans. No member of Seller's "controlled group," within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. Except as disclosed in the Seller Disclosure Schedule, none of the Plans obligates Seller or any of the Seller Subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. Except as disclosed in the Seller Disclosure Schedule, or as required by COBRA, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Seller or any of the Seller Subsidiaries. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

          (c) Compliance with Applicable Law. Except as disclosed in the Seller Disclosure Schedule, each Plan has been operated in all respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Seller and the Seller Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and Seller has no knowledge of any default or violation by any party to, any Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, except as disclosed in the Seller Disclosure Schedule, to the knowledge of Seller, no fact or event exists that could give rise to any such action, suit or claim. Except as disclosed in the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has incurred any material liability to the Pension Benefit Guaranty Corporation or any material "withdrawal liability" within the meaning of Section 420 of ERISA.

          (d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter

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     from the IRS (as defined herein) that it is so qualified, and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and, except as disclosed in the Seller Disclosure Schedule, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Except as disclosed on the Seller Disclosure Schedule, no trust maintained or contributed to by Seller or any of the Seller Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

          (e) Absence of Certain Liabilities and Events. Except for matters disclosed in the Seller Disclosure Schedule, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Seller and each of the Seller Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and to the knowledge of Seller no fact or event exists that could give rise to any such liability.

          (f) Plan Contributions. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates.

          (g) Stock Options. Section 2.10(g) of the Seller Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of Seller or any Seller Subsidiary who holds any option to purchase Seller Common Stock as of the date of this Agreement, together with the number of shares of Seller Common Stock subject to such option, the date of grant of such option, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Section 2.10(g) of the Seller Disclosure Schedule also sets forth the total number of such ISOs and such non-qualified options.

          (h) Employment Contracts. Except for employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of Seller or any of the Seller Subsidiaries disclosed in Section 2.10(h) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any such contracts. Neither Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

     SECTION 2.11 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The information supplied by Seller for inclusion in the Registration Statement (as defined in Section 3.11) shall not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Seller for inclusion in the joint proxy statement to be sent to the shareholders of Seller in connection with the meeting of Seller's shareholders to consider the Merger (the "Seller Shareholders Meeting") and to be sent to the shareholders of the Company to consider the Merger (the "Company Shareholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Joint Proxy Statement") shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller Shareholders Meeting, at the time of the Company Shareholders Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Seller Shareholders Meeting or the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Seller or any of its affiliates, officers or directors should be discovered by Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Seller shall promptly inform the Company. The Joint Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Seller makes no

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representation or warranty with respect to any information about, or supplied or omitted by, the Company which is contained in any of the foregoing documents.

     SECTION 2.12 TITLE TO PROPERTY. Seller and each of the Seller Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole; and all leases pursuant to which Seller or any of the Seller Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Seller or such Seller Subsidiary has not taken adequate steps to prevent such a default from occurring). Substantially all of Seller's and each of the Seller's Subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. Listed in Section 2.12 of the Seller Disclosure Schedule are all currently planned acquisitions or dispositions of capital assets, other than transactions in the ordinary course of business and consistent with past practice and in no event with a value in excess of $300,000.

     SECTION 2.13 ENVIRONMENTAL MATTERS.

          (a) Seller represents and warrants to the Company that, to the best of Seller's knowledge (which the Company acknowledges is based on no investigation by Seller other than that customarily undertaken by Seller in accordance with its policies) and except as disclosed in the Seller Disclosure Schedule: (i) Hazardous Materials (as defined below) have not been stored, released or disposed of on or from Seller's Property (as defined below) or, to the actual knowledge of Seller, any property adjoining Seller's Property; (ii) Environmental Permits (as defined below) have been obtained and are in effect for the operations conducted at Seller's Property; (iii) Seller and the Seller Subsidiaries are in compliance in all material respects with the requirements of all of their Environmental Permits; and (iv) there are no circumstances with respect to any Seller Property that could reasonably be anticipated (A) to form the basis of an Environmental Claim against Seller or the Seller Subsidiaries or Seller's Property that, individually or in the aggregate, could have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, or (B) to cause Seller's Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

          (b) As used herein, the following terms shall be defined as follows:

             (i) "Seller's Property" means any real property and improvements currently owned, leased, used, operated or occupied by Seller or any Seller Subsidiary, including properties acquired by foreclosure or held or operated in a fiduciary or managerial capacity;

             (ii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls and radon gas; (B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," or words of similar import, under any applicable Environmental Law; and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

             (iii) "Environmental Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Effective Time, and any judicial or administrative interpretation thereof as of the Effective Time, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials;

             (iv) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or Environmental Permit; and

             (v) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

     SECTION 2.14 ABSENCE OF AGREEMENTS. Neither Seller nor any Seller Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of Seller or any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has Seller been advised that any federal, state, or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed by Seller in Section 2.14 of the Seller Disclosure Schedule.

     SECTION 2.15 TAXES. Seller and the Seller Subsidiaries have filed all Tax Returns (as defined below) required to be filed by them, and Seller and the Seller Subsidiaries have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and/or with respect to which Seller is maintaining reserves adequate for their payment. To the best of the knowledge of Seller, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. For the purposes of this Section 2.15, references to Seller and the Seller Subsidiaries include former subsidiaries of Seller for the periods during which any such corporations were owned, directly or indirectly, by Seller. Except as disclosed in the Seller Disclosure Schedule, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of Seller's knowledge, threatening to assert against Seller or any of the Seller Subsidiaries any deficiency or claim for additional Taxes. There are no tax liens on any assets of Seller or any of the Seller Subsidiaries. Neither Seller nor any of the Seller Subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for Taxes reflected in the Seller Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except for Seller's and the Seller Subsidiaries' intercompany tax allocation agreements, no agreements relating to allocating or sharing of Taxes exist among Seller and the Seller Subsidiaries and no tax indemnities given by Seller or the Seller Subsidiaries in connection with a sale of stock or assets remain in effect. Neither Seller nor any of the Seller Subsidiaries is required to include in income either (i) any material amount in respect of any adjustment under
Section 481 of the Code, or (ii) any
material installment sale gain. Neither Seller nor any of the Seller Subsidiaries has made an election under Section 341(f) of the Code.

     SECTION 2.16 INSURANCE. Seller has made available to the Company correct and complete copies of all material policies of insurance of Seller and the Seller Subsidiaries currently in effect. Neither Seller nor any of the Seller Subsidiaries has any liability for unpaid premiums or premium adjustments not properly reflected on Seller's financial statements included in Seller's Report on Form 10-Q for the quarter ended June 30, 1993, except for those first becoming due after such date.

     SECTION 2.17 BROKERS. No broker, finder or investment banker (other than Keefe, Bruyette & Woods, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Prior to the date of this Agreement, Seller has furnished to the Company a complete and correct copy of all agreements between Seller and Keefe Bruyette & Woods, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 2.18 ACCOUNTING AND TAX MATTERS.

          (a) Neither Seller nor, to the best of Seller's knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

          (b) To Seller's knowledge, there is no plan or intention on the part of shareholders of Seller who will receive Company Common Stock to sell or otherwise dispose of an amount of Company Common Stock to be received in the Merger which would reduce their ownership of Company Common Stock to a number of shares having in the aggregate a value at the time of the Merger of less than 50 percent of the total value of the Seller Common Stock outstanding immediately prior to the Merger.

     SECTION 2.19 MATERIAL ADVERSE EFFECT.

          (a) Since December 31, 1992, there has been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          (b) The consolidated book value of Seller is not less than the consolidated book value of Seller as reflected on Seller's consolidated financial statements included in Seller's Form 10-Q for the quarter ended June 30, 1993.

     SECTION 2.20 MATERIAL CONTRACTS. Except as disclosed in the Seller Disclosure Schedule (which may reference other sections of such Schedule) and, with respect to (ii), below, except as included as exhibits in the Seller SEC Reports, neither the Seller nor any Seller Subsidiary is a party to or obligated under any contract, agreement or other instrument or understanding which (i) is not terminable by Seller or the Seller Subsidiary without additional payment or penalty within 60 days and obligates Seller or any Seller Subsidiary for payments or other consideration with a value in excess of $300,000 or (ii) would require disclosure by Seller pursuant to item 601(b)(10) of Regulation S-K under the Exchange Act.

     SECTION 2.21 FULL DISCLOSURE. No statement contained in any document, certificate, or other writing furnished or to be furnished by Seller to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     SECTION 2.22 OPINION OF FINANCIAL ADVISOR. Seller has received the oral opinion of Keefe, Bruyette & Woods, Inc. on the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by Seller's shareholders is fair to Seller's shareholders from a financial point of view, and Seller will promptly deliver a written copy of such opinion to the Company when made available to Seller.

     SECTION 2.23 VOTE REQUIRED. Unless the Company takes any action that would require a greater vote, the affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of Seller capital stock necessary to approve the Merger.

          ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Schedule delivered by the Company to Seller prior to the execution of this Agreement (the "Company Disclosure Schedule"), which shall identify exceptions by specific Section references, the Company hereby represents and warrants to Seller that:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and a registered bank holding company under the BHCA, and will, prior to or simultaneous with the Effective Time, become a registered savings and loan holding company under the HOLA. Each subsidiary of the Company (a "Company Subsidiary" or, collectively, "Company Subsidiaries") is a bank or a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or the United States of America. Each of the Company and the Company Subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate their respective properties and to carry on their respective business as now being conducted, including appropriate authorizations from the Federal Reserve Board, the FDIC, the Wisconsin Commissioner or the OCC except where the failure to be so organized, existing and in good standing or to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Company Approvals.

          (b) The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing (or the equivalent thereof), in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

          (c) A true and complete list of all of the Company Subsidiaries is set forth in Exhibit 22 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 previously delivered to Seller. Except as set forth in the Company Disclosure Schedule, the Company and/or one or more of the Company Subsidiaries owns beneficially and of record all or substantially all of the outstanding shares of capital stock of each of the Company Subsidiaries. Except for the Company Subsidiaries, set forth on said Exhibit 22, the Company does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business, other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

     SECTION 3.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has previously furnished to Seller a complete and correct copy of the Company Articles and the Company By-Laws. The Company Articles and Company By-Laws are in full force and effect. The Company is not in violation of any of the provisions of the Company Articles or the Company By-Laws. The Company represents that it will, prior to the Effective Time, amend the Company Articles so as to increase the authorized Company Common Stock as necessary to permit it to consummate the issuances contemplated by this Agreement (the "Company Articles Amendment").

     SECTION 3.3 CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of (i) 80,000,000 shares of Company Common Stock of which, as of the date of this Agreement, 62,988,848 shares were issued and outstanding, 3,402,037 shares were held in treasury, 4,228,382 shares were reserved for issuance pursuant to outstanding employee stock options, 1,962,900 shares were reserved for issuance pursuant to the conversion of the Company Series A Preferred Stock (as defined below), 5,714,286 shares were reserved for issuance pursuant to 8 1/2% Convertible Subordinated Notes due 1997 and 79,353 shares were reserved for issuance pursuant to 13% Convertible Notes due 1993; and (ii) 5,000,000 shares of Preferred Stock, $1.00 par value ("Company Preferred Stock"), of which 500,000 shares of Company Preferred Stock have been designated as Series A Convertible Preferred Stock ("Company Series A Preferred Stock"), 185,314 of which, as of the date of this Agreement, are outstanding. All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, except pursuant to Section 180.0622(2)(b) of the WBCL, and not issued in violation of any preemptive right of any Company shareholder. Except as set forth in clauses (i)-(ii), above, as of the date of this Agreement there are no options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation, voting agreements or arrangements relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Each of the outstanding shares of capital stock of each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the WBCL where applicable and, in the case of Wisconsin state banks, Section 220.07 of the Wisconsin Statutes, and, in the case of national banks, Title 12,
     Section 55 of the United States Code, and not in violation of preemptive rights of any Company Subsidiary shareholder, and such shares owned by the Company or another Company Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of Company's voting rights, charges or other encumbrances of any nature whatsoever.

          (b) The shares of Company Common Stock to be issued pursuant to the Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL, and not issued in violation of any preemptive right of any Company shareholder.

     SECTION 3.4 AUTHORITY. The Company has the requisite corporate power and corporate authority to execute and deliver this Agreement and the Stock Option Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (subject to the approval and adoption of this Agreement and the Company Articles Amendment by the Company's shareholders in accordance with the WBCL and the Company Articles and the Company By-Laws). The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Stock Option Agreement or to consummate the transactions so contemplated hereby and thereby (subject to the approval and adoption of this Agreement and the Company Articles Amendment by the Company's shareholders in accordance with the WBCL and the Company Articles and Company By-Laws). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery hereof by Seller, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

     SECTION 3.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the transactions contemplated hereby by the Company shall not, (i) conflict with or violate the Company Articles, as they will be amended by the Company Articles Amendment, or Company By-Laws or the Articles of Incorporation or By-Laws any Company Subsidiary, (ii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the WBL, the HOLA, the filing and recordation of appropriate merger or other documents as required by the WBCL, and the listing of the shares of Company Common Stock to be issued in the Merger on the NASDAQ/NMS and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

     SECTION 3.6 COMPLIANCE; PERMITS. Except as disclosed in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

     SECTION 3.7 SECURITIES AND BANKING REPORTS; FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports and documents required to be filed with the SEC since December 31, 1990, and as of the date of this Agreement has delivered to Seller, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1990, 1991 and 1992, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1993 and June 30, 1993, (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since December 31, 1990, (iv) all Reports on Form 8-K filed by the Company with the SEC since December 31, 1990, (v) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since December 31, 1990, and (vi) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since December 31, 1990 (collectively, the "Company SEC Reports").

          (b) The Company and each Company Subsidiary have filed all forms, reports and documents required to be filed with the Federal Reserve Board, the Wisconsin Commissioner and any other applicable Federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable Law in all material respects and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including any Company SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount.

          (d) Except as and to the extent set forth on the consolidated balance sheet of the Company and the Company Subsidiaries as at December 31, 1992, including the notes thereto (the "Company Balance Sheet"), neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1992 that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, or (ii) as otherwise reflected in the Company Reports referred to in clause (ii) of
     Section 3.7(a) hereof. Except as disclosed in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

     SECTION 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 1992 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1992, there has not been (i) any change in the financial condition, results of operations or business of the Company or any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole,
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its material assets in any material respect, (v) any entry by the Company or any of the Company Subsidiaries into any commitment or transactions material to the Company and the Company Subsidiaries taken as a whole or (vi) except for regular quarterly cash dividends of $.37 (for the first quarter of 1993) and $.14 (for the second quarter of 1993) per share of Company Common Stock with usual record and payment dates, the three-for-one stock split effected in the form of a 200% stock dividend distributed on May 28, 1993 and for repurchases of Company Common Stock pursuant to the Company's Common Stock repurchase program, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Company Subsidiary.

     SECTION 3.9 ABSENCE OF LITIGATION. Except as disclosed in the Company Reports filed prior to the date of this Agreement: (a) neither the Company nor any of the Company Subsidiaries are subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other governmental entity or authority, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority,
(b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation or controversy affecting the Company or any of the Company Subsidiaries pending or, to the knowledge of the Company, threatened and
(c) there are
no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to the Company or any of the Company Subsidiaries as a result of the examination by any bank regulatory authority, except for matters described in clauses (a), (b) and
(c) which, individually or in the aggregate, will not have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

     SECTION 3.10 EMPLOYEE BENEFIT PLANS.

          (a) Compliance with Applicable Laws. Each of the Company's "employee benefit plans" within the meaning of Section 3(3) of ERISA, for the benefit of employees of the Company and the Company Subsidiaries (the "Company Plans") has been operated in all respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Company Plans and all Company Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law except where such violations of applicable Law would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. The Company and all Company Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Company has no knowledge of any default or violation by any party to, any Company Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action, suit or claim. Neither Company nor any Company Subsidiary has incurred any material liability to the Pension Benefit Guaranty Corporation or any material "withdrawal liability" within the meaning of
     Section 420 of ERISA.

          (b) Qualification of Certain Plans. Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and each trust established in connection with any Company Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any Company Plan or the exempt status of any such trust. No trust maintained or contributed to by the Company or any of the Company Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

          (c) Absence of Certain Liabilities and Events. There have been no prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. The Company and each of the Company Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and to the Company's knowledge no fact or event exists that could give rise to any such liability.

          (d) Plan Contributions. All contributions, provisions or payments required to be made with respect to any Company Plan have been made on or before their due dates.

     SECTION 3.11 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The information supplied by the Company for inclusion in the registration statement of the Company (the "Registration Statement") pursuant to which the shares of Company Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the Joint Proxy Statement shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders Meeting, at the time of the Seller's Shareholders Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Seller's Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company will promptly inform the Seller. The Registration Statement and the Joint Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, Seller which is contained in any of the foregoing documents.

     SECTION 3.12 TITLE TO PROPERTY. The Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole; and all leases pursuant to which the Company or any of the Company Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring). Substantially all of the Company's and each of the Company Subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     SECTION 3.13 ENVIRONMENTAL MATTERS.

          (a) The Company represents and warrants to Seller that, to the best of the Company's knowledge (which Seller acknowledges is based on no investigation by Company other than customarily undertaken by the Company in accordance with its policies) and except as disclosed in the Company Disclosure Schedule: (i) Hazardous Materials have not been stored, released or disposed of on or from the Company's Property (as defined below) or, to the actual knowledge of the Company, any property adjoining the Company's Property; (ii) Environmental Permits have been obtained and are in effect for the operations conducted at the Company's Property; (iii) the Company and the Company Subsidiaries are in compliance in all material respects with the requirements of all of their Environmental Permits; and (iv) there are no circumstances with respect to any of the Company's Property that could reasonably be anticipated (A) to form the basis of an Environmental Claim against the Company or the Company Subsidiaries or the Company's Property that, individually or in the aggregate, could have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, or (B) to cause the Company's Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

          (b) As used herein "Company Property" means any real property and improvements currently owned, leased, used, operated or occupied by the Company or any Company Subsidiary, including properties acquired by foreclosure or held or operated in a fiduciary or managerial capacity.

     SECTION 3.14 ABSENCE OF AGREEMENTS. Neither the Company nor any Company Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, except for those the existence of which has been disclosed to Seller prior to the date of this Agreement, nor has the Company been advised that any federal, state, or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed by the Company in Section 3.14 of the Company Disclosure Schedule.

     SECTION 3.15 TAXES. The Company and the Company Subsidiaries have filed all Tax Returns required to be filed by them, and the Company and the Company Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Seller is maintaining reserves adequate for their payment. To the best of the knowledge of the Company, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Section 3.15, references to the Company and the Company Subsidiaries include former subsidiaries of the Company for the periods during which any such corporations were owned, directly or indirectly, by the Company. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company or any of the Company Subsidiaries any deficiency or claim for additional Taxes. Neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except for the Company's and the Company Subsidiaries' intercompany tax allocation agreements, no agreements relating to allocating or sharing of Taxes exist among the Company and the Company Subsidiaries and no tax indemnities given by the Company or the Company Subsidiaries in connection with a sale of stock or assets remain in effect. Neither the Company nor any of the Company Subsidiaries is required to include in income either (i) any material amount in respect of any adjustment under
Section 481 of the Code, or (ii) any material installment sale gain. Neither the Company nor any of the Company Subsidiaries has made an election under Section 341(f) of the Code.

     SECTION 3.16 BROKERS. No broker, finder or investment banker (other than Salomon Brothers Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has furnished Seller a complete and correct copy of all agreements between the Company and Salomon Brothers Inc pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 3.17 ACCOUNTING AND TAX MATTERS. Neither the Company nor, to the Company's knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

     SECTION 3.18 MATERIAL ADVERSE EFFECT.

          (a) Since December 31, 1992 there has been no Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

          (b) The consolidated book value of the Company is not less than the consolidated book value of the Company as reflected on the Company's consolidated financial statements included in the Company's Form 10-Q for the quarter ended June 30, 1993.

     SECTION 3.19 MATERIAL CONTRACTS. Except as disclosed in the Company Disclosure Schedule (which may reference other sections of such Schedule), and except as included as exhibits in the Company SEC Reports, neither the Company nor any Company Subsidiary is a party to or obligated under any contract, agreement or other instrument or understanding which would require disclosure by the Company pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act.

     SECTION 3.20 FULL DISCLOSURE. No statement contained in any document, certificate, or other writing furnished or to be furnished by the Company to Seller in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     SECTION 3.21 OPINION OF FINANCIAL ADVISER. The Company has received the oral opinion of Salomon Brothers Inc on or before the date of this Agreement to the effect that the Exchange Rate is fair to the Company's shareholders from a financial point of view, and the Company will promptly, when made available to the Company, deliver a written copy of such opinion to the Seller.

     SECTION 3.22 VOTE REQUIRED. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Company Shareholders Meeting is necessary to approve the Company Articles Amendment, and the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Shareholders Meeting is necessary to approve the Merger.

                       ARTICLE IV -- COVENANTS OF SELLER

     SECTION 4.1 AFFIRMATIVE COVENANTS. Seller hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Seller Subsidiary to:

          (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

          (b) use all reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

          (c) use all reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

          (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it; provided, however, that Seller shall not maintain existing insurance policies and/or purchase new insurance policies for directors' and officers' liabilities at an aggregate annual premium cost equal to or in excess of 150% of the current annual premiums paid by Seller on its existing policies;

          (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business; and

          (f) comply with and perform in all material respects all obligations and duties imposed upon it by all applicable Laws.

     SECTION 4.2 NEGATIVE COVENANTS. Except as specifically contemplated by this Agreement and the Stock Option Agreement, from the date of this Agreement until the Effective Time, Seller shall not do, or permit any of the Seller Subsidiaries to do, without the prior written consent of the Company, any of the following:

          (a) except as disclosed in Section 4.2(a) of the Seller Disclosure Schedule or as provided in Annex C of this Agreement, (i) grant any salary increase or bonus increase (in both cases as compared to salary and bonus in 1992) to any employee who has an employment contract except as required pursuant to the terms of such contract or a preexisting written bonus or incentive compensation plan where the terms of the plan establish an arithmetic formula for calculating the total amount of money available for bonuses thereunder, provided that no employee who has an employment agreement which provides for benefits based in whole or in part on the bonus to such employee shall receive a bonus in excess of that received in respect of 1992, (ii) grant any general salary increase to employees as a class, (iii) effect any change in retirement benefits to any class of employees or any officer (unless any such change shall be required by contracts existing on the date hereof or otherwise by applicable Law) which would increase its retirement benefit liabilities, (iv) adopt, enter into, amend or modify any Plan or make any adjustments pursuant to any Plan in any manner that increases or accelerates Seller's or any Seller Subsidiaries' obligations thereunder, or (v) enter into or amend any employment, severance or similar agreements or arrangements (whether written or oral) with any employee, director or officer or otherwise change the employee-at-will status of any current employee;

          (b) (i) except as provided below, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for (A) regular quarterly cash dividends on Seller Common Stock with usual record and payment dates for such dividends with each such dividend at a rate per share of Seller Common Stock not in excess of $.24 and (B) dividends by a Seller Subsidiary to Seller;

          (ii) declare or pay any dividends or make any distributions in any amount on Seller Common Stock in or with respect to the quarter in which the Effective Time shall occur and in which the shareholders of Seller Common Stock are entitled to receive dividends on the shares of Company Common Stock into which the shares of Seller Common Stock have been converted; provided that, it is the intent of this clause (ii) to provide that the holders of Seller Common Stock will receive either the payment of cash dividends on their shares of Seller Common Stock or the payment of cash dividends as the holders of shares of Company Common Stock received in exchange for the shares of Seller Common Stock pursuant to this Agreement for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as shareholders of Seller Common Stock and the payment of a cash dividend as the holders of shares of Company Common Stock received in exchange for the shares of Seller Common Stock pursuant to this Agreement; and if Seller does not declare and pay cash dividends in a particular calendar quarter because of Seller's reasonable expectation that the Effective Time was to have occurred in such calendar quarter wherein the holders of Seller Common Stock would have become entitled to receive cash dividends for such calendar quarter on the shares of Company Common Stock to have been exchanged for the shares of Seller Common Stock pursuant to this Agreement, and the Effective Time does not in fact occur in such calendar quarter, then, as a result thereof, Seller shall be entitled to declare and pay a cash dividend (within the limitations of this clause (ii)) on such shares of Seller Common Stock for such calendar quarter by the declaration and payment of such cash dividends as soon as reasonably practicable after the end of such calendar quarter;

          (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, bank or other business other than to acquire the capital stock of Pierce County Bank & Trust Company pursuant to the Stock Purchase Agreement dated as of May 10, 1993 between Seller and American Community Bank Group, Inc. and other than in the ordinary course of business and consistent with past practice; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of capital stock of Seller or any Seller Subsidiary (including shares held in treasury) or any rights, warrants or options to acquire, any such shares, other than the issuance by any Seller Subsidiary of shares of its capital stock to Seller or the issuance by Seller of Seller Common Stock issuable upon exercise of employee stock options outstanding as of the date of this Agreement, or the Stock Option Agreement. This limitation shall not preclude the purchase of Seller Common Stock in the open market by, or the sale of shares by or on behalf of, Seller's Dividend Reinvestment Plan or Seller's Thrift and Sharing Plan;

          (e) initiate, solicit or encourage (including by way of furnishing any information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of the Seller Subsidiaries to take any such action and Seller shall immediately notify the Company orally, and promptly confirmed in writing, of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; provided, however, that nothing contained in this subsection (e) shall prohibit the Board of Directors of Seller from (i) furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to Seller and the Seller Subsidiaries if (A) the Board of Directors of Seller, after consultation with legal counsel, determines in good faith that such action is required for the Board of Directors of Seller to comply with its fiduciary duties to shareholders imposed by Law and (B) prior to furnishing such information to such party, Seller receives from such party an executed confidentiality agreement in reasonably customary form (which need not require such party to enter into a "standstill" agreement) or (ii) complying with Rules 14d-2 and 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Seller or any of the Seller Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of assets in a single transaction or series of transactions, excluding from the calculation of the percentage hereunder any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of ten percent or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for ten percent or more of outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith; (v) any solicitation of proxies in opposition to any approval by Seller's shareholders of the Merger or the Stock Option Agreement; (vi) the filing of an acquisition application (or the giving of acquisition notice), whether in draft or final form, under the BHCA or the Change in Bank Control Act with respect to Seller; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing;

          (f) propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to the Company;

          (g) except in their fiduciary capacities for the account of customers, purchase any shares of Company Common Stock;

          (h) change any of its methods of accounting in effect at December 31, 1992, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1992, except as may be required by Law or generally accepted accounting principles;

          (i) change any lending, investment, liability management or other material policies concerning the business or operations of Seller or any of the Seller Subsidiaries, except as required by Law, including, without limitation: (i) acquire or sell any contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities whatsoever or enter into any other derivative transaction; (ii) except for transactions disclosed in Section 2.12 of the Seller Disclosure Schedule, sell, assign, transfer, pledge, mortgage or otherwise encumber, or permit any encumbrances to exist with respect to, any of its assets with a value in excess of $500,000 individually; (iii) make any investment with an interest maturity of five years or more except for investment securities not aggregating in principal amount more than $20,000,000; (iv) except as disclosed in the Seller Disclosure Schedule, incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, except pursuant to existing credit agreements and other borrowing facilities filed as exhibits to the Seller SEC Reports or otherwise disclosed to the Company pursuant to this Agreement and in the ordinary course of business consistent with past practice, or otherwise in an aggregate amount of $1,000,000 or less; (v) enter into any agreement with respect to any acquisition of a material amount of assets or securities or any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, encumbrances, debt or claims, not in the ordinary course of business and consistent with past practices, except which together amount to less than $1,000,000; (vi) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $300,000 or in any manner which would restrict in any material respect the operations or business of Seller or any of the Seller Subsidiaries; (vii) purchase any derivative securities instrument which involves entering into a contract with a term of six months or longer;
     (viii) make any capital expenditure, except in the ordinary course and consistent with past practice, except which together amount to less than $1,000,000; or (ix) take any action or fail to take any action which, individually or in the aggregate, can be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole;

          (j) agree in writing or otherwise to do any of the foregoing.

     SECTION 4.3 LETTER OF SELLER'S ACCOUNTANTS. Seller shall use its best efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen & Co., Seller's independent public accountants, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

     SECTION 4.4 ACCESS AND INFORMATION.

          (a) Until the Effective Time and upon reasonable notice, Seller shall (and shall cause each Seller Subsidiary to) afford to the Company's officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, Seller shall (and shall cause each Seller Subsidiary to) furnish promptly (as soon as available or received by Seller or any Seller Subsidiary) to the Company
     (i) a copy of each Seller Report filed by it or received by it (to the extent not prohibited by Law and if so prohibited the Seller shall promptly so notify the Company) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable Laws promptly after such documents are available, (ii) to the extent they are prepared, the monthly financial statements of Seller and the Seller Subsidiaries (as prepared by Seller in accordance with its normal accounting procedures) promptly after such financial statements are available without further request by the Company, (iii) a copy of any action, including all minutes, taken by the Board of Directors, or any committee thereof, of Seller and the Seller

     Subsidiaries and any documents or other materials of any kind provided to such Boards or Committees promptly after such action, minutes, materials or other documents become available without further request by the Company,
     (iv) a copy of each federal Tax Return filed by Seller for the three most recent years available, a copy of any correspondence received from the IRS or any other governmental entity or taxing authority or agency and any other correspondence relating to Taxes, and any other documents relating to Taxes as the Company may reasonably request, and (v) all other information concerning the business, properties and personnel of Seller or any Seller Subsidiary as the Company may reasonably request.

          (b) Unless otherwise required by Law, the Company will hold any such information which is nonpublic in confidence in accordance with the terms of the confidentiality agreements in effect between the parties on the date of this Agreement.

     SECTION 4.5 UPDATE DISCLOSURE; BREACHES.

          (a) From and after the date of this Agreement until the Effective Time, Seller shall update the Seller Disclosure Schedule on a monthly basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided that, without limiting the Company's rights under Section 4.4, (i) to the extent that any information that would be required to be included in an update under this Section 4.5(a) would have in the past been contained in internal reports prepared by Seller or any Seller Subsidiary in the ordinary course, such update may occur by delivery of such internal reports prepared in accordance with past practice, with appropriate steps taken by Seller to identify relevant information contained therein, and (ii) to the extent that monthly updating required under this Section is unduly burdensome to Seller, Seller and the Company will use their best efforts to develop alternate updating procedures utilizing, wherever possible, existing reporting systems.

          (b) Seller shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

     SECTION 4.6 AFFILIATES; ACCOUNTING AND TAX TREATMENT. Within thirty (30) days after the date of this Agreement, (a) Seller shall deliver to the Company a letter identifying all persons who are then "affiliates" of Seller, including, without limitation, all directors and executive officers of Seller, for purposes of Rule 145 promulgated under the Securities Act and (b) Seller shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment, and shall use reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.6. Seller shall use its best efforts to obtain from any person who becomes an affiliate of Seller after Seller's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in the form attached hereto as
Exhibit 4.6 as soon as practicable after attaining such status. Seller will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.

     SECTION 4.7 EXPENSES.

          (a) All Expenses (as defined below) incurred by the Company and Seller shall be borne solely and entirely by the party which has incurred the same, except that the parties shall share equally in the expense of printing and filing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection herewith.

          (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement and the Stock Option

     Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby and by the Stock Option Agreement.

     SECTION 4.8 DELIVERY OF SHAREHOLDER LIST. Seller shall arrange to have its transfer agent deliver to the Company or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the Seller shareholders, their holdings of stock as of the latest practicable date, and such other shareholder information as the Company may reasonably request. The Company agrees to retain such information as confidential in accordance with its confidentiality agreement in effect with Seller.

     SECTION 4.9 COMPANY REPRESENTATIVES. The Company shall have the right to designate at least two (2) representatives to attend all meetings of Seller's Senior Credit Committee, or similar committee at any Seller Subsidiary designated by the Company, and Seller shall ensure that such representatives receive all information given by Seller or its agents to Seller's members of such committees. The intention of this Section 4.9 is that such representatives shall attend such meetings only as observers.

     SECTION 4.10 Seller shall use all reasonable efforts to maintain the listing of Seller Common Stock on the NASDAQ/NMS at least through the record date for the Seller Shareholders Meeting.

                     ARTICLE V -- COVENANTS OF THE COMPANY

     SECTION 5.1 AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees with Seller that prior to the Effective Time, unless the prior written consent of Seller shall have been obtained and except as otherwise contemplated herein, it will:

          (a) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in the Company's financial statements applied on a consistent basis; and

          (b) conduct its business in a manner that does not violate any Law, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

     SECTION 5.2 NEGATIVE COVENANTS. Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Company shall not do, or agree or commit to do, or permit any of the Company Subsidiaries to do, without the prior written consent of Seller any of the following:

          (a) propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to Seller; provided, however, that the Company Articles Amendment to increase the authorized number of shares of Company Common Stock, and any amendment to the by-laws of the Company to increase the size of its Board of Directors to accommodate the persons specified in Annex A shall not be deemed adverse to Seller;

          (b) agree in writing or otherwise to do the foregoing.

     SECTION 5.3 ACCESS AND INFORMATION.

          (a) Until the Effective Time, upon reasonable notice, the Company shall (and shall cause each Company Subsidiary to) afford to Seller's officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, the Company shall (and shall cause each Subsidiary to) furnish promptly (as soon as available or received by the Company or any Company Subsidiary) to Seller (i) a copy of each Company Report filed by it or received by it (to the extent not prohibited by Law and if so prohibited the Company shall promptly so notify the Seller) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable Laws promptly after such documents are available and (ii) all other information concerning the business, properties and personnel of the Company or the Company Subsidiaries as Seller may reasonably request.

          (b) Unless otherwise required by Law, Seller will hold any such information which is nonpublic in confidence pursuant to the terms of the confidentiality agreements in effect between the parties on the date of this Agreement.

     SECTION 5.4 UPDATE DISCLOSURE; BREACHES.

          (a) From and after the date of this Agreement until the Effective Time, Company shall update the Company Disclosure Schedule on a monthly basis by written notice to the Seller to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided that, without limiting the Seller's rights under Section 5.3, (i) to the extent that any information that would be required to be included in an update under this Section 5.4(a) would have in the past been contained in internal reports prepared by Company or any Company Subsidiary in the ordinary course, such update may occur by delivery of such internal reports prepared in accordance with past practice, with appropriate steps taken by Company to identify relevant information contained therein, and
     (ii) to the extent that monthly updating required under this Section is unduly burdensome to the Company, the Company and the Seller will use their best efforts to develop alternative updating procedures utilizing, wherever possible, existing reporting systems.

          (b) The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Seller and use its best efforts to prevent or promptly remedy the same.

     SECTION 5.5 STOCK EXCHANGE LISTING. The Company shall use all reasonable efforts to cause the shares of Company Common Stock to be issued in the Merger or pursuant to options to be granted in connection therewith to be approved for listing on the NASDAQ/NMS prior to the Effective Time.

     SECTION 5.6 COMPANY BOARD OF DIRECTORS. Promptly after the Effective Time, the Company shall cause the number of directors on its Board of Directors to be increased to accommodate appointment of the persons designated by Seller on Annex A, and will appoint such persons as directors.

     SECTION 5.7 ACCOUNTING AND TAX TREATMENT. The Company will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.

     SECTION 5.8 EMPLOYMENT MATTERS.

          (a) Prior to the Effective Time, the Company will offer employment agreements in the forms attached hereto as part of Annex C to the following individuals: Peter M. Platten III, Mark Miller, Gary Lichtenberg, Charles Sauter, and Sal Troia. This commitment, including the commitment to grant stock options contained in such agreements, is subject to approval of the Securities and Exchange Commission that qualification of the Merger for pooling-of-interests accounting treatment will not be adversely affected because of such commitment.

          (b) The Company hereby acknowledges the obligations of Seller under the Employment Agreements referred to in Section 2.10(a) of the Seller Disclosure Schedule, which will become obligations of the Company following the Effective Time. Notwithstanding the continued employment of such persons by the Company, it is understood and agreed that each of the individuals referred to in paragraph (a), above, may, at his election made after the Effective Time, be treated as if a "change of control termination" occurred under the Employment Agreement between such individual and Seller, and the date of such election shall be deemed the "Termination Date" for purposes of such agreements.

                      ARTICLE VI -- ADDITIONAL AGREEMENTS

     SECTION 6.1 JOINT PROXY STATEMENT; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Seller and the Company shall prepare and file with the SEC a combined proxy and registration statement on Form S-4 promulgated under the Securities Act and the Exchange Act (or on such other form as shall be appropriate) relating to the approval of the Merger by the shareholders of Seller and the approval of the Merger and the Company Articles Amendment by the shareholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Joint Proxy Statement shall include the recommendation of the Board of Directors of the Seller and the Company in favor of the Merger; provided, however, that if the Board of Directors of either Seller or the Company shall, in good faith, determine that to make such recommendation would be a violation of such Board's fiduciary obligations under Law, then the Board of Directors making such determination shall not be obligated to make such recommendation.

     SECTION 6.2 MEETINGS OF SHAREHOLDERS.

          (a) Seller shall promptly after the date of this Agreement take all action necessary in accordance with the WBCL and the Seller Articles and the Seller By-Laws to convene the Seller Shareholders Meeting. Seller shall consult with the Company and use all reasonable efforts to hold the Seller Shareholders Meeting on the same day as the Company Shareholders Meeting. Seller shall use its best efforts to solicit from shareholders of Seller proxies with respect to the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the WBCL to take action on the Merger.

          (b) The Company shall promptly after the date of this Agreement take all action necessary in accordance with the WBCL, the Company Articles and the Company By-Laws to convene the Company Shareholders Meeting. The Company shall consult with Seller and shall use all reasonable efforts to hold the Company Shareholders Meeting on the same day as the Seller Shareholders Meeting. The Company shall use its best efforts to solicit from shareholders of the Company proxies with respect to the Merger and the Company Articles Amendment and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the WBCL to take action on the Merger and the Company Articles Amendment.

     SECTION 6.3 APPROPRIATE ACTION; CONSENTS; FILINGS. Seller and the Company shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) required in connection with the authorization, execution and delivery of this Agreement and the Stock Option Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger and the issuance of Seller Common Stock pursuant to the Stock Option Agreement, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the Stock Option Agreement required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the BHCA, the HOLA, the WBL and any other applicable federal or state banking laws and (C) any other applicable Law; provided that, the Company and Seller shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Seller and the Company shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

     SECTION 6.4 EMPLOYEE STOCK OPTIONS AND OTHER EMPLOYEE BENEFIT
MATTERS. Annex C hereto sets forth certain agreements with respect to Seller's employee stock options and other employee benefit matters.

     SECTION 6.5 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

          (a) By virtue of the occurrence of the Merger, the Company shall from and after the Effective Time succeed to Seller's obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of Seller and the Seller Subsidiaries as provided in the WBL, the Seller Articles, Seller By-Laws, indemnification agreements of Seller or the Seller Subsidiaries or otherwise in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time. Section 6.5 of the Seller Disclosure Schedule contains a complete list of all indemnification arrangements to which Seller is a party to on the date of this Agreement. Seller agrees not to amend or enter into new arrangements or agreements from and after the date hereof.

          (b) From and after the Effective Time, the Company shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Seller or any Seller Subsidiary (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Company (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Seller or any Seller Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent Seller would have been permitted under Wisconsin law and the Seller Articles and Seller By-Laws to indemnify such person (and the Company shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any affirmation and undertaking required by Section
     180.0853 of the WBCL. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Company; (ii) after the Effective Time, the Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, the Company will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Company shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (but the failure so to notify the Company shall not relieve it from any liability which it may have under this Section 6.5 except to the extent such failure materially prejudices the Company), and shall deliver to the Company the affirmation and undertaking, if any, required by Section
     180.0853 of the WBCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) For a period of three years after the Effective Time, the Company shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Seller (provided that the Company may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that the Company shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the premiums paid as of the date hereof by Seller for such insurance.

          (d) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     SECTION 6.6 NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to the Company, and the Company shall give prompt notice to Seller, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.7 PUBLIC ANNOUNCEMENTS. The Company and Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the National Association of Securities Dealers, Inc.

                      ARTICLE VII -- CONDITIONS OF MERGER

     SECTION 7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of the Company or Seller, threatened by the SEC. The Company shall have received all other federal or state securities permits and other authorizations necessary to issue Company Common Stock in exchange for Seller Common Stock and to consummate the Merger.

          (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of Seller and of the Company.

          (c) Federal Reserve Board. The Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any condition which is not reasonably satisfactory to the Company and the Seller. All conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied and all waiting periods relating to such approval shall have expired.

          (d) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

          (e) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging or seeking material damages in connection with, the Merger or the conversion of Seller Common Stock into Company Common Stock pursuant to the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of Seller, which in either case is reasonably likely to have a Material Adverse Effect on either Seller or the Seller Subsidiaries, taken as a whole, or the Company and the Company Subsidiaries, taken as a whole.

          (f) Shareholder Approval of Company Articles Amendment. The Company Articles Amendment necessary to complete the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

          (g) Fractional Shares; Dissenters. The aggregate of (i) the fractional share interests in Company Common Stock to be paid in cash pursuant to
     Section 1.7 of this Agreement and (ii) the shares of Company Common Stock that would be issuable by virtue of the Merger with respect to shares of Seller

     Common Stock outstanding on the record date for the Seller Shareholders Meeting that will not be converted into Company Common Stock due, directly or indirectly, to the exercise of dissenters' rights, if available under Wisconsin law, shall not be more than 10% of the maximum aggregate number of shares of Company Common Stock which could be issued as a result of the Merger.

     SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement, without giving effect to any update to the Seller Disclosure Schedule or notice to the Company under
     Section 4.5 or 6.6, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time. The Company shall have received a certificate of the President and Chief Financial Officer of Seller to that effect.

          (b) Agreements and Covenants. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Seller for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Seller, except where the failure to obtain any consents, waivers, approvals, authorizations or orders required to be obtained or any filings required to be made would not have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole.

          (d) Opinion of Counsel. The Company shall have received from Quarles & Brady, or other independent counsel for Seller reasonably satisfactory to the Company, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company, covering the matters set forth in Annex D hereto, which opinion shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.

          (e) Tax Opinion. An opinion of Godfrey & Kahn, S.C., independent counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code, and that the Company and Seller will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Joint Proxy Statement is first mailed to shareholders of Seller and the Company and such opinion shall have been delivered and shall not have been withdrawn or modified in any material respect.

          (f) Comfort Letters. The Company shall have received from Arthur Andersen & Co. the "comfort" letters referred to in Section 4.3.

          (g) Pooling Opinions. The Company shall have received an opinion from Arthur Andersen & Co. to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

          (h) Affiliate Agreements. The Company shall have received from each person who is identified in the affiliate letter as an "affiliate" of Seller a signed affiliate agreement in the form attached hereto as Exhibit 4.6.

          (i) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of any regulatory approval, imposes any condition or restriction upon the Company or Seller or their respective subsidiaries (or the Surviving Corporation or its subsidiaries after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Merger.

          (j) Options/Benefits. Seller shall have delivered to the Company evidence in form reasonably satisfactory to the Company that all holders of options to purchase Seller Common Stock (including those listed on Annex C but excluding the Stock Option Agreement) shall have waived any right to receive cash in exchange for or upon surrender of any such option.

          (k) Rights Plan. No "Shares Acquisition Date," "Distribution Date" or "Triggering Event" shall have occurred under the Seller Rights Plan.

          (l) No Material Adverse Changes.

             (i) Since the date of the Agreement, there has not been any change in the financial condition, results of operations or business of the Seller and the Seller Subsidiaries, taken as a whole, that, either individually or in the aggregate, would have a Material Adverse Effect on the Seller and the Seller Subsidiaries taken as a whole. The Company shall have received a certificate of the President and the Chief Financial Officer of the Seller to that effect.

             (ii) The cumulative consolidated net income reported (as defined below) by Seller for the calendar quarters commencing with the third quarter of 1993 and ending with the last quarter reported prior to the Effective Time (the "Measurement Period") shall be greater than or equal to the product of (i) $10,000,000 and (ii) the number of full calendar quarters for which Seller's consolidated results are reported in the Measurement Period. As used in this Section, "reported" means reported in Seller's financial statements prepared in accordance with generally accepted accounting principles applied on a basis consistent with Seller's financial statements for the years ended December 31, 1991 and 1992, as included in Seller's reports to the SEC on Form 10-Q or Form 10-K with the following adjustments, if any, net of related tax savings and costs which were reflected in net income for the relevant period(s) added back into or deducted from consolidated net income for the applicable period: (i) investment banking expenses, outside legal and accounting fees, or other costs associated with the Merger, and (ii) any other expenses upon which the Company and Seller shall mutually agree.

          (m) Seller Capitalization. The number of shares of Seller Common Stock outstanding plus the number of shares of Seller Common Stock subject to issuance pursuant to outstanding stock options (other than the Stock Option Agreement) shall not be greater than 21,620,742.

          (n) Life Insurance Contracts. Each of the following individuals will have executed a written agreement which amends Section 6.2 of the Executive Life Insurance Plan Agreement between such individual and Seller to limit the insurance coverage to one times base compensation for 1993 for both pre-retirement and post-retirement: Peter M. Platten III, Mark Miller, Gary Lichtenberg, Charles Sauter, and Sal Troia.

     SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement, without giving effect to any notice to Seller under Section 5.4 or 6.6, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct in all respects) as of the Effective Time, as though made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time. Seller shall have received a certificate of the President and Chief Financial Officer of the Company to that effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to obtain any consents, waivers, approvals, authorizations or orders required to be obtained or any filings required to be made would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

          (d) Opinion of Counsel. Seller shall have received from Godfrey & Kahn, S.C., or other independent counsel for the Company reasonably satisfactory to Seller, an opinion dated the Effective Time, in form and substance reasonably satisfactory to Seller, covering the matters set forth in Annex E hereto, which opinion shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to Seller.

          (e) Tax Opinion. An opinion of Godfrey & Kahn, S.C., independent counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code, that the Company and Seller will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and covering such related matters as reasonably required by Seller, dated on or about the date that is two business days prior to the date the Joint Proxy Statement is first mailed to shareholders of Seller and the Company, and such opinion shall have been delivered and shall not have been withdrawn or modified in any material respect.

          (f) Stock Exchange Listing. The shares of Company Common Stock to be issued in the Merger or pursuant to options to be granted in connection therewith shall have been approved for listing, upon notice of issuance, on the NASDAQ/NMS.

          (g) Opinion of Financial Adviser. Seller shall have received from Keefe, Bruyette & Woods, Inc. a written opinion to the effect that, as of the effective date of the Registration Statement, the consideration to be received in the Merger by Seller's shareholders was fair to Seller's shareholders from a financial point of view, together with a written consent of Keefe, Bruyette & Woods, Inc. consenting to the inclusion of said opinion and references thereto in the Joint Proxy Statement.

          (h) Pooling Opinions. Seller shall have received an opinion from Arthur Andersen & Co. to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

               ARTICLE VIII -- TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 TERMINATION.

          (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Seller or the Company:

             (i) by mutual consent of the Company and Seller;

             (ii) by Seller or the Company (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of Seller, on the one hand, or the Company, on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of Seller, on the one hand, or the Company, on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 30 business days following receipt by the non-terminating party of notice of such breach or other condition; provided, however, this Agreement may not be terminated pursuant to this clause (ii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect;

             (iii) by either the Company or Seller if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

             (iv) by either the Company or Seller if the Merger shall not have been consummated on or prior to one year from the date of this Agreement, for a reason other than the failure of the party seeking termination to comply with its obligations under this Agreement; provided that if the Merger shall not have been consummated on or prior to one year from the date of this Agreement as a result of proceedings of a governmental authority or litigation then the date on which either the Company or the Seller may terminate this Agreement under this
        Section 8.1(a)(iv) shall be extended to the earlier of (A) the lapse of a reasonable period of time necessary to consummate the Merger following the final termination of proceedings of a governmental authority or litigation or (B) December 31, 1994;

             (v) by either the Company or Seller if the Federal Reserve Board has denied approval of the Merger, and neither the Company nor Seller has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law;

             (vi) by either the Company or Seller pursuant to Section 8.2 herein;

             (vii) by Seller, during the 10-day period commencing on the day the Federal Reserve Board issues an order approving consummation of the Merger (the "Fed Approval Date"), if both of the conditions in (A) and
        (B) below exist:

                (A) the average of the daily closing prices of a share of Company Common Stock as reported on the NASDAQ/NMS during the period of 10 trading days ending at the close of the third trading day immediately preceding the Fed Approval Date (the "Company Average Price") is less than $18; and

                (B) the number obtained by dividing the Company Average Price by the closing price of Company Common Stock as reported on the NASDAQ/NMS on September 17, 1993 is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .15 from such quotient.

                (C) For purposes of this Section 8.1(a)(vii):

                    (1) The "Index Group" shall mean all of those companies
               listed on Exhibit 8.1 the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of 10 trading days ending at the end of the third trading day immediately preceding the Fed Approval Date for such company to be acquired or with respect to any other extraordinary transaction or event (other than an acquisition by such company or any transaction contemplated in
               Section 8.1(a)(vii)(C)(4));

                    (2) The "Initial Index Price" shall mean the average of the per share closing prices of the common stock of the companies comprising the Index Group (weighted in accordance with the weighting factor set forth on Exhibit 8.1), as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on September 17, 1993;

                   (3) The "Final Price" of any company belonging to the Index
                 Group shall mean the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 10 trading days ending at the end of third trading day immediately preceding the Fed Approval Date;

                    (4) The "Final Index Price" shall mean the average of the
               Final Prices for all of the companies comprising the Index Group weighted in the same manner. If the Company or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Fed Approval Date, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the closing price on the date of this Agreement.

     SECTION 8.2 INVESTIGATION AND REVIEW. At any time prior to the 60th day following the date of this Agreement, either the Company or Seller may elect to terminate this Agreement as a result of any information obtained in the course of the investigations or reviews of either the Company or Seller, as the case may be, or information set forth in the Seller Disclosure Schedule or the Company Disclosure Schedule, as the case may be, which either is (i) believed in good faith by the Company or Seller, as the case may be, to be inconsistent in any material respect with any of the representations and warranties of the Seller or the Company, as the case may be, contained in this Agreement (except that where any representation or warranty expressly includes a standard of materiality, such information is inconsistent in any respect with the representations and warranties contained in this Agreement), or (ii) in the good faith opinion of either of their Boards of Directors, had or is reasonably likely to have (A) a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, or Seller and the Seller Subsidiaries, taken as a whole, as the case may be or (B) a materially adverse impact on the expected economic or business benefits of the transactions contemplated in this Agreement. Notwithstanding the foregoing, either the Company or Seller may pursuant to a written instrument signed by it (which shall not be deemed to be an amendment or modification to this Agreement) terminate its right to terminate this Agreement pursuant to this Section 8.2. Nothing in this Section shall be construed (i) to limit the period of time during which the Company or Seller may conduct its investigation and review of Seller or the Company, as the case may be, (ii) to limit any duty of Seller or the Company to cooperate with the investigation and review by the Company or Seller, as the case may be, prior or subsequent to the period established pursuant to the first sentence of this Section, or (iii) to limit or qualify in any respect the representations and warranties or covenants of either the Company or Seller, as the case may be, all as set forth in this Agreement.

     SECTION 8.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and all rights and obligations of any party hereto shall cease except: (i) as set forth in Section 9.1 of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement or shall restrict either party's rights in the case thereof.

     SECTION 8.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of Seller, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.5 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to bound thereby.

                        ARTICLE IX -- GENERAL PROVISIONS

     SECTION 9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I and Sections 6.4 and 6.5 shall survive the Effective Time indefinitely and those set forth in Sections 4.4(b), 4.7, 5.3(b), 8.3 and Article IX hereof shall survive termination indefinitely.

     SECTION 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, or telecopied with confirmation of receipt, and as of the second business day following the date of deposit in the United States mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

        (a) If to the Company:

            Marshall & Ilsley Corporation
            770 North Water Street
            Milwaukee, WI 53202
            Telecopier: (414) 764-7788
            Attention: Gordon H. Gunnlaugsson

            With a copy to:

            Godfrey & Kahn, S.C.
            780 North Water Street
            Milwaukee, WI 53202
            Telecopier: (414) 273-5198
            Attention: Kenneth C. Hunt

        (b) If to Seller:

            Valley Bancorporation
            100 West Lawrence Street
            P.O. Box 1061
            Appleton, WI 54912-1061
            Telecopier: (414) 738-5120
            Attention: Peter M. Platten III

            With a copy to:

            Quarles & Brady
            411 East Wisconsin Avenue
            Milwaukee, WI 53202
            Telecopier: (414) 271-3552
            Attention: Bruce C. Davidson

     SECTION 9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which any person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

          (b) "beneficial owner," with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly,
     (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares or
     (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

          (c) "business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

          (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

          (f) "subsidiary" or "subsidiaries" of the Seller, the Company, the Surviving Corporation, or any other person, means any corporation, partnership, joint venture or other legal entity of which Seller, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.6 ENTIRE AGREEMENT. This Agreement, the Stock Option Agreement and the confidentiality agreements in effect between the parties on the date of this Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 9.7 ASSIGNMENT. This Agreement and the Stock Option Agreement shall not be assigned by operation of law or otherwise, except that the Company may assign all or any of its rights hereunder and thereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 9.8 PARTIES IN INTEREST. This Agreement (including Annex C hereto) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.5 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     SECTION 9.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 9.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.11 DISCLOSURE SCHEDULES. All capitalized terms used in the Seller and Company Disclosure Schedules shall have the definitions specified in this Agreement. All descriptions or listing of documents contained in those Disclosure Schedules are qualified in their entirety by reference to the documents so described, true copies of which have heretofore been delivered or made available to the Seller or the Company, as the case may be. Disclosure of a matter or document in either the Seller Disclosure Schedule or the Company Disclosure Schedule shall not be deemed to be an acknowledgement that such matter is material or outside the ordinary course of business of the Seller or the Company, as the case may be.

     IN WITNESS WHEREOF, the Company and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          VALLEY BANCORPORATION

                                          By: /S/ PETER M. PLATTEN, III
                                              Peter M. Platten, III
                                              President and Chief
                                              Executive Officer

                                          MARSHALL & ILSLEY CORPORATION

                                          By: /S/ J.B. WIGDALE
                                              J. B. Wigdale
                                              Chairman of the Board
                                              and Chief Executive
                                              Officer

                                                                         ANNEX A

         ADDITIONAL DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     The following persons shall be appointed directors and/or officers of the Surviving Corporation at the Effective Time:

            ADDITIONAL DIRECTORS                                CLASS
- ---------------------------------------------   --------------------------------------
Peter M. Platten III.........................   Class I (term expiring April, 1997)
Oscar C. Boldt...............................   Class III (term expiring April, 1996)
Gus A. Zuehlke...............................   Class III (term expiring April, 1996)
A member of Seller's Board of Directors to be   Class II (term expiring April, 1995)
  determined by agreement of Seller and the
  Company....................................

             ADDITIONAL OFFICERS                               POSITION
- ---------------------------------------------   --------------------------------------
Peter M. Platten III.........................   Vice Chairman of the Board
Mark Miller..................................   Senior Vice President
Gary Lichtenberg.............................   Senior Vice President
Charles Sauter...............................   Senior Vice President
Sal Troia....................................   Senior Vice President

                                    ANNEX C

         EMPLOYEE AND DIRECTOR STOCK OPTIONS AND OTHER BENEFIT MATTERS

     1. ADJUSTMENT OF OPTIONS.

          (a) At the Effective Time, the Company will assume the option plans listed on Exhibit A of this Annex C (the "Option Plans") and all of the Seller's obligations thereunder. At the Effective Time, each outstanding option issued pursuant to the Option Plans shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option (including, without limitation, the time periods allowed for exercise), a number of Company Common Shares equal to the product of the Exchange Rate and the number of shares subject to such Option, at a price per share equal to the aggregate exercise price for the Shares subject to such option divided by the number of Company Common Shares purchasable pursuant to such assumed Option.

          (b) The Company shall take all corporate action necessary to reserve for issuance a sufficient number of Company Common Shares for delivery upon exercise of the Options adjusted in accordance with this Section 1 of this Annex C. The Company shall file one or more registration statements on Form S-8 (or any successor form) or another appropriate form, effective as of the Effective Time, with respect to the Company Common Stock subject to such Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the related prospectus or prospectuses) for so long as such Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Option Plans assumed pursuant to this Section 1 of this Annex C in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Option Plans complied with such rule prior to the Merger.

     2. NOTICE OF NO EXTENSION OF CONTRACT TERM. At the request of the Company, Seller will give timely notice to an affected employee as required under his employment agreement that Seller does not wish to extend the contract beyond its current term.

     3. OTHER EMPLOYEE BENEFITS IN GENERAL. It is the current intention of the Company to provide continuing employees of Seller and its subsidiaries with retirement and welfare benefits which are comparable to those provided to other similarly situated employees of the Company and its subsidiaries. Continuing Employees of Seller and its subsidiaries will have their years of service with Seller and its subsidiaries generally recognized for employee benefit purposes of the Company, subject to the special rules set forth in Section 7, below.

     4. GROUP TERM LIFE INSURANCE. The total coverage under the Company's group term life insurance program for any employee who is provided a life insurance policy under the Seller's Executive Life Insurance Plan will be reduced by the amount of coverage provided by such policy.

     5. SELLER'S PENSION PLANS. As of the Effective Time, Seller's Pension Plan and Excess Benefits Pension Plan (jointly the "Pension Plans") shall be frozen and accruals for purposes of determining benefit service and eligibility service under the Pension Plans shall cease. However, service with the Company after the Effective Time shall be credited for purposes of determining vesting service under the Pension Plans.

     6. THRIFT AND SHARING PLANS. Seller shall terminate the non-qualified Thrift and Sharing Plan prior to the Effective Time in accordance with its terms. Company and Seller shall cooperate so that Seller's qualified 401(k) Thrift and Sharing Plan shall be merged into the qualified M & I Incentive Savings Plan on or as soon as practicable after the Effective Time. Employer matching contributions under both such Plans shall be determined in accordance with the formulae expressed in such Plans, if any, on an annualized basis, and then prorated to take into account the short plan year up to the Effective Time. Distributions from the terminated non-qualified Thrift and Sharing Plan shall be made as soon as practicable following its termination.

     7. POST-MERGER HEALTH CARE BENEFIT RIGHTS TO VALLEY BANCORPORATION RETIREES AND PROSPECTIVE M&I RETIREES WHO PARTICIPATED IN THE VALLEY BANCORPORATION HEALTH PLAN.

          (a) The Valley Bancorporation Health Plan will be terminated at the Effective Time.

          (b) Eligibility of former Valley Bancorporation employees and their spouses and dependents participating in the Valley Bancorporation Health Plan as of the Effective Time to participate in the M&I Health Plans will be determined as follows:

             (i) The eligibility requirements of the M&I Health Plans will govern effective at the Effective Time.

             (ii) Retired Valley Bancorporation employees participating in the Valley Bancorporation Health Plan as of the Effective Time will receive credit for years of service and years of participation under the Valley Bancorporation Health Plan for purposes of the M&I Health Plans and, accordingly, will be immediately eligible for participation in the M&I Health Plans at the rate of contribution under the Valley Bancorporation Health Plan in effect at the Effective Time. Spouses and dependents of such retirees will be treated similarly.

             (iii) Employees' years of service and participation under the Valley Bancorporation Health Plan shall be credited toward the service and participation requirements of the M&I Health Plans for retirements on or before December 31, 1994. Accordingly, former Valley Bancorporation employees who (a) retire from M&I on or before December 31, 1994; (b) are 55 years or older as of their retirement date; and (c) have ten or more years of both service and participation in either or both the Valley Bancorporation or M&I Health Plans will be permitted to participate in the M&I Health Plans and will receive premium subsidies at the rate of contribution under the Valley Bancorporation Health Plan for retirees in effect at the Effective Time.

             (iv) Former Valley Bancorporation employees who retire from M&I before December 31, 1994, and who are less than 55 years old at the time of their retirement will be ineligible for retiree coverage under the M&I Health Plans.

             (v) Former Valley Bancorporation employees who retire from M&I before December 31, 1994, and who are 55 years or older, but who have less than ten years of service and participation under either or both the Valley Bancorporation or M&I Health Plans at the time of their retirement will be ineligible for retiree coverage under the M&I Health Plans.

             (vi) Former Valley Bancorporation employees retiring from M&I after December 31, 1994, who (a) are 55 years old or older at the time of their retirement and (b) have ten or more years of participation in the M&I Health Plans will be eligible for health benefits in accordance with the M&I Health Plans' terms. Such individuals will receive credit for purposes of the M&I Health Plans for years of participation in the Valley Bancorporation Health Plan; provided, however, that such individuals will not receive any subsidy for such coverage absent ten years of service and participation in the M&I Health Plans (excluding any Valley Bancorporation service and/or Health Plan participation).

                                                            EXHIBIT A TO ANNEX C

                SELLER OPTION PLANS TO BE ASSUMED BY THE COMPANY

     1984 Incentive Stock Option Plan

     1986 Amended and Restated Stock Option Plan

     1988 Nonqualified Stock Option Plan

     1992 Incentive Stock Plan

     1992 Outside Directors' Stock Option Plan

     Incentive Stock Option Plans of Community Bank, Inc., as amended, assumed by Seller.

                                                                         ANNEX D

                      FORM OF OPINION OF COUNSEL TO SELLER

     (i) Seller is a corporation duly incorporated, validly existing and in active status (meaning it has filed its annual report for its most recently completed report year and has not filed articles of dissolution) under the laws of the State of Wisconsin, and has the requisite corporate power and authority to carry on its business as now being conducted.

     (ii) Seller has the requisite corporate power and authority to execute and deliver the Agreement and the Stock Option Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

     (iii) The execution and delivery of the Agreement and the Stock Option Agreement by Seller and the consummation by Seller of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Seller.

     (iv) The Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Seller and, assuming the due execution and delivery thereof by the Company, each constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, (a) except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (b) except as the enforceability of any indemnity provision may be limited by federal or state securities laws or the public policy underlying such laws or may otherwise be limited by applicable provisions of the WBCL.

     (v) The execution and delivery of the Agreement and the Stock Option Agreement by Seller do not, and the performance of the Agreement and the Stock Option Agreement by Seller shall not, conflict with or violate (a) the Seller Articles or Seller By-Laws or (b) any material federal or Wisconsin state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Seller or by which any of its properties is bound or affected.

     (vi) The Joint Proxy Statement (excluding the financial statements and other financial and statistical information included or incorporated therein or omitted therefrom, and all information about, or supplied or omitted by, the Company for use in the Joint Proxy Statement, as to all of which we do not express any opinion), at the time it was first mailed to holders of Seller Common Stock and at the date of the Seller Shareholders Meeting, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We have participated in the preparation and filing of the Joint Proxy Statement and the Registration Statement and, in the course of such preparation, in conferences with certain officers and employees of Seller with respect thereto. Although we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Joint Proxy Statement or the Registration Statement, during the course of such participation no facts have come to our attention which would lead us to believe that the Joint Proxy Statement, at the time it was first mailed to holders of Seller Common Stock and at the time of the Seller Shareholders Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Registration Statement at the time it became effective and at the Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that we do not comment with respect to the financial statements and other financial and statistical information included or incorporated therein or omitted therefrom, or any information about, or supplied or omitted by, the Company for use in the Joint Proxy Statement or the Registration Statement).

     (vii) No Seller Right is or will become, as a result of this Agreement, the Stock Option Agreement or the transactions contemplated therein, exercisable, and no Seller Right will attach to (A) any outstanding Company Common Stock, (B) the Company Common Stock issued in connection with the Merger, or (C) any Company Common Stock issued subsequent to the Merger.

                                                                         ANNEX E
                     FORM OF OPINION OF COUNSEL TO COMPANY

     (i) The Company is a corporation duly incorporated, validly existing and in active status (meaning it has filed its annual report for its most recently completed report year and has not filed articles of dissolution) under the laws of the State of Wisconsin, and has the requisite corporate power and authority to carry on its business as now being conducted.

     (ii) The Company has the requisite corporate power and authority to execute and deliver the Agreement and the Stock Option Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

     (iii) The execution and delivery of the Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company.

     (iv) The Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery thereof by Seller, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (a) except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (b) except as the enforceability of the indemnity provision may be limited by federal or state securities laws or the public policy underlying such laws or may otherwise be limited by applicable provisions of the WBCL.

     (v) The shares of Company Common Stock to be delivered in exchange for the outstanding shares of Seller Common Stock, as set forth in the Agreement, are duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL).

     (vi) The execution and delivery of the Agreement by the Company do not, and the performance of the Agreement by the Company shall not, conflict with or violate (a) the Company Articles or Company By-Laws or (b) any material federal or Wisconsin state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties is bound or affected.

     (vii) The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.

     (viii) The Registration Statement as of the effective date thereof (excluding the financial statements and other financial and statistical information included or incorporated therein or omitted therefrom, and all information about, or supplied or omitted by, Seller for use in the Registration Statement, as to all of which we do not express any opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

     (ix) The Joint Proxy Statement (excluding the financial statements and other financial and statistical information included or incorporated therein or omitted therefrom, and all information about, or supplied or omitted by, Seller for use in the Joint Proxy Statement, as to all of which we do not express any opinion), at the time it was first mailed to holders of the Company Common Stock and at the date of the Company Shareholders Meeting, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

     We have participated in the preparation and filing of the Joint Proxy Statement and the Registration Statement and, in the course of such preparation, in conferences with certain officers and employees of the Company with respect thereto. Although we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Joint Proxy Statement or the Registration Statement, during the course of such participation no facts have come to our attention which would lead us to believe that the Joint Proxy Statement, at the time it was first mailed to holders of Company Common Stock and at the time of the Company Shareholders Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Registration Statement at the time it became effective and at the Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that we do not comment with respect to the financial statements and other financial and statistical information included or incorporated therein or omitted therefrom, or any information about, or supplied or omitted by, Seller for use in the Joint Proxy Statement or the Registration Statement).

                                                                     EXHIBIT 4.6

                                AFFILIATE LETTER

Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Valley Bancorporation, a Wisconsin corporation ("Seller"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 19, 1993 (the "Agreement"), among Marshall & Ilsley Corporation, a Wisconsin corporation ("the Company"), and Seller, Seller will be merged with and into the Company (the "Merger").

     As a result of the Merger, I may receive shares of Company Common Stock, par value $1.00 per share (the "Company Securities"). I would receive such shares in exchange for shares owned by me of Seller Common Stock, par value $0.50 per share (the "Seller Securities").

     I represent, warrant and covenant to Company that in the event I receive any Company Securities as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Company Securities in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Company Securities to the extent I felt necessary, with my counsel or counsel for Seller.

          C. I have been advised that the issuance of Company Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Seller, I may be deemed to have been an affiliate of Seller, and since the distribution by me of the Company Securities has not been registered under the Act, and that I may not sell, transfer or otherwise dispose of Company Securities issued to me in the Merger unless
     (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that the Company is under no obligation to register the sale, transfer or other disposition of the Company Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to the Company's transfer agents with respect to the Company Securities and that there will be placed on the certificates for the Company Securities issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED

                         BETWEEN THE REGISTERED HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY."

          F. I also understand that unless the transfer by me of my Company Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Company reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend as soon as the Rule 145 resale restrictions cease to apply thereto under Rule 145(d), or if the undersigned shall have delivered to the Company a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Act.

     I further represent to and covenant with the Company that I have not, within the 30 days prior to the Effective Time (as defined in the Agreement), sold, transferred or otherwise disposed of any shares of Seller Securities or shares of the capital stock of the Company held by me and that I will not sell, transfer or otherwise dispose of any shares of Company Securities received by me in the Merger or other shares of the capital stock of the Company until after such time as results covering at least 30 days of combined operations of Seller and the Company have been published by the Company, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

                                            Very truly yours,

                                            Name:

Accepted this   day of
           , 199 by
COMPANY

By:
Name:
Title:

                                                                     EXHIBIT 8.1

                    INDEX OF SELECTED BANK HOLDING COMPANIES

                                                                                        % OF
                                        BANK                                           INDEX
- ------------------------------------------------------------------------------------   ------
AmSouth Bancorporation..............................................................    3.427%
Bancorp Hawaii, Inc. ...............................................................    2.938
Boatmen's Bancshares, Inc. .........................................................    7.696
Comerica Incorporated...............................................................    8.401
Fifth Third Bancorp ................................................................    7.912
First Bank System, Inc. ............................................................    8.814
First of America Bank Corporation...................................................    5.699
First Tennessee National Corporation................................................    2.851
Firstar Corporation.................................................................    5.346
Huntington Bancshares Incorporated .................................................    6.069
Mercantile Bancorporation Inc.......................................................    2.956
National City Corporation ..........................................................   10.518
Northern Trust Corporation..........................................................    5.458
Old Kent Financial Corporation .....................................................    3.528
Society Corp. ......................................................................    9.637
U.S. Bancorp........................................................................    6.428
West One Bancorp ...................................................................    2.322
                                                                                       ------
                                                                                       100.00%
                                                                                       ------
     Index Price....................................................................   $36.15
                                                                                       ------
                                                                                       ------

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of September 19, 1993 (the "Agreement"), by and between Valley Bancorporation, a Wisconsin corporation ("Seller"), and Marshall & Ilsley Corporation, a Wisconsin corporation ("the Company");

     WHEREAS, Seller and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Seller with and into the Company with the Company as the surviving corporation; and

     WHEREAS, as a condition and inducement to the Company's willingness to enter into the Merger Agreement, the Company has required that Seller agree, and Seller has agreed, to grant the Company the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Seller and the Company agree as follows:

          1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Seller hereby grants to the Company an irrevocable option (the "Option") to purchase up to 4,045,795 (as adjusted as set forth in Section 6 hereof) shares (the "Option Shares") of common stock, par value $0.50 per share ("Seller Common Stock"), of Seller at a purchase price of $35.75 per Option Share (the "Purchase Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Seller Common Stock.

          2. EXERCISE OF OPTION. (a) If the Merger Agreement has not been terminated by Seller pursuant to Section 8.1(a)(ii) thereof, the Company may exercise the Option, in whole or in part, at any time and from time to time, if, but only if both a Triggering Event (as defined below) and an Exercise Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below). Each of the following shall be an Exercise Termination Event: (i) the Effective Time,
     (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Triggering Event; or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of a Triggering Event, provided that if a Triggering Event continues or occurs beyond such termination, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The "Last Triggering Event" shall mean the last Triggering Event to occur. Any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended. The Company's rights under
     Section 7 shall not terminate upon expiration of the right to exercise the Option pursuant to this Section 2, but shall continue until such rights may otherwise terminate in accordance with the terms of Section 7. Any date the Company exercises its rights under Section 7 shall be referred to herein as an "Election Date." Notwithstanding the expiration of the Option, the Company shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the occurrence of an Exercise Termination Event.

          (b) The term "Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

             (i) Seller or any of its Subsidiaries (each a "Seller Subsidiary"), without having received the Company's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement have the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Company or any of its Subsidiaries (each a "Company Subsidiary") or the Board of Directors of Seller shall have recommended that the shareholders of Seller approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger, consolidation, share exchange, or similar business combination transaction, involving Seller or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Seller, (y) a purchase, lease or other acquisition of 10% or more of the assets of Seller or any Significant Subsidiary of Seller, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Seller or any Significant Subsidiary of Seller.

             (ii) Any person other than Company, any Company Subsidiary or any Seller Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or commenced a tender offer or exchange offer for, 10% or more of the outstanding shares of Seller Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

             (iii) Any person other than Company or any Company Subsidiary shall have made a bona fide proposal to Seller or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

             (iv) After a proposal is made by a third party to Seller or its shareholders to engage in an Acquisition Transaction, Seller shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Company to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

             (v) Any person other than Company or any Company Subsidiary, other than in connection with a transaction to which Company has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or the Federal Deposit Insurance Corporation ("FDIC") or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

          (c) The term "Exercise Event" shall mean either of the following events or transactions occurring after the date hereof:

             (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Seller Common Stock; or

             (ii) The occurrence of the Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 20%.

          (d) Seller shall notify Company promptly in writing of the occurrence of any Triggering Event or Exercise Event, it being understood that the giving of such notice by Seller shall not be a condition to the right of the Company to exercise the Option.

          (e) In the event the Company wishes to exercise the Option, it shall send to Seller a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that, if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction or consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, the Company shall promptly file the required notice or application for approval and shall expeditiously process the same (and Seller shall fully cooperate with the Company in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

          (f) Notwithstanding Section 2(e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) the Company receives official notice that an approval of the Federal Reserve Board or any other regulatory authority required for the purchase of Option Shares would not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the Company shall be entitled to exercise its rights as set forth in Section 7 or to exercise the Option in connection with the resale of Seller Common Stock or other securities pursuant to a registration statement as provided in Section 8.

     3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) On each Closing Date, the Company shall pay to Seller in immediately available funds by wire transfer to a bank account designated by Seller an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

          (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Seller shall deliver to the Company a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except as provided by Section 180.0622(2)(b) of the WBCL, and the Company shall deliver to Seller a letter, in customary form, agreeing that the Company shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

          (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with restrictive legend which shall read substantially as follows:

        THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER 19, 1993. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY SELLER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the Company shall have delivered to Seller a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Seller and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to the Company as follows:

          (a) Due Authorization. Seller has all requisite corporate power and authority to enter into this Agreement and, subject to any regulatory approvals referred to herein and (with respect to Section 7 only) to the provisions of Section 180.0640 of the WBCL, if applicable, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

          (b) Authorized Stock. Seller has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Seller Common

     Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Seller Common Stock necessary for the Company to exercise the Option, and Seller will take all necessary corporate action to authorize and reserve for issuance all additional shares of Seller Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Seller Common Stock to be issued upon due exercise of the Option, including all additional shares of Seller Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable (except as provided by Section 180.0622(2)(b) of the WBCL), and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any shareholder of Seller.

          (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of the Seller Articles or Seller By-Laws or the Articles of Incorporation or By-Laws of any subsidiary of Seller or, subject to obtaining any regulatory approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any Seller Subsidiary or their respective properties or assets which violation would have a Material Adverse Effect on Seller or in any manner impair the Company's ability to exercise its rights under this Agreement.

          (d) Board Action. The Board of Directors of Seller has taken all actions necessary under the WBCL and otherwise, including approving the transactions contemplated in the Merger Agreement and this Agreement, to ensure that (i) none of the restrictions set forth in Sections 180.1140-44 and 180.1150 of the WBCL do or will apply to the transactions contemplated in this Agreement and (ii) no Seller Right is or will become, as a result of this Agreement or the transactions contemplated herein, exercisable.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Seller that:

          (a) Due Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to any regulatory approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of the Company Articles or Company By-Laws or the Articles of Incorporation or By-Laws of any Company Subsidiary or, subject to obtaining any regulatory approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets which violation would have a Material Adverse Effect on the Company.

          (c) Purchase Not for Distribution. The Option is not being taken, and any Option Shares or other securities acquired by the Company upon exercise of the Option will not be taken, with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     6. ADJUSTMENT UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Seller Common Stock by reason of, without limitation, a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Company shall receive upon exercise of the Option the number and class of shares or other securities or property that the Company would have received in respect of Seller Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Seller Common Stock are issued after the date of this Agreement pursuant to, without limitation, the exercise of employee stock options, a 401(k) plan or other employee benefit plan, or a dividend reinvestment plan, or otherwise (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of seller Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option equals 19.9% of the number of shares of Seller Common Stock then issued and outstanding (without giving effect to any shares subject to or issued pursuant to the Option).

          (b) The provisions of this Agreement shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 6.

     7. TERMINATION ELECTION BY THE COMPANY. (a) At the request of the Company at any time (i) commencing upon the first occurrence of an Exercise Event and ending upon the occurrence of an Exercise Termination Event or (ii) prior to or on the thirtieth (30th) business day following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(f), the right to exercise the Option pursuant to Section 2 hereof, to the extent not exercised, shall terminate and Seller (or any successor entity thereof) shall pay to the Company the Termination Fee. The Termination Fee (the "Termination Fee") shall be equal to the excess, if any, of (x) the Applicable Price (as defined below) for each share of Seller Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of Option Shares with respect to which the Option has not been exercised and, where the Option has been exercised, in whole or in part, but the Closing Date has not occurred, the number of Option Shares which would have been distributed at the Closing Date.

          (b) If the Company exercises its rights under this Section 7, Seller shall, within 20 business days after such Election Date, pay the Termination Fee to the Company in immediately available funds, and, as of the date of and upon such payment, the right to exercise the Option pursuant to Section 2 hereof shall terminate. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulator, authority is required in connection with the payment of all or any portion of the Termination Fee, Seller shall deliver from time to time that portion of the Termination Fee that it is not then so prohibited from paying and shall promptly file the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with Seller in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Termination Fee requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve Board or any other regulatory authority prohibits payment of any part of the Termination Fee, Seller shall promptly give notice of such fact to the Company and the Company shall thereafter have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at such Election Date less the number of shares as to which a Termination Fee has been delivered pursuant to Section 7(a); provided that, if the Option shall have expired pursuant to Section 2 hereof prior to the date of such notice or shall be scheduled to expire at any time before the expiration of a period ending on the thirtieth (30th) business day after such date, the Company shall nonetheless have the right so to exercise the Option pursuant to Section 2 hereof until the expiration of such period of 30 business days.

          (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of Seller Common Stock after the date of this Agreement and on or prior to such Election Date, (ii) the price per share to be paid by any third party for shares of Seller Common Stock or the consideration per share to be received by holders of Seller Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Seller entered into on or prior to such Election Date or (iii) the highest bid price per share as quoted on the NASDAQ/NMS (or, if the shares of Seller Common Stock are no longer quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 30 business days preceding such Election Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent investment banking firm selected by the Company and reasonably acceptable to Seller, which determination shall be conclusive for all purposes of this Agreement.

     8. REGISTRATION RIGHTS. Seller shall, if requested by the Company at any time and from time to time (a) within three years of the first exercise of the Option or (b) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(f) or receipt by the Company of official notice that an approval of the Federal Reserve Board or any other regulatory authority required to complete the transactions contemplated by
Section 7 hereof would not be issued or granted, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Seller Common Stock or other securities that have been acquired by or are issuable to the Company upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Company, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Seller shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. The Company agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially 2% or more of the then outstanding voting power of Seller. Seller shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 120 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. In the event that the Company requests Seller to file a registration statement following the failure to obtain a required approval for an exercise of the Option as described in Section 2(f), the closing of the sale or other disposition of Seller Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option. The obligations of Seller hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate if the Board of Directors of Seller shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Seller, provided that the option/exercise period shall be extended during any such period. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Seller's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of the Company's counsel related thereto. The Company shall provide all information reasonably requested by Seller for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 8, Seller effects a registration under the Securities Act of Seller Common Stock for its own account or for any other shareholders of Seller (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Company the right to participate in such registration, and such participation shall not affect the obligation of Seller to effect two registration statements for the Company under this Section 8; provided that, if the managing underwriters of such offering advise Seller in writing that in their opinion the number of shares of Seller Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Seller shall include the shares requested to be included therein by the Company only to the extent permitted by the managing underwriters consistent with the financing requirements of the Seller. In connection with any registration pursuant to this Section 8, Seller and the Company shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

     9. FIRST REFUSAL. At any time after the first occurrence of an Exercise Event and prior to the latter of (a) the expiration of 24 months immediately following the first purchase of shares of Seller Common Stock pursuant to the Option and (b) the expiration of the Option pursuant to Section 2(a), if the Company shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of Seller Common Stock or other securities acquired by it pursuant to the Option to a third party offeror pursuant to a bona fide offer, it shall give Seller written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of any written offer from, or purchase agreement with, such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Company to Seller, which may be accepted within 15 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Company is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Seller shall be settled within 20 business days of the date of the acceptance of the offer and the purchase price shall be paid to the Company in immediately available funds against delivery of the certificates representing such shares or other securities in proper form for transfer, provided that, if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, Seller shall promptly file the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with Seller in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) any required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Seller to purchase all the shares of other securities covered by an Offeror's Notice or if the Federal Reserve Board or any other regulatory authority disapproves Seller's proposed purchase of such shares or other securities, the Company may, within 60 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such shares or other securities to the third party offeror at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this Section 9 shall not apply to (v) any disposition as a result of which the third party offeror would own beneficially less than 2% of the outstanding voting power of Seller, (w) any disposition of Seller Common Stock or other securities by a person to whom the Company has assigned its rights under the Option with the consent of Seller; (x) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing 2% or more of the outstanding voting power of Seller, (y) any transfer to any wholly owned direct or indirect subsidiary of the Company which agrees in writing to be bound by the terms hereof or (z) any sale or transfer to any party engaging in a Competing Transaction which has been approved by the Board of Directors of Seller.

     10. LISTING. If Seller Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NASDAQ/NMS or a national securities exchange, Seller, upon the request of the Company, will promptly file an application to list the shares of Seller Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS or a national securities exchange, as the case may be, and will use its best efforts to obtain approval of such listing as soon as practicable.

     11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Company, upon presentation and surrender of this Agreement at the principal office of Seller for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Seller Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Seller of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Seller will execute and deliver a new Agreement of like tenor and date.

     12. MISCELLANEOUS. (a) Expenses. Except as otherwise provided in Section 8, or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein or therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit the Company to acquire, or does not require Seller to comply with Section 7 hereof with respect to the full number of shares of Seller Common Stock as provided in Sections 2 and 7 (as adjusted pursuant to Section 6), it is the express intention of Seller to allow the Company to acquire or to require Seller to comply with Section 7 hereof with respect to such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin without regard to any applicable conflicts of law rules.

          (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       If to Seller to:
       Valley Bancorporation
       100 West Lawrence Street
       P.O. Box 1061
       Appleton, WI 54912-1061
       Telecopier: (414) 738-5120
       Attention: Peter M. Platten III
       with a copy to:
       Quarles & Brady
       411 East Wisconsin Avenue
       Milwaukee, WI 53202
       Telecopier: (414) 271-3552
       Attention: Bruce C. Davidson

       If to the Company to:
       Marshall & Ilsley Corporation
       770 North Water Street
       Milwaukee, WI 53202
       Telecopier: (414) 764-7788
       Attention: Gordon H. Gunnlaugsson
       with a copy to:
       Godfrey & Kahn, S.C.
       780 North Water Street
       Milwaukee, WI 53202
       Telecopier: (414) 273-5198
       Attention: Kenneth C. Hunt

          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that the Company may assign this Agreement to any wholly owned direct or indirect subsidiary of the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of and be enforceable solely by the parties and their respective successors and assigns.

          (i) Further Assurances. In the event of any exercise of the Option by the Company, Seller and the Company shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Seller and the Company have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first written above.

                                          VALLEY BANCORPORATION

                                          By:      /S/ PETER M. PLATTEN, III
                                              Name: Peter M. Platten, III
                                              Title: President and Chief
                                                     Executive Officer

                                          MARSHALL & ILSLEY CORPORATION

                                          By:          /S/ J. B. WIGDALE
                                              Name: J. B. Wigdale
                                              Title: Chairman of the Board and
                                                     Chief
                                                     Executive Officer

                                                                      APPENDIX C

              PROPOSED AMENDMENT TO MARSHALL & ILSLEY CORPORATION
                       RESTATED ARTICLES OF INCORPORATION

     1. Article III shall be amended by changing the number of authorized shares listed opposite Common Stock to read as follows:

                              DESIGNATION                          PAR VALUE    AUTHORIZED
                                OF CLASS                           PER SHARE      SHARES
        --------------------------------------------------------   ---------    -----------
        Common Stock............................................     $1.00      160,000,000

Except as set forth above, Article III shall remain in full force and effect without further amendment or modification.

     2. Article VI shall be amended as follows:

          (i) by deleting the second sentence of the first paragraph thereof in its entirety, which sentence states:

             "The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provisions of these Amended and Restated Articles of Incorporation applicable thereto) shall be not less than 8 nor more than 15 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office."

     and replacing said second sentence with the following:

             "The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provisions of these Amended and Restated Articles of Incorporation applicable thereto) shall be not less than 3 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office."

          (ii) by deleting the second sentence of the second paragraph thereof in its entirety, which sentence states:

             "Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that if the number of directors is increased, not more than two such newly created directorships may be filled by the directors in any period between annual meetings of shareholders."

     and replacing said second paragraph with the following:

             "Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director."

Except as set forth above, Article VI shall remain in full force and effect without further amendments or modification.

                                                                      APPENDIX D

                         [SALOMON BROTHERS LETTERHEAD]

                                          December 29, 1993

The Board of Directors
Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Marshall & Ilsley Corporation (the "Company") of the exchange ratio in the proposed merger (the "Merger") of Valley Bancorporation ("Valley"), with and into the Company, pursuant to the Agreement and Plan of Merger dated as of September 19, 1993 among the Company and Valley (the "Merger Agreement"). Under the terms of the Merger Agreement, each outstanding share of common stock, par value $0.50 per share, of Valley will be converted into 1.72 shares of common stock, par value $1.00 per share, of the Company (giving effect to Valley's 3-for-2 stock split effective August 27, 1993 payable to shareholders of record on August 6, 1993). You have informed us and we have assumed that the Merger will be accounted for as a pooling-of-interests and will constitute a tax-free transaction under the Internal Revenue Code.

As you are aware, Salomon Brothers Inc from time to time has provided investment banking and financial advisory services to the Company for which we have received customary compensation. Such services have included acting as agent for the Company's Medium Term Note Program and as a managing underwriter of an offering of subordinated debentures of the Company in 1993 for which we have received customary compensation. In addition, in the ordinary course of our business, we actively trade the debt and equity securities of the Company and Valley for our own account and for the accounts of our customers and, accordingly, at any time may hold a long or short position in such securities. We may also assist the Company in the divestiture of certain assets necessary

Marshall & Ilsley Corporation
December 29, 1993
Page 2

to obtain regulatory approval of the Merger, and it is expected that we would receive customary compensation for such services.

In arriving at our opinion, we have reviewed, among other things, the following:
(i) the Merger Agreement; (ii) the Joint Proxy Statement -- Prospectus in substantially the form to be sent to the Company's shareholders; (iii) the Annual Reports on Form 10-K of the Company and of Valley for each year in the three-year period ended December 31, 1992; (iv) the Quarterly Reports on Form 10-Q of the Company and of Valley for the three-month periods ended March 31, 1993, June 30, 1993 and September 30, 1993; (v) Reports on Form 8-K of the Company dated September 19, 1993, as amended, and of Valley dated September 19, 1993; (vi) certain other publicly available financial and other information concerning the Company and Valley, and the trading markets for the publicly traded securities of the Company and Valley; (vii) certain other internal information, including projections, relating to the Company and Valley, prepared by the managements of the Company and Valley and furnished to us for purposes of our analysis; and (viii) publicly available information concerning certain other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions we believe relevant to our inquiry. We have also met with certain officers and representatives of the Company and Valley to discuss the foregoing, as well as other matters we believe relevant to our inquiry.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted independently to verify the same. We have relied upon the managements of the Company and Valley as to the reasonableness and achievability of the projections (and the assumptions and bases therefor) provided to us, and we have assumed that such projections reflect the best currently available estimates and judgments of such managements and that such projections will be realized in the amounts and in the time periods currently estimated by such managements. We have also assumed, without independent verification, that the aggregate allowances for loan losses for the Company and Valley are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of the Company or Valley, nor have we examined any individual loan credit files. It is understood that we were retained by the Board of Directors of the Company, and that our opinion as expressed herein is limited to the fairness, from a financial point of view, to the shareholders of the Company of the

Marshall & Ilsley Corporation
December 29, 1993
Page 3

exchange ratio in the Merger and does not address the Company's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of the Company and Valley, including interest income, interest expense, net interest income, net interest margin, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for the Company and Valley; (ii) the assets and liabilities of the Company and Valley, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger and acquisition transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of the Company with respect to any approval of the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the exchange ratio in the Merger is fair, from a financial point of view, to the shareholders of the Company.

                                          Very truly yours,

                                          /s/ SALOMON BROTHERS INC

                                                                      APPENDIX E

                   [OPINION OF KEEFE, BRUYETTE & WOODS, INC.]

                                          December 30, 1993

The Board of Directors
Valley Bancorporation
100 West Lawrence Street
Appleton, Wisconsin 54912

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Valley Bancorporation ("Valley") of the exchange ratio in the proposed merger (the "Merger") of Valley with and into Marshall & Ilsley Corporation ("M&I"), pursuant to the Agreement and Plan of Merger dated as of September 19, 1993 between M&I and Valley (the "Agreement"). Under the terms of the Agreement, each outstanding share of common stock, $.50 par value, of Valley (the "Common Shares") will be converted into
1.72 shares of common stock, $1.00 par value, of M&I (the "Exchange Ratio").

     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Valley and M&I and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Valley and M&I for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Valley. We have acted exclusively for the Board of Directors of Valley in rendering this fairness opinion and will receive a fee from Valley for our services.

     In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Valley and M&I, including, among other things, the following: (i) the Agreement; (ii) the Registration Statement on Form S-4 filed by M&I to register the shares of its common stock to be issued in the Merger; (iii) Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 1992 of Valley and M&I; (iv) certain interim reports to shareholders of Valley and M&I and Quarterly Reports on Form 10-Q of Valley and M&I and certain other communications from Valley and M&I to their respective shareholders; (v) other financial information concerning the businesses and operations of Valley and M&I furnished to us by Valley and M&I for purposes of our analysis, including certain internal financial analyses and forecasts for Valley and M&I prepared by the senior management of Valley and M&I; (vi) plans for the combined company and the strategic objectives of the Merger with the senior executives of M&I and Valley; (vii) certain publicly available information concerning trading of, and the trading market for, the common stock of Valley and M&I; and (viii) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that we consider relevant to our inquiry.

Board of Directors
Valley Bancorporation
December 30, 1993

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not attempted independently to verify such information. We have relied upon the management of Valley and M&I as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We have also assumed, without independent verification, that the aggregate allowances for loan losses for Valley and M&I are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Valley or M&I, nor have we examined any individual loan credit files. Finally, you have informed us and we have assumed that the Merger will be recorded as a pooling of interests under generally accepted accounting principles.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Valley and M&I, including interest income, interest expense, net interest income, net interest margin, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Valley and for M&I; (ii) the assets and liabilities of Valley and M&I, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Shares.

                                          Very truly yours,

                                          [SIGNATURE]

                                          Keefe, Bruyette & Woods, Inc.

                                                                      APPENDIX F

                         MARSHALL & ILSLEY CORPORATION
                        1993 EXECUTIVE STOCK OPTION PLAN

1. PURPOSE OF THE PLAN.

     The purpose of the Plan is to promote the best interests of Marshall & Ilsley Corporation and its shareholders by providing key employees of Marshall & Ilsley Corporation and its Subsidiaries with an opportunity to acquire a proprietary interest in Marshall & Ilsley Corporation thereby providing a stronger incentive for them to put forth maximum effort for the continued success and growth of Marshall & Ilsley Corporation. In addition, the opportunity to acquire a proprietary interest in Marshall & Ilsley Corporation will aid in attracting and retaining key personnel.

2. DEFINITIONS.

     Unless the context otherwise requires, the following terms shall have the meanings set forth below:

     (a) "Cause" shall mean the discharge of an Employee on account of fraud or embezzlement against the Company or its Subsidiaries or serious and wilful acts of misconduct detrimental to the business of the Company or its Subsidiaries or their reputations.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Committee of the Board of Directors constituted as provided in Paragraph 4 of the Plan.

     (d) "Company" shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

     (e) "Employees" shall mean those individuals who are full-time employees of the Company or its Subsidiaries, from among whom the Committee may select the holders of Options.

     (f) "Holder" shall mean an Employee to whom an Option has been granted.

     (g) "Incentive Stock Option" shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

     (h) "Market Price" shall mean the closing sale price of a Share on the NASDAQ National Market System as reported in the Midwest Edition of the Wall Street Journal, or such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

     (i) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Nonstatutory Stock Option" shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code.

     (k) "Option" shall mean an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

     (l) "Option Agreement" shall mean the agreement between the Company and an Employee whereby an Option is granted to such Employee.

     (m) "Parent" shall mean a parent corporation of the Company as defined in
Section 424(e) of the Code.

     (n) "Plan" shall mean the 1993 Executive Stock Option Plan of the Company.

     (o) "Share" or "Shares" shall mean the $1.00 par value Common Stock of the Company.

     (p) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

     (q) "Triggering Event" shall mean any of the following: (A) the commencement by any person or group of persons, other than the Company or a Subsidiary, of a tender or exchange offer for twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company; (b) the acceptance by the Board of Directors of the Company of, or the public recommendation by the Board that the stockholders of the Company accept, an offer from any person or group of persons, other than the Company or a Subsidiary, to acquire twenty-five percent (25%) or more of either the outstanding shares of the common stock of the Company or the consolidated assets of the Company; (c) the acquisition, by any person or group of persons, of the beneficial ownership or the right to acquire beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company (the term "group" and "beneficial ownership" as used in this paragraph having the meanings assigned thereto in Section 13(d) of the 1934 Act and the regulations promulgated thereunder); or (d) the Company (or any Subsidiary or Subsidiaries in the aggregate representing at least 25% of the consolidated assets of the Company), shall have entered into an agreement with any person, or any person shall have filed a draft or final application or notice with the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency or any other federal or state regulatory agency for approval, to (i) merge or consolidate with, or enter into any similar transaction with, the Company or such Subsidiary, in which the Company or Subsidiary is not the survivor (ii) purchase, lease or otherwise acquire all or substantially all of the assets of the Company or such Subsidiary or (iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) or otherwise hold or own, securities representing twenty-five percent (25%) or more of the voting power of the Company or such Subsidiary.

3. SHARES RESERVED UNDER PLAN.

     The aggregate number of Shares which may be issued or sold under the Plan shall not exceed 3,000,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. Any Shares subject to an Option which expires or terminates for any reason (whether by voluntary surrender, lapse of time, termination of employment or otherwise) and is unexercised as to such Shares may again be the subject of an Option under the Plan. The Holder of an Option shall be entitled to the rights and privileges of ownership with respect to the Shares subject to the Option only after actual purchase and issuance of such Shares pursuant to exercise of all or part of an Option. No Employee shall be eligible to receive Options for Shares aggregating more than 600,000 of the Shares reserved under the Plan during the term of the Plan, subject to adjustment as provided in Paragraph 13 hereof.

4. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee. The Committee shall consist of not less than three members of the Board of Directors of the Company and shall be so constituted as to permit the Plan to comply with Rule 16b-3 under the 1934 Act, as such rule is currently in effect or as hereafter modified or amended ("Rule 16b-3"), Section 162(m) of the Code, or any successor rule or other statutory or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

     (b) The Committee shall have sole authority in its discretion, but always subject to the express provisions of the Plan, to determine the Employees to whom and the time or times at which Options shall be granted, the number of Shares to be subject to each Option, and the extent to which Options may be exercised in installments; to interpret the Plan; to prescribe, amend, and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective Option Agreements; and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Committee's determination of the foregoing matters shall be conclusive and binding on the Company, all Employees, all Holders, and all other persons.

5. ELIGIBILITY.

     Only Employees shall be eligible to receive Options under the Plan. In determining the Employees to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Committee in its discretion shall deem relevant. An Employee who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine. The Company shall effect the granting of Options under the Plan by execution of Option Agreements in such form as shall be approved by the Committee. No Option may be granted under the Plan to any person who is then a member of the Committee.

6. OPTIONS: GENERAL PROVISIONS.

     (a) Types of Options. Options to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option (as described in Paragraph 7) or a Nonstatutory Stock Option (as described in Paragraph 8). An Option Agreement executed pursuant to this Plan may include both an Incentive Stock Option and a Nonstatutory Stock Option. An Option Agreement executed pursuant to this Plan shall in no event provide for the grant of a tandem Option, wherein two Options are issued together and the exercise of one affects the right to exercise the other.

     (b) Option Exercise Price. The per share exercise price of the Shares under each Option granted pursuant to this Plan shall be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value per share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option.

     (c) General Exercise Period. No Option granted under this Plan shall provide for its exercise earlier than six (6) months from its date of grant. The Committee may, in its discretion, (i) require that a Holder be employed by the Company or a Subsidiary for a designated number of years prior to the exercise by the Holder of any Option or portion of an Option granted under this Plan or
(ii) impose additional restrictions on exercise of any Option. The Committee may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Holder, subject only to the terms of this Plan. Any of the foregoing requirements or limitations subsequently may be reduced or waived by the Committee in its discretion, unless such reduction or waiver is prohibited by the Code or other applicable law.

     (d) Vesting. If an Option Agreement provides that a Holder must be employed by the Company or a Subsidiary for a designated period before an Option becomes exercisable, such Option will become immediately exercisable upon the occurrence of a Triggering Event.

     (e) Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash or in Shares held by the Holder for more than six months. If the Employee elects to pay all or a part of the exercise price in Shares, such Employee may make such payment by delivering to the Company a number of Shares already owned by the Employee equal in value to the exercise price. All Shares so delivered shall be valued at their Market Price on the date delivered.

7. INCENTIVE STOCK OPTIONS.

     This Paragraph sets forth the special provisions that govern Incentive Stock Options granted under this Plan.

     (a) Maximum Calendar Year Grant to Any Employee. The aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under this Plan (and under all other plans of the Company or any Parent or Subsidiary qualifying under Section 422 of the Code) shall not exceed $100,000 per Employee, and/or any other limit as may be prescribed by the Code from time to time.

     (b) Grant and Exercise Period. No Incentive Stock Option shall (i) be granted after ten (10) years from the date this Plan is adopted by the Company's Board of Directors, or (ii) be exercisable after the expiration of ten (10) years from its date of grant. Every Incentive Stock Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

8. TERMINATION OF EMPLOYMENT.

     (a) Any Holder whose employment with the Company or a Subsidiary is terminated due to retirement on such Holder's normal retirement date (as defined in the M&I Retirement Growth Plan or any successor thereto) or due to early retirement with the consent of the Committee shall have one (1) year from the date of such termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, provided, however, that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant; and provided, further, that on the date of termination of employment, the Holder then had a present right to exercise such Option.

     (b) Any Holder whose employment with the Company or a Subsidiary is terminated due to disability (as defined in Section 22(e)(3) of the Code) shall have one (1) year from the date of termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant; and provided, further, that on the date of termination of employment, the Holder then had a present right to exercise such Option.

     (c) In the event of the death of a Holder while in the employ of the Company or a Subsidiary, any Option theretofore granted to such Holder shall be exercisable:

          (1) For one (1) year after the Holder's death, but in no event later than ten (10) years from its date of grant in the case of an Incentive Stock Option;

          (2) Only by the personal representative, administrator or other representative of the estate of the deceased Holder or by the person or persons to whom the deceased Holder's right under the Option shall pass by will or the laws of descent and distribution; and

          (3) Only to the extent that the deceased Holder would have been entitled to exercise such Option on the date of the Holder's death.

     (d) If a Holder's employment is terminated for a reason other than those specified above, the Holder shall have three (3) months from the date of termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject thereto (to the extent otherwise exercisable during the 3-month period). Notwithstanding the foregoing, (i) if a Holder's employment is terminated for Cause, to the extent an Option is not effectively exercised prior to such termination, it shall lapse immediately upon termination and (ii) if a Holder's employment is terminated in anticipation of, or as a result of, a Triggering Event which results in a transaction which will be accounted for using the pooling of interests accounting method, any Holder who is an executive officer for purposes of Section 16(b) of the 1934 Act shall have the greater of
(a) six (6) months and (1) day or (b) ten (10) business days following the release of 30 days of combined results of the Company and any acquiring company, to exercise any Option granted hereunder as to all or part of the Shares subject thereto.

     (e) The Committee may in its sole discretion increase the periods permitted for exercise of an Option following a termination of employment as provided in Subparagraphs 8(a), (b), (c), and (d), above if allowable under applicable law; provided, however, in no event shall an Incentive Stock Option be exercisable subsequent to ten (10) years after its date of grant.

     (f) The Plan shall not confer upon any Holder any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any Holder's employment at any time.

9. TRANSFERABILITY.

     Options granted to a Holder under this Plan shall be not transferable and during the lifetime of the Holder shall be exercisable only by the Holder. A Holder shall have the right to transfer the Options granted to such Holder upon such Holder's death, either by the terms of such Holder's will or under the laws of descent and distribution, subject to the limitations set forth in Paragraph 8 above, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Holder if still alive, except as otherwise expressly provided herein or as determined by the Committee.

10. EXERCISE.

     An Option Agreement may provide for exercise of its respective Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 8, above, no Option may be exercised unless the Holder is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. An Option shall be exercisable by a Holder's giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Holder of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

11. SECURITIES LAWS.

     Each Option Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws.

12. ADJUSTMENT PROVISIONS.

     If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of Shares outstanding, or shall effect a spin-off, split-off, or other distribution of assets to shareholders, without receiving consideration therefor in money, services or property, the number of Shares then remaining subject to or available for Options, including Shares as to which Options have been granted but which remain unexercised and Shares reserved for Options, shall be appropriately adjusted by the Company's Board of Directors upon the recommendation of the Committee, subject to the express terms and conditions of this Plan. The limitation on the number of Options for shares which may be awarded to any Employee contained in Paragraph 3 hereof shall be adjusted in the same manner.

     Subject to any required action by the Company's shareholders, if the Company shall be a party to any merger or consolidation in which the Company is not the surviving corporation or any other transaction or series of transactions which has a reasonable likelihood or a purpose of causing the Shares to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association, or registered under Section 12 of the 1934 Act, each outstanding Option shall pertain to and apply to the securities which a Holder of the number of Shares subject to the Option would have been entitled to receive pursuant to such transaction, with any such adjustment in the exercise price as the Committee shall deem appropriate. A dissolution of the Company or a sale of all or substantially all of the assets and property of the Company shall cause each outstanding Option to terminate forthwith; provided, however, that the Holders of outstanding Options may exercise such Options to the extent exercisable immediately prior to such dissolution or sale.

13. TIME OF GRANTING.

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company and no action taken by the Committee shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed by and on behalf of the Company.

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

14. TAXES.

     The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the grant or exercise of any Option under the Plan, and the Company may defer making delivery with respect to Shares obtained pursuant to exercise of any Option, until arrangements satisfactory to it have been made with respect to any such withholding obligations. An Employee exercising a Nonstatutory Stock Option may, at his election, satisfy his obligation for payment of withholding taxes either by having the Company retain a number of Shares having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Employee having an aggregate Market Price on the date the Shares are delivered equal to the amount of the withholding tax.

15. EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective, upon approval of the Company's Compensation Committee and the Board of Directors on December 16, 1993, subject to ratification of the Plan by the vote of the holders of a majority of Shares present or represented and entitled to vote at an annual or special meeting thereof duly called and held.

16. TERMINATION AND AMENDMENT.

     Unless the Plan shall theretofore have been terminated as hereinafter provided, no Incentive Stock Option hereunder shall be granted after December 15, 2003. The Plan may be terminated, modified or amended by the affirmative vote of the holders of a majority of the Shares of the Company present, or represented, and entitled to vote at a meeting of the shareholders of the Company. The Board of Directors of the Company may also terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, unless otherwise permitted under the federal securities laws, without further approval of the shareholders of the Company, adopt any amendment to the Plan which would cause the Plan to no longer comply with Rule 16b-3, or any successor rule or other regulatory requirements. No termination, modification or amendment of the Plan may, without the consent of the Holder, adversely affect the rights of such Holder under an outstanding Option then held by the Holder.

17. RULE 16B-3

     (a) It is intended that the Plan and any award made to a person subject to
Section 16 of the 1934 Act, and any transaction or election hereunder by any such person, meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award under, or would not comply with, Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

     (b) Any election by an Employee subject to Section 16 of the 1934 Act, pursuant to paragraphs 6(c) or 15 hereof, may be made only during such times as permitted by Rule 16b-3 and may be disapproved by the Committee at any time after the election.

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